Filed Pursuant to Rule 424(b)(3)

Registration No.  333-255702

USVC VENTURE CAPITAL ACCESS FUND
Common Shares of Beneficial Interest
$500 minimum purchase

USVC Venture Capital Access Fund (the “Fund”, “we”, “our” or “us”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end, management investment company. The Fund was initially organized as a Delaware limited liability company on April 8, 2021 and was subsequently converted into a Delaware statutory trust on August 7, 2025. The common shares of beneficial interest of the Fund (the “Shares”) will be continuously offered under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The Fund intends to qualify and to elect to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund is designed principally for long-term investors and not as a trading vehicle.

This Prospectus applies to the offering of Shares of the Fund. The Fund is offering $1 billion of Shares on a continuous basis under the registration statement to which this Prospectus relates. The Shares will be offered on a continuous basis at the Fund’s net asset value (“NAV”) per Share next calculated after receipt of the purchase in good order.

Although Strawberry Tree Management Company LLC (the “Investment Adviser”) intends to recommend that, in normal market conditions, the Fund’s Board of Trustees conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets, Shares will not be redeemable at an investor’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his, her or its Shares. Investors should consider the Fund’s Shares to be illiquid. The Fund’s Board of Trustees may decide not to conduct quarterly repurchase offers.

The Fund’s investment objective is long-term capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in interests of venture capital funds (“Investment Vehicles”), which will principally hold equity securities (e.g., common and/or preferred stock, equity-linked securities convertible into such equity securities), without restriction to market capitalization, and in underlying private growth-oriented companies (“Portfolio Companies”, and together with Investment Vehicles, “Portfolio Investments”). Investment Vehicles may include special purpose vehicles that are entities formed to purchase securities of a single Portfolio Company. Private growth-oriented companies are private companies that the Fund’s Investment Adviser believes, at the time of investment, have the potential for significant growth. The Fund intends to focus on companies innovating or enabling innovation in sectors being transformed by technology. These include, without limitation, information technology, artificial intelligence, life sciences, telecommunications and media, biotechnology, energy, education, healthcare, consumer and retail, mobile internet, digital entertainment and ecommerce, cloud computing, transportation, semiconductors, robotics, logistics and infrastructure, defense, gaming and financial services. Portfolio Investments may partially hold digital assets and cryptocurrencies. Digital assets and cryptocurrencies (also called “crypto assets”) are digital tokens or coins that are secured by cryptography, typically using blockchain technology, enabling decentralized transactions and ownership verification. The term “blockchain” refers to a peer-to-peer distributed ledger that is secured using cryptography. A distributed ledger is a shared electronic database where information is recorded and stored across multiple computers; a blockchain is one type of distributed ledger. Digital assets and cryptocurrencies include things like tokens used in apps, coins used to power networks and assets sold in coin offerings. The Fund does not intend to directly invest in digital assets or cryptocurrencies. The Fund may directly purchase equity securities in Portfolio Companies or purchase such securities through secondary transactions, without restriction to market capitalization and interests in private fund general partners. The Fund expects to acquire fund interests through new subscriptions, as well as the acquisition of existing fund interests in secondary transactions, and may invest in Investment Vehicles that utilize the AngelList platform, a technology platform that offers technology infrastructure and administration services to private funds, operated by AL Advisors Management Inc. and its affiliates (the “Platform”) for fund administration. The Fund will generally hold Portfolio Investments until a liquidity event or dissolution event with respect to such Portfolio Investment occurs. Notwithstanding the foregoing, the Fund may sell securities of Portfolio Investments from time to time if, in the judgment of the Investment Adviser, it is necessary to further the best interests of the Fund.

The Fund’s ability to implement this investment strategy is subject to the ability of the Fund’s Investment Adviser to identify and acquire the securities of Portfolio Investments. While the Fund seeks to provide broad-based access to Investment Vehicles with exposure to private growth-oriented companies, it may from time to time hold positions in specific Investment Funds or rapidly appreciating Portfolio Investments.

The Fund is a “non-diversified” investment company, and, as such, the Fund may invest a greater percentage of its assets in the securities of a single issuer than investment companies that are “diversified.” See “Risk Factors.” The Fund has a fundamental concentration policy to invest at least 25% of its total assets in companies in the information technology sector, which includes, but is not limited to, companies whose products or services are focused on financial technology, biotechnology, clean and green technology, social media and other internet- and application-based technology, artificial intelligence-related applications, education technology and other technological uses, services, products and advances. Under normal circumstances, the Fund will invest at least 80% of its net assets plus any borrowings for investment purposes (measured at the time of purchase) in investments of U.S. venture capital funds and private growth-oriented companies.

For a more detailed description of these policies, please refer to the section entitled “Investment Objective, Strategies, Methodology and Policies.”

A significant portion of the Fund’s investments may be held through SPVs. SPVs are vehicles organized by third-party managers that are designed to provide the Fund and other accredited investors access to securities of an individual private company through a private offering of securities exempt from registration pursuant to Regulation D under the Securities Act. The Fund will not have control rights in any of the SPVs in which the Fund may invest. The types of SPVs in which the Fund may invest may charge upfront broker fees as well as management fees and carry; however, the majority of the SPVs in which the Fund may invest will charge no ongoing management fees. Third-party managers (who may be affiliates of venture capital firms or private fund managers) that form SPVs source investment opportunities through relationships they have with other market participants, which may include shareholders of private companies. All members of an SPV have limited rights, which are documented in the applicable governing documents of the SPV, subject to the terms of any side letters entered into between an investor and the manager of the SPV. The Fund may invest in a newly-formed SPV or, in certain circumstances, may acquire the interests of an existing investor in an SPV. Members of SPVs generally pay fees to cover operating and offering-related costs. The value of an SPV investment generally equals the fair value of its underlying securities, after discounting to take into account any fees paid to the SPV. Therefore, the fair value of investments in SPVs may differ from the value of the underlying securities were the Fund to hold such securities directly. Investments in SPVs are common in the venture capital industry and are an efficient way to pool capital with other investors in order to invest in a single issuer through the ownership of interests in the SPV. SPVs that the Fund may invest in are not controlled by the Fund and are not subsidiaries.

Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor’s option nor will they be exchangeable for Shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his, her or its Shares. The Investment Adviser intends to recommend that, in normal market conditions, the Fund’s Board of Trustees conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets. See “Quarterly Repurchases of Shares.”

The Fund does not currently intend to list its Shares for trading on any national securities exchange, and there is not expected to be any secondary trading market in the Shares. The Shares are therefore not readily marketable. Even though the Fund may make quarterly repurchase offers to repurchase a portion of the Shares to provide some liquidity to Shareholders, you should consider the Shares to be illiquid. This risk may be even greater for Shareholders expecting to sell their Shares in a relatively short period during the Fund’s continuous offering. The Fund is not suitable for investors who cannot bear the risk of loss of all or part of their investment, or who need a reasonable expectation of being able to liquidate all or a portion of their investment in a particular time frame. The Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment. See “Risk Factors.”

An investment in the Fund is also subject to, among others, the following risks:

●	The Fund’s Shares have no history of public trading, and you should not expect to be able to sell your Shares other than through the Fund’s repurchase policy, regardless of how the Fund performs.

●	The Fund does not intend to list its Shares on any securities exchange during the continuous offering, and the Fund does not expect a secondary market in the Shares to develop.

●	The Fund invests in private funds which are subject to certain risks including those related to illiquidity, indirect fees, valuation, limited operating histories and limited information regarding underlying investments. See “Private funds provide greater flexibility than registered funds but tend to be more illiquid and highly speculative.”

As a result of the foregoing, an investment in the Fund’s Shares is not suitable for investors that require liquidity, other than liquidity provided through the Fund’s repurchase policy. The Investment Adviser will publish the daily calculated NAV of the Fund’s Shares on its website at www.usvc.com.

The amount of distributions that the Fund may pay, if any, is uncertain.

Investing in the Fund’s Shares involves substantial risks. Prospective investors should refer to the risk factors discussed in the section entitled “Risk Factors” prior to making an investment in the Fund.

Certain conflicts of interest involving the Fund and its affiliates could impact the Fund’s investment returns and limit the flexibility of its investment policies. Prospective investors should review the conflicts of interest described in the section entitled “Conflicts of Interest” prior to making an investment in the Fund.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

If you purchase Shares of the Fund, you will become bound by the terms and conditions of the Declaration of Trust and By-Laws of the Fund. Copies of the Declaration of Trust and By-Laws have been filed as exhibits to this Prospectus with the SEC.

The Fund intends to offer the Shares in a continuous offering. The offering price for the Shares will be equal to the NAV per Share plus any applicable sales load. The Fund’s Shares will be offered through ALPS Distributors, Inc. and North Capital Private Securities Corporation (each, a "Distributor" and together, the "Distributors"). In addition, certain institutions (including banks, trust companies, brokers and investment advisers) will be authorized to accept, on behalf of the Fund, purchase orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders.

	(Initial) Price to Public	Proceeds to Registrant
Per Share	Current NAV, plus a sales load up to 3%(2)	Current NAV
Total Minimum	$500.00(3)	$500.00
Total Maximum(1)	Up to $1,000,000,000.00	Up to $970,000,000.00

(1)	Assumes sale of all Shares currently registered at the initial NAV. The Shares are offered (i) at an initial offering price of $20.00 per Share, which will be (on a dollar-for-share basis) the NAV per Share as of the date that the Fund’s registration statement on Form N-2 became effective, and (ii) thereafter, at the NAV per Share next calculated after the request to purchase Shares is received and accepted by or on behalf of the Fund. No arrangements have been made to place funds in the offering in an escrow, trust, or similar arrangement.

(2)	An investor purchasing Shares may be charged a sales load of up to 3% of the investor’s subscription. The table assumes the maximum sales load is charged.

(3)	The total minimum initial investment per investor is $500.00. The Fund reserves the right to waive the investment minimum.

This Prospectus sets forth concisely the information about the Fund that a prospective investor ought to know before investing. You should obtain and read the Prospectus and any related Prospectus supplement prior to purchasing any of the Fund’s securities and retain such materials for future reference. A Statement of Additional Information (“SAI”), dated October 29, 2025, as may be amended, supplemented or restated from time to time, regarding the Fund and its Shares, is incorporated by reference into this Prospectus. A copy of this Prospectus (including the SAI) or the Fund’s annual or semi-annual reports to shareholders may be obtained without charge by calling the Fund toll-free at (888) 200-4361. Shareholder inquiries should also be directed to the Fund by using such toll-free number. This Prospectus, the SAI, and the Fund’s annual and semi-annual reports are all available upon request and without charge on the Fund’s website (www.usvc.com). Information on the Fund’s website is not incorporated herein by reference. Additional information about the Fund has been filed with the Securities and Exchange Commission (“SEC”) and is available upon written or oral request and without charge. The Fund’s filings with the SEC, including the registration of which this Prospectus and the SAI are a part and other material incorporated by reference and information regarding the Fund, also are available to the public on the SEC’s Internet website at www.sec.gov.

Prospective investors should not construe the contents of this Prospectus as legal, tax, financial, or other advice. Each prospective investor should consult with their own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

The date of this Prospectus is October 29, 2025.

No broker-dealer, salesperson or other person is authorized to give an investor any information or to represent anything not contained in this Prospectus. As a prospective investor, you must not rely on any unauthorized information or representations that anyone provides to you. This Prospectus is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under the circumstances and in jurisdictions where and to persons to which it is lawful to do so. The information contained in this Prospectus is current only as of the date of this Prospectus.

PROSPECTUS SUMMARY

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in USVC Venture Capital Access Fund (the “Fund”, “we”, “our” or “us”). Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this Prospectus and the statement of additional information (the “SAI”), which should be retained by any prospective investor.

The Fund	The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund was initially organized as a Delaware limited liability company on April 8, 2021 and was subsequently converted into a Delaware statutory trust on August 7, 2025. Shares of beneficial interest of the Fund (the “Shares”) will be continuously offered under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering; Initial Price per Share; Maximum Offering; Minimum Investment

The Fund is offering $1 billion of Shares on a continuous basis at the initial net asset value (“NAV”) of $20.00 per Share and thereafter determined after receipt of an order to purchase Shares. The initial offering date for subscriptions for Shares is currently anticipated to be on or about the date that the Fund’s registration statement on Form N-2 became effective. Thereafter, Shares will be offered on a continuous basis at the Fund’s NAV per Share next calculated after receipt of a purchase in good order plus any applicable sales load. A purchase will be deemed to have been received in good order if the application for Shares has been completed in accordance with the instructions provided to the investor and meets the required minimum purchase amount.

The minimum initial investment of each investor is Shares with a value of at least $500. The Fund reserves the right to waive the investment minimum. There is no minimum investment for subsequent investments. The Fund’s Board of Trustees (the “Board of Trustees” and each member of the Board of Trustees, a “Trustee”), in its sole discretion, may vary the investment minimums from time to time but will not reduce the initial investment minimum to under $500.

The Fund’s Shares are offered through the Fund’s distributors, ALPS Distributors, Inc. and North Capital Private Securities Corporation (each, a "Distributor" and together, the "Distributors"). In addition, certain institutions (including banks, trust companies, brokers and investment advisers) will be authorized to accept, on behalf of the Fund, purchase orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders (“Authorized Institutions”).

This is not a “firm commitment” offering in which an underwriter has committed to sell a pre-determined number of Shares to investors.

See “Subscription for Shares” and “Plan of Distribution – How to Purchase Fund Shares.”

The Investment Adviser

Under the supervision of the Board of Trustees and pursuant to an investment advisory agreement (the “Investment Advisory Agreement”), Strawberry Tree Management Company LLC (the “Investment Adviser”), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as investment adviser to the Fund.

The Investment Adviser was formed in December 2023 as a Delaware limited liability company, and registered with the SEC under the Advisers Act in March 2024. The Investment Adviser manages multiple investment vehicles, and as of September 23, 2025 had in the aggregate approximately $329 million under management. The Investment Adviser has no previous experience managing a closed-end, registered investment company.

Pursuant to the Investment Advisory Agreement, the Investment Adviser is responsible for developing, implementing and supervising the Fund’s investment program and providing day-to-day management services to the Fund.

The Investment Adviser also provides office space, telephone services and utilities, and administrative, secretarial, clerical and other personnel as necessary to provide the services required to be provided under the Investment Advisory Agreement.

At a meeting of the Board of Trustees held on October 29, 2025, the Board, including a majority of the Independent Trustees (as defined below), approved a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Fund and the Adviser. The Board also determined to recommend to the Fund’s shareholder(s) that they approve the New Investment Advisory Agreement. After considering the Board’s recommendation, the holder of the Fund’s outstanding voting securities as of October 29, 2025 approved the New Investment Advisory Agreement by written consent, effective on or about November 30, 2025. The New Investment Advisory Agreement is the same in all material respects to the current Investment Advisory Agreement.

Investment Objective and Principal Strategies

Investment Objective and Principal Strategies. The Fund’s investment objective is long-term capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in interests of venture capital funds (“Investment Vehicles”), which will principally hold equity securities (e.g., common and/or preferred stock, equity-linked securities convertible into such equity securities), without restriction to market capitalization, and in underlying private growth-oriented companies (“Portfolio Companies”, and together with Investment Vehicles, “Portfolio Investments”). Investment Vehicles may include special purpose vehicles (“SPVs”) that are entities formed to purchase securities of a single Portfolio Company. Private growth-oriented companies are private companies that the Fund’s Investment Adviser believes, at the time of investment, have the potential for significant growth. The Fund intends to focus on companies innovating or enabling innovation in sectors being transformed by technology. These include, without limitation, information technology, artificial intelligence, life sciences, telecommunications and media, biotechnology, energy, education, healthcare, consumer and retail, mobile internet, digital entertainment and ecommerce, cloud computing, transportation, semiconductors, robotics, logistics and infrastructure, defense, gaming and financial services. Portfolio Investments may partially hold digital assets and cryptocurrencies. Digital assets and cryptocurrencies (also called “crypto assets”) are digital tokens or coins that are secured by cryptography, typically using blockchain technology, enabling decentralized transactions and ownership verification. The term “blockchain” refers to a peer-to-peer distributed ledger that is secured using cryptography. A distributed ledger is a shared electronic database where information is recorded and stored across multiple computers; a blockchain is one type of distributed ledger. Digital assets and cryptocurrencies include things like tokens used in apps, coins used to power networks and assets sold in coin offerings. The Fund does not intend to directly invest in digital assets or cryptocurrencies. The Fund may directly purchase equity securities in Portfolio Companies or purchase such securities through secondary transactions, without restriction to market capitalization and interests in private fund general partners. The Fund expects to acquire fund interests through new subscriptions, as well as the acquisition of existing fund interests in secondary transactions, and may invest in Investment Vehicles that utilize the AngelList platform, a technology platform that offers technology infrastructure and administration services to private funds, operated by AL Advisors Management Inc. and its affiliates (the “Platform”) for fund administration. The Fund will generally hold Portfolio Investments until a liquidity event or dissolution event with respect to such Portfolio Investment occurs. Notwithstanding the foregoing, the Fund may sell securities of Portfolio Investments from time to time if, in the judgment of the Investment Adviser, it is necessary to further the best interests of the Fund.

The Fund’s ability to implement this investment strategy is subject to the ability of the Fund’s Investment Adviser to identify and acquire the securities of Portfolio Investments. While the Fund seeks to provide broad-based access to Investment Vehicles with exposure to private growth-oriented companies, it may from time to time hold positions in specific Investment Funds or rapidly appreciating Portfolio Investments.

The Fund is a “non-diversified” investment company, and, as such, the Fund may invest a greater percentage of its assets in the securities of a single issuer than investment companies that are “diversified.” See “Risk Factors.” The Fund has a fundamental concentration policy to invest at least 25% of its total assets in companies in the information technology sector, which includes companies whose products or services are focused on financial technology, biotechnology, clean and green technology, social media and other internet- and application-based technology, artificial intelligence-related applications, education technology and other technological uses, services, products and advances. Under normal circumstances, the Fund will invest at least 80% of its net assets plus any borrowings for investment purposes (measured at the time of purchase) in investments of U.S. venture capital funds and private growth-oriented companies. A U.S. issuer is an issuer economically tied to the United States. In determining whether an issuer is economically tied to the United States, the Investment Adviser will consider whether the issuer:

●	Has a class of securities whose principal securities market is in the United States;

●	Has its principal office in the United States;

●	Derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in the United States; or

●	Maintains 50% or more of its assets in the United States.

For a more detailed description of these policies, please refer to the section entitled “Investment Objective, Strategies, Methodology and Policies.”

We expect that our Portfolio Investments may require several years to appreciate in value, and we can offer no assurance that such appreciation will occur. Due to the illiquid nature of most of our Portfolio Investments and transfer restrictions that equity securities are typically subject to, we may not be able to sell these securities at times when we deem it necessary or appropriate to do so, or at all.

The equity securities in which we invest directly or indirectly will often be subject to drag-along rights, which permit a majority stockholder in the company to force minority stockholders to join a company sale (which may be at a price per share lower than our direct or indirect cost basis). Such drag-along rights could permit other stockholders, under certain circumstances, to force us or the Investment Vehicles in which we invest to liquidate our or their position in a particular Portfolio Company at a specified price, which could be, in our opinion, inadequate or undesirable or even below our or the relevant Investment Vehicle’s cost basis. In addition, we will often be subject, either indirectly through Investment Vehicle holdings or directly through ownership of securities in Portfolio Companies, to lock-up provisions that prohibit us or the applicable Investment Vehicle from selling our equity investments into the public market for specified periods of time after IPOs of a direct or indirect Portfolio Company, typically 180 days. As a result, the market price of securities that we hold, directly or indirectly, may decline substantially before we (or the investment advisers of the applicable Investment Vehicles) are able to sell these securities following an IPO.

Certain of the Fund’s investments may partially hold digital assets and cryptocurrencies. Each investment of the Fund will be subject to the Investment Adviser’s review. The Investment Adviser will use proprietary methodology and data constructions to seek to efficiently identify and construct a broad portfolio of Investment Vehicles with exposure to growth-oriented investments. The criteria described above, together with the availability of the securities and their applicability for inclusion in the Fund’s portfolio, taking into account the Fund’s overall composition of the Fund’s portfolio and other salient investment factors, will inform the Investment Adviser’s decision to purchase a security on behalf of the Fund. The Fund also expects to invest in the securities of Portfolio Investments other than those using the Platform. In addition, although the Investment Adviser may from time to time elect to sell Portfolio Investments, the Fund does not expect to engage in significant selling activity in Portfolio Investment securities other than upon or subsequent to a liquidity event of a Portfolio Company, such as an IPO or a merger or acquisition transaction.

A significant portion of the Fund’s investments may be held through SPVs. SPVs are vehicles organized by third-party managers that are designed to provide the Fund and other accredited investors access to securities of an individual private company through a private offering of securities exempt from registration pursuant to Regulation D under the Securities Act. The Fund will not have control rights in any of the SPVs in which the Fund may invest. The types of SPVs in which the Fund may invest may charge upfront broker fees as well as management fees and carry; however, the majority of the SPVs in which the Fund may invest will charge no ongoing management fees. Third-party managers (who may be affiliates of venture capital firms or private fund managers) that form SPVs source investment opportunities through relationships they have with other market participants, which may include shareholders of private companies. All members of an SPV have limited rights, which are documented in the applicable governing documents of the SPV, subject to the terms of any side letters entered into between an investor and the manager of the SPV. The Fund may invest in a newly-formed SPV or, in certain circumstances, may acquire the interests of an existing investor in an SPV. Members of SPVs generally pay fees to cover operating and offering-related costs. The value of an SPV investment generally equals the fair value of its underlying securities, after discounting to take into account any fees paid to the SPV. Therefore, the fair value of investments in SPVs may differ from the value of the underlying securities were the Fund to hold such securities directly. Investments in SPVs are common in the venture capital industry and are an efficient way to pool capital with other investors in order to invest in a single issuer through the ownership of interests in the SPV. SPVs that the Fund may invest in are not controlled by the Fund and are not subsidiaries.

The Fund’s ability to implement its investment strategy is subject to the ability of the Fund’s Investment Adviser to identify and acquire the securities of Investment Vehicles (and, when applicable, directly in Portfolio Companies). While the Fund is pursuing a broad-based investment strategy, the Fund is a “non-diversified” investment company, and, as such, the Fund may invest a greater percentage of its assets in the securities of a single issuer than investment companies that are “diversified.”

For a complete discussion of the risks involved with our investments, please read the section entitled “Risk Factors”.

The Fund has a fundamental concentration policy to invest at least 25% of its total assets in companies in the information technology sector, which includes, but is not limited to, companies whose products or services are focused on financial technology, biotechnology, clean and green technology, social media and other internet- and application-based technology, artificial intelligence-related applications education technology and other technological uses, services, products and advances (the “Fundamental Concentration Policy”). The Fund may also have significant holdings in cash and cash equivalents. For purposes of determining compliance with the Fundamental Concentration Policy, the Fund will consider the underlying holdings held by Investment Vehicles and may determine whether a particular underlying holding is in the information technology sector in any reasonable manner that is consistent with SEC guidance.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. Subject to the provisions of the 1940 Act, the Fund’s investment objective and investment strategies may be changed by the Board of Trustees without the vote of a majority of the Fund’s outstanding voting securities. Notice will be provided to shareholders of the Fund (“Shareholders”) prior to any such change in accordance with the 1940 Act.

Use of Proceeds	The Fund expects that the net proceeds of the continuous offering will be invested in accordance with its investment objective and principal strategies as soon as possible after receipt thereof, subject to the Investment Adviser’s ability to identify and acquire the securities of Portfolio Investments.

Summary of Risk Factors

The following is a discussion of the principal risks of investing in the Fund. Please refer to the section of the Prospectus titled “Risk Factors” for a more detailed discussion of the principal risk factors related to the Fund and the continuous offering of Shares.

Illiquidity of Fund Shares—There is presently no market for the Fund’s Shares, which are highly illiquid and currently can be sold by Shareholders only in the quarterly repurchase program of the Fund, which is at the sole discretion of the Board; unless and until a secondary market for the Fund’s Shares develops, which the Fund has no reason to anticipate at this time, you will not be able to control the timing or the number of Shares which you desire to sell. The Fund’s Shares have no history of public trading, nor is it intended that they will be listed on a public exchange at this time.

Even though the Fund may make quarterly repurchase offers, investors should consider the Fund’s Shares to be illiquid. There is no guarantee that you will be able to sell the amount of Shares that you wish to tender in connection with a given repurchase offer. Shareholders may tender more Shares than the Fund has offered to repurchase. If so, the Fund will repurchase the Shares tendered on a pro rata basis, if at all, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, it is possible that not all Shares that are tendered in a repurchase offer will be repurchased. There is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a given year, thereby increasing the likelihood that a proration will occur. Each of these factors may further limit the liquidity of the Fund’s Shares.

Potential Illiquidity of the Fund’s Investments—The Fund intends to invest principally in securities of private funds and SPVs and private companies that are thinly traded and less liquid than other investments, or whose liquidity decreases in response to market developments or adverse investor perceptions. These securities may also be subject to “lock-up agreements” restricting their sale. As a result, upon or subsequent to a liquidation event of a Portfolio Company, the Fund, or the management of the relevant Investment Vehicle, as applicable, may not be able to sell an investment, or a portion of an investment, when the Investment Adviser (or the investment adviser of such Investment Vehicle) believes that doing so would maximize returns. In addition, because private company and private fund securities are thinly traded, such securities may display especially volatile or erratic price movements, sometimes in response to relatively small changes in investor supply or demand or other market conditions. As a result, even if the investment adviser of the applicable Investment Vehicle is able to sell its Portfolio Company securities on behalf of such Investment Vehicle when it desires to do so (or the Investment Adviser is able to sell Portfolio Company securities on behalf of the Fund when it desires to do so), the Fund or such Investment Vehicle may have to accept a lower price than the price determined by the Fund for such securities in accordance with its valuation procedures.

The inability to sell one or more portfolio positions, directly or indirectly, can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. If the Fund or an Investment Vehicle is forced to sell securities at an unfavorable time and/or under unfavorable conditions, such sales may also adversely affect the Fund’s NAV.

Alternatively, because securities of private companies are generally limited in number, the Fund or the applicable Investment Vehicle may pay a higher price for securities of companies the Investment Adviser or the investment adviser of such Investment Vehicle believes to be promising. Paying such a premium may adversely affect the Fund’s returns.

Private Funds Generally—Private funds typically provide greater flexibility than traditional investment funds that are registered under the 1940 Act with respect to the types of securities that may be owned, the types of trading strategies employed, including with respect to transactions with affiliates, and, in some cases, the amount of leverage that can be used. Accordingly, securities of the Investment Vehicles, as well as the Portfolio Companies in which the Investment Vehicles invest, tend to be more illiquid and highly speculative. Private funds have complex fee structures, including performance fees, that are broader than what is permitted for registered funds, and Shareholders may pay these fees indirectly by investing in this Fund. Furthermore, the Fund may have challenges in monitoring operations and performance of private funds due to the inability to access information about private fund investments and valuations. The Fund can only value private funds at NAV if permitted by applicable accounting standards.

Additionally, the Fund may make secondary investments in Investment Vehicles. Secondary investments refer to investments in Investment Vehicles through the acquisition of an existing interest by one investor from another in a negotiated transaction. In so doing, the buyer will acquire the existing interest and take on any future funding obligations in exchange for future returns and distributions. Secondary investments include the growing general partner led secondary market, which has evolved toward sales of a portion of a portfolio, or a specific asset, and continuation vehicles with general partners structuring a vehicle that allows for continued participation in the growth of the remaining assets, or a specific asset, beyond a fund’s traditional exit time frame. Secondary investments may also include newly established Investment Vehicles that are fully funded at the time of the Fund’s acquisition. Secondary investments may be acquired at a discount to an Investment Vehicle’s NAV. As a result, secondary investments acquired at a discount may result in unrealized gains at the time the Fund next calculates its daily NAV, since any such discounted secondary investment will be marked to its net asset value, which may be a price that is higher than its acquisition cost. If such unrealized gains are realized upon the Fund’s disposition of secondary investments, the Fund may generate distributable gains that are taxable to shareholders. Accordingly, the overall performance and net asset value of the Fund may be significantly impacted by the acquisition price paid by the Fund for its investments in secondaries. Because secondary investments are generally made when an Investment Vehicle has exited its initial investment period (typically three to seven years after the fund commences operations) and has deployed a significant portion of its capital into portfolio companies, secondary investments are viewed as more mature investments with greater certainty of portfolio construction and better visibility to the timing of future expected cash flows.

The Information Technology Sector—The information technology sector in which the Fund will principally invest, directly or indirectly, is subject to many risks, including volatility, intense competition, decreasing life cycles, product obsolescence, changing consumer preferences and periodic downturns. The Fund’s performance may be closely tied to the performance of information technology issuers and, as a result, the Fund will be sensitive to changes in, and its performance may depend to a greater extent on, factors impacting this sector. The revenues, income (or losses) and valuations of companies in the information technology sector can and often do fluctuate suddenly and dramatically. In addition, because of rapid technological change, the average selling prices of products and some services provided by companies in the information technology sector have historically decreased over their productive lives. As a result, the average selling prices of products and services offered by the companies underlying the Fund’s Portfolio Investments that operate in the information technology sector may decrease over time, which could adversely affect their operating results and, correspondingly, the value of any securities that the Fund may hold directly or indirectly therein.

Valuation—The Fund’s NAV will be based on the value of its securities. Where reliable public market prices are available for those securities, the Investment Adviser will rely on those prices. However, in light of its investment strategy to invest, directly or through Investment Vehicles, in private companies, the Fund expects that in most cases (other than subsequent to an IPO transaction involving a Portfolio Company) public market prices will not be available for the Fund’s portfolio securities, and, where private market prices are available, such prices may be unreliable, or such securities will be illiquid. At any point in time, there may be few recent purchase or sale transactions or offers on private markets on which to base the value of a given private security. In addition, the prices reflected in recent private transactions or offers may be extremely sensitive to changes in supply or demand, including changes fueled by investor perceptions or other conditions. See “Determination of Net Asset Value.”

In these cases, which the Fund expects will be in most circumstances, the Fund’s investments will be valued by the Investment Adviser, pursuant to fair valuation procedures and methodologies approved by the Board of Trustees. The Board of Trustees has designated the Investment Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act. While the Investment Adviser will use good faith efforts to determine the fair value of the Fund’s securities, value will be dependent on the judgment of the Investment Adviser. The Investment Adviser may also rely to some extent on information provided by the underlying companies or funds, which may not be timely or comprehensive. In addition, such information may not be available because it is difficult to obtain financial and other information with respect to private companies and private funds, and even where the Fund is able to obtain such information, there can be no assurance that it is complete or accurate. From time to time, the Fund may determine that it should modify its estimates or assumptions, as new information becomes available. As a consequence, the value of the securities, and therefore the Fund’s NAV, may vary. This may adversely affect Shareholders.

Because valuation of the private securities will be difficult, the Fund may also not be able to sell these securities at the prices at which they are carried on the Fund’s books, or may have to delay their sale in order to do so. This may in turn adversely affect the Fund’s NAV. See “Determination of Net Asset Value.”

Organizational Expenses—The Investment Adviser will incur the costs of the Fund’s organization (subject to the Expense Reimbursement Agreement, as discussed below), and therefore early investors in the Fund may bear a greater proportion of the Fund’s organizational expenses. It is possible that the Fund may not raise significant assets, either initially or on a longer-term basis, further increasing the proportion of costs borne by early investors.

See “Risk Factors” for more detail and additional risks that should be considered, including risks related to the competition for portfolio investments, the likelihood of minimal distributions of current income, potential conflicts of interest related to the Fund and its affiliates, and the relative inexperience of the Fund’s management with registered funds.

Potential Benefits of Investing in the Fund

Investment in the Fund will give investors broad-based diversified access to private “high growth” companies that are innovating or enabling innovation in sectors being transformed by technology. The Investment Adviser has observed that while fast growing innovative technology companies are staying private longer and generating substantial value for investors in the private markets, a small set of these companies are disproportionately responsible for overall returns in the venture capital market. This makes diversification particularly important for the venture capital asset class.

Unfortunately, it is difficult for most investors to construct a well-diversified portfolio that is more likely to contain such growth private companies. Most investors have difficulty accessing, evaluating, and executing investments in a sufficient number of startups in the private markets, given their lack of access to sufficiently complete and accurate information and constraints on access to competitive private financings, to obtain the same benefits as well-diversified pooled investment vehicles.

Therefore, an investment in the Fund could benefit investors with increased access to broad-based diversified private growth-oriented companies through professionally managed Investment Vehicles while preserving important investor protections. The Investment Adviser will generally seek to access these Investment Vehicles through the Platform as well as through other platforms and directly with Investment Vehicle managers.

Closed-End Fund Structure	The Fund is a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds do not typically redeem their shares at the option of a Shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s Shares will not be listed on a stock exchange. Instead, the Fund may provide very limited liquidity to its Shareholders by offering to repurchase a limited amount of Shares quarterly (up to 5% of outstanding Shares) at the sole discretion of the Board, which is discussed in more detail below. The Fund, similar to a mutual fund, is subject to continuous asset in-flows (purchases), although not subject to continuous out-flows (repurchases). An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares.

Board of Trustees	The Board of Trustees of the Fund has overall responsibility for monitoring the Fund’s investment program and its management and operations. Any vacancy on the Board of Trustees may be filled by the remaining Trustees, except to the extent the 1940 Act requires the election of Trustees by Shareholders. A majority of the Trustees are “Independent Trustees” who are not “interested persons” (as defined in the 1940 Act) of the Fund or the Investment Adviser. See “Management”.

Fees

Advisory Fee. The Fund will pay a fee (the “Advisory Fee”) to the Investment Adviser as compensation for its Investment Advisory services. The Advisory Fee shall accrue daily at an annual rate equal to of the average daily calculated NAV of the Fund and shall be paid quarterly in arrears. The NAV of the Fund is determined by subtracting the Fund’s liabilities from the fair market value of its assets, to be determined as set forth under “Determination of Net Asset Value” below.

Repurchase Fee. Shareholders who choose to participate in the Fund’s repurchase offers will incur a repurchase fee equal to 2.00% of the value of the Shares the Fund repurchases from them for Shares held less than one year. Shares held longest will be treated as being repurchased first and Shares held shortest will be treated as being repurchased last. The repurchase fee does not apply to Shares that were acquired through reinvestment of distributions. Shares held for one year or more are not subject to the 2.00% fee. Repurchase fees are paid to the Fund directly and are designed to offset costs charged by the Transfer Agent (as defined below) for repurchasing Shares and for costs associated with fluctuations in Fund asset levels and cash flow caused by such repurchases.

Shareholder Services Fee. The Fund has adopted a “Shareholder Services Plan” under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients to whom they have distributed Shares of the Fund. Such services may include responding to customer inquiries of a general nature regarding the Fund; responding to customer inquiries and requests regarding Statements of Additional information, shareholder reports, notices, proxies and proxy statements, and other Fund documents; and providing such other similar services as the Fund or the Investment Adviser may reasonably request to the extent the financial industry professional is permitted to do so under applicable statutes, rules, or regulations. The Fund may incur such foregoing expenses on an annual basis equal to 0.25% of its daily average NAV.

Expense Limitation Agreement. The Investment Adviser has entered into a written expense limitation agreement (the “Expense Limitation Agreement”) under which it has agreed to limit the total expenses of the Fund (excluding (i) the management fee; (ii) organizational and offering expenses; (iii) any administrative, distribution, servicing, account opening, shareholder servicing, transfer and sub-transfer agency and sub-accounting fees, and all expenses in connection with shareholder meetings and/or proxy solicitations; (iv) all acquired fund fees and expenses and all transactional costs, including legal, structuring, audit, and brokerage commissions, associated with consummated and unconsummated acquisitions, dispositions and maintenance of investments by the Fund; (v) interest, borrowing costs and expenses (including those associated with lines of credit and credit facilities); (vi) all federal, state, local and foreign taxes; (vii) merger or reorganization expenses; and (viii) extraordinary expenses distinguished by their unusual nature or infrequency, including, without limitation, costs incurred in connection with litigation, arbitration, mediation, indemnification, government investigations, claims or proceedings, and any expenses in connection with holding and/or soliciting proxies for annual or other meetings of shareholders) to an annual rate of 1.00% of the average NAV of the Fund (the “Expense Limitation”) until one year from the effective date of this Prospectus, and from year to year thereafter; provided that each such continuance is specifically approved by the Board of Trustees and the Investment Adviser. The Investment Adviser may recoup from the Fund fees previously reduced or expenses previously reimbursed by the Investment Adviser with respect to the Fund pursuant to the Expense Limitation Agreement if such recoupment does not cause the Fund to exceed the Expense Limitation in effect at the time of waiver/reimbursement or at the time of recoupment and the reimbursement is made within three years after the time at which the Investment Adviser reduced the fee or incurred the expense.

Expense Reimbursement Agreement. The Investment Adviser will incur the Fund’s organizational costs and the initial offering costs associated with the Fund’s continuous offering of Shares. Pursuant to an expense reimbursement agreement (the “Expense Reimbursement Agreement”) between the Fund and the Investment Adviser, the Fund will be obligated to reimburse the Investment Adviser for any such payments within two years of the Investment Adviser incurring such expenses only if and to the extent that the Fund’s net assets exceed $20,000,000. This contractual arrangement will remain in effect through at least one year from the effective date of this Prospectus, and prior to such date, the Investment Adviser may not terminate the arrangement without the approval of the Board of Trustees.

Borrowing	The Fund may borrow or issue preferred shares or debt during its first 12 months of operations, but it does not presently intend to do so. Thereafter the Fund intends to have the option to borrow, which such borrowing, if any, the Fund anticipates would be used to satisfy repurchase requests from Shareholders and otherwise to provide the Fund with temporary liquidity. The amount that the Fund may borrow will be limited by the provisions of Section 18 of the 1940 Act, which, among other limitations contained therein relating to the declaration of dividends or distributions, limits the issuance of a “senior security” (as defined in the 1940 Act) to those instances where immediately after giving effect to such issuance, the Fund will have “net asset coverage” (as defined in the 1940 Act) of at least 300%. The interest on borrowing by the Fund will be at prevailing market rates, to the extent the Fund borrows. Notwithstanding the foregoing, the Fund intends to limit its borrowing, if any, and the overall leverage of its portfolio to an amount that does not exceed 33⅓% of the Fund’s gross asset value.

Determination of Net Asset Value

The NAV of the Fund’s Shares is determined daily, as of the close of regular trading on the NASDAQ Stock Market Exchange (“NASDAQ”) (normally, 4:00 p.m., Eastern time). Each Share will be offered at NAV next calculated after receipt of the purchase in good order, plus the applicable sales load. During the continuous offering, the price of the Shares will increase or decrease on a daily basis according to the NAV of the Shares. In computing NAV, portfolio securities of the Fund are valued at their current fair market values determined on the basis of market quotations, if available. Because public market quotations are not typically readily available for most of the Fund’s securities, they are valued at fair value as determined pursuant to procedures and methodologies approved by the Board of Trustees. The Board of Trustees has delegated the day-to-day responsibility for determining these fair values to the Investment Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act. The Investment Adviser has developed valuation procedures and methodologies, which have been approved by the Board of Trustees, and will make valuation determinations and act in accordance with those procedures and methodologies, and in accordance with the 1940 Act. The Board of Trustees oversees the implementation of the Fund’s valuation procedures. The Board of Trustees shall monitor (i) the material aspects of the Fund’s valuation procedures as adopted by the Board of Trustees and revised from time to time, and (ii) the Fund’s compliance with respect to the valuation of its assets under the 1940 Act.

Fair value prices are necessarily subjective in nature, and there is no assurance that such a price will be at or close to the price at which the security is next quoted or next trades.

See “Determination of Net Asset Value” below for additional information.

Purchase of Shares

Each investor must initially purchase a minimum of $500 of Shares in the Fund. The Fund reserves the right to waive the investment minimum. The Fund’s Shares are offered for sale through the applicable Distributor at NAV, plus the applicable sales load. The Fund may accept both initial and additional applications by investors to purchase Shares at such times as the Fund may determine, subject to the receipt of cleared funds on or prior to the third business day prior to the relevant subscription date (or such other acceptance date set by the Fund and notified to prospective Shareholders prior to a subscription date).

Each investor purchasing Shares must submit a completed application before the applicable purchase date. The Fund has the sole right to accept applications for Shares and reserves the right to reject in its complete and absolute discretion any application for Shares in whole or in part, which it will do only in the event that acceptance of any particular subscription for Shares would cause the Fund either to be in breach of any applicable laws or regulations, such as anti-money laundering laws or sanctions, or would impose burdensome compliance obligations on the Fund, such as certain laws and regulations related to foreign investors. The Fund also reserves the right to suspend sales of Shares at any time.

The Fund has entered into a distribution or solicitation agreement (each, a “Distribution Agreement”) with each Distributor to act as a distributor for the sale of Shares. Each Distributor serves in such capacity on a best efforts, a basis. Each Distributor may enter into related selling group agreements with various broker-dealers to assist in the distribution of Shares.

Shares are available to investors investing through broker-dealers or other financial intermediaries (collectively, “Financial Intermediaries”) where such Financial Intermediary has agreed to provide certain administrative services to assist in the distribution of Shares.

Quarterly Repurchases of Shares	To provide a limited degree of liquidity to Shareholders, at the sole discretion of the Board, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders. Subject to the Board’s discretion in light of the Investment Adviser’s recommendation (as discussed below), under normal market circumstances, the Fund intends to conduct repurchase offers of no more than 5% of the Fund’s net assets on a quarterly basis. Any repurchases of Shares will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders of the Fund pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Investment Adviser as well as a variety of other operational, business and economic factors. The Fund may repurchase less than the full amount that Shareholders request to be repurchased. Under certain circumstances, the Board may offer to repurchase Shares at a discount to their prevailing NAV. The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares. See “Quarterly Repurchases of Shares.”

Investor Suitability

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investor should invest in the Fund only money that it can afford to lose, and it should not invest in the Fund money to which it will need access in the short-term or on a frequent basis. In addition, all investors should be aware of how the Fund’s investment strategies fit into their overall investment portfolios because the Fund is not designed to be, by itself, a well-balanced investment for a particular investor.

An investment in the Fund is suitable only for investors who can bear the risks associated with the illiquidity of the Fund’s Shares and should be viewed as a long-term investment. The Fund should be considered to be an illiquid investment. Investors will not be able to redeem Shares on a daily basis because the Fund is a closed-end fund. The Fund’s Shares are not traded on an active market and there is currently no secondary market for the Shares, nor does the Fund expect a secondary market in the Shares to develop. However, limited liquidity may be available through the quarterly repurchase offers described in this Prospectus at the sole discretion of the Board.

Dividends	Following the disposition by the Fund of securities of Portfolio Companies or distributions received from Investment Vehicles following disposition of such private funds’ own portfolio securities, the Fund will make cash distributions of the net profits, if any, to Shareholders (subject to the dividend reinvestment policy, as described below) once each fiscal year at such time as the Board of Trustees determines in its sole discretion (or twice in a fiscal year at such times determined by the Board of Trustees, if necessary for the Fund to maintain its status as a RIC (as defined below) and in accordance with the 1940 Act). The Fund will establish reasonable cash reserves to meet Fund obligations prior to making distributions. See “Distributions” and “U.S. Federal Income Tax Matters” for a more detailed discussion.

Dividend Reinvestment Policy	The Fund provides distribution options for its Shareholders. Under these options, if the Fund declares a distribution, then a Shareholder’s distribution will be automatically reinvested (net of applicable withholding tax) in additional Shares unless the Shareholder has specifically elected in its application (or otherwise) to receive cash. Pursuant to the dividend reinvestment policy, a Shareholder will receive additional Shares, including fractions of Shares, at a price equal to the NAV per Share on the date of distribution. The automatic reinvestment of distributions does not relieve participants of any U.S. federal income tax that may be payable (or required to be withheld) on such distributions. See sections entitled “Risks Related to Our Business and Structure” and “U.S. Federal Income Tax Matters.”

Taxes	The Fund will elect to be classified as an association taxable as a corporation for U.S. federal tax purposes. The Fund also intends (i) to elect to be treated as, and (ii) to operate in a manner to qualify annually as, a “regulated investment company” (a “RIC”) under Subchapter M of the Code. As a RIC, the Fund generally will pay no U.S. federal income tax on the earnings (including any capital gains) it timely distributes to Shareholders as dividends. This avoids a “double tax” on distributed earnings normally incurred by taxable investors in regular “C corporations.” Holders of Shares normally will be taxed on their Fund distributions based on their particular circumstance. Tax-exempt U.S. investors generally will not incur unrelated business taxable income with respect to an investment in Shares if they do not borrow to make the investment. The Fund’s tax reporting to Shareholders are made on IRS Forms 1099. See “U.S. Federal Income Tax Matters” for a more detailed discussion.

The Fund Administrator and Transfer Agent

SS&C GIDS, Inc. serves as the administrator (the “Fund Administrator”) and transfer agent (the “Transfer Agent”) of the Fund. The Fund compensates the Fund Administrator for providing administrative services to the Fund. The Fund Administrator is responsible for matters pertaining to the administration of the Fund, including, but not limited to, the following: (i) preparing and maintaining the financial and accounting records and statements of the Fund; (ii) arranging for the provision of accounting, clerical and administrative services; (iii) coordinating communications of the Board of Trustees; (iv) maintaining records of the Fund; and (v) providing the coordination and processing of all repurchase offers. See “Management of the Fund.”

Any successor Transfer Agent shall be appointed by the Fund. The Fund compensates the Transfer Agent for providing transfer agent services to the Fund. See “Management of the Fund.”

The Custodian	U.S. Bank, N.A. serves as the custodian of the Fund (the “Custodian”). The Fund compensates the Custodian for providing custody services to the Fund. See “Management of the Fund.”

The Chief Compliance Officer	SS&C GIDS, Inc. (“CCO Provider”) provides to the Fund the services of Lucas Foss, the Chief Compliance Officer of the Fund. The Fund compensates the CCO Provider for providing such compliance officer services to the Fund. See “Management of the Fund.”

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses
Maximum Sales Load Imposed on Purchases (as a percentage of proceeds)(1)	3.00%
Repurchase Fee on Shares Repurchased Within 365 Days of Purchase (as a percentage of proceeds)(2)	2.00%
Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fees(3)	1.00%
Shareholder Services Fee	0.25%
Acquired Fund Fees and Expenses(4)	0.95%
Other Expenses(5)	1.41%
Total Annual Expenses	3.61%
Less Fee Reduction and Expense Reimbursement(5)	-
Net Annual Expenses(6)	3.61%

The table above summarizes the expenses of the Fund and is intended to assist Shareholders and potential investors in understanding the various costs and expenses that they will bear, directly or indirectly, by investing in the Fund. Each figure above relates to a percentage of the Fund’s average NAV at month-end over the course of a year.

(1)	An investor purchasing Shares may be charged a sales load of up to 3% of the investor’s subscription. The table assumes the maximum sales load is charged. Each of the Fund and the Investment Adviser reserves the right to waive sales loads at its discretion.

(2)	The Fund’s Board of Trustees has determined to waive the Fund’s Repurchase Fee assessed on Shareholders who choose to participate in the Fund’s repurchase offers. This waiver will remain in effect indefinitely, unless and until the Board of Trustees approves its modification or termination. This waiver may be terminated only by the Fund’s Board of Trustees at any time. Absent such a waiver, Shareholders who choose to participate in the Fund’s repurchase offers will incur a repurchase fee equal to 2.00% of the value of the Shares the Fund repurchases from them for Shares held less than one year. See “Quarterly Repurchases of Shares.”

(3)	The Fund will pay to the Investment Adviser a quarterly Advisory Fee. The Advisory Fee shall accrue daily at an annual rate equal to 1.00% of the average daily calculated NAV of the Fund and shall be paid quarterly in arrears. See “Fees and Expenses.”

(4)	The Acquired Fund Fees and Expenses include the fees and expenses of the Investment Vehicles in which the Fund intends to invest. Some or all of the Investment Vehicles in which the Fund intends to invest generally charge asset-based management fees. The managers of the Investment Vehicles may also receive performance-based compensation if the Investment Vehicles achieve certain profit levels, generally in the form of “carried interest” allocations of profits from the Investment Vehicles, which effectively will reduce the investment returns of the Investment Vehicles. The Investment Vehicles in which the Fund intends to invest generally charge a management fee of 1.00% to 2.50%, and approximately 20% to 30% of net profits as a carried interest allocation. The “Acquired Fund Fees and Expenses” disclosed above are based on historic returns of the Investment Vehicles in which the Fund anticipates investing, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The 0.95% shown as “Acquired Fund Fees and Expenses” reflects operating expenses of the Investment Vehicles (i.e., management fees, performance-based fees or allocations, administration fees and professional and other direct, fixed fees and expenses of the Investment Vehicles). The Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year.

(5)	Reflects the gross amount of all expected ordinary operating expenses of the Fund other than brokerage commissions, any extraordinary expenses of the Fund, and the Advisory Fee, is based on good faith estimated amounts for the current fiscal year and assumes an average of $100 million of assets under management. The organizational and initial offering expenses of the Fund will be paid by the Investment Adviser and shall be subject to reimbursement by the Fund in accordance with the Expense Reimbursement Agreement.

(6)	The Investment Adviser has entered into a written Expense Limitation Agreement under which it has agreed to limit the total expenses of the Fund (excluding (i) the management fee; (ii) organizational and offering expenses; (iii) any administrative, distribution, servicing, account opening, shareholder servicing, transfer and sub-transfer agency and sub-accounting fees, and all expenses in connection with shareholder meetings and/or proxy solicitations; (iv) all acquired fund fees and expenses and all transactional costs, including legal, structuring, audit, and brokerage commissions, associated with consummated and unconsummated acquisitions, dispositions and maintenance of investments by the Fund; (v) interest, borrowing costs and expenses (including those associated with lines of credit and credit facilities); (vi) all federal, state, local and foreign taxes; (vii) merger or reorganization expenses; and (viii) extraordinary expenses distinguished by their unusual nature or infrequency, including, without limitation, costs incurred in connection with litigation, arbitration, mediation, indemnification, government investigations, claims or proceedings, and any expenses in connection with holding and/or soliciting proxies for annual or other meetings of shareholders) to an annual rate of 1.00% of the average NAV of the Fund until one year from the effective date of this Prospectus, and from year to year thereafter; provided that each such continuance is specifically approved by the Board of Trustees and the Investment Adviser. The Investment Adviser may recoup from the Fund fees previously reduced or expenses previously reimbursed by the Investment Adviser with respect to the Fund pursuant to the Expense Limitation Agreement if such recoupment does not cause the Fund to exceed the Expense Limitation in effect at the time of waiver/reimbursement or at the time of recoupment and the reimbursement is made within three years after the time at which the Investment Adviser reduced the fee or incurred the expense. The Expense Limitation Agreement may not be terminated by the Investment Adviser, but may be terminated by the Fund’s Board of Trustees, on written notice to the Investment Adviser. See “Fees and Expenses.”

The Investment Adviser will incur the Fund’s organizational costs and the initial offering costs associated with the Fund’s continuous offering of Shares. Pursuant to the Expense Reimbursement Agreement between the Fund and the Investment Adviser, the Fund will be obligated to reimburse the Investment Adviser for any such payments within two years of the Investment Adviser incurring such expenses only if and to the extent that the Fund’s net assets exceed $20,000,000. This contractual arrangement will remain in effect through at least one year from the effective date of this prospectus, and prior to such date, the Investment Adviser may not terminate the arrangement without the approval of the Board of Trustees. See “Fees and Expenses.”

The following hypothetical example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in the Fund. This example also assumes that all distributions are reinvested at NAV and that the percentage amounts listed under Net Annual Expenses remain the same in the years shown. The tables and the assumption in the hypothetical example of a 5% annual return are required by regulations of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Shares. See “Fees and Expenses” for a more complete description of the Fund’s costs and expenses.

The following example should not be considered a representation of past or future expenses because actual expenses may be greater or less than those shown.

Example

	1 YEAR	3 YEAR	5 YEAR	10 YEAR
You would pay the following net expenses based on a $1,000 investment, assuming a 5% annual return	$54	$137	$211	$406

This Example assumes the application of the 3.61% expense ratio for the first year, with all fees and expenses assumed to have been accrued on a daily basis, reducing the NAV per Share. The Example assumes that the Expense Limitation Agreement and Expense Reimbursement Agreement are not renewed after their current terms and that rates applied for years 3, 5 and 10 reduce annual expenses to reflect the completion of organization expense amortization.

FINANCIAL HIGHLIGHTS

Because the Fund is newly organized and its Shares have not previously been offered, the Fund does not have any financial history as of the date of this prospectus. Additional information about the Fund’s investments will be available in the Fund’s annual and semi-annual reports when they are prepared.

USE OF PROCEEDS

The Fund expects that the net proceeds of the continuous offering, not including the amount of any applicable sales loads paid by investors net of the Fund’s fees and expenses, will be invested in accordance with its investment objective and principal strategies as soon as possible after receipt thereof, subject to the Investment Adviser’s ability to identify and acquire the securities of Investment Vehicles (and, in limited circumstances, Portfolio Companies). Pending the investment of the proceeds of the continuous offering pursuant to the Fund’s investment policies, a portion of such proceeds not invested in accordance with the Fund’s investment objective may be invested by the Fund in short-term, high-quality debt securities, money market funds or other cash equivalents, and any cash balance will be held by the Fund’s Custodian. Any cash balance in such account, including any interest earned, will be held by the Custodian to be invested pursuant to the Fund’s investment policies. Such custodial accounts shall be the property of the Fund and held for the benefit of all Shareholders of the Fund, and any interest accrued in such custodial account will be for the benefit of all Shareholders and not any particular Shareholder. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash with the Custodian to meet operational needs or during any period in which the Investment Adviser determines, in its sole discretion, that investment of the Fund’s assets in Portfolio Investments is not in the best interests of the Fund.

THE FUND

The Fund is a Delaware statutory trust that is registered under the 1940 Act as a non-diversified, closed-end management investment company that invests substantially all of its investable assets in Portfolio Investments. The Fund was initially organized as a Delaware limited liability company on April 8, 2021 and was subsequently converted into a Delaware statutory trust on August 7, 2025. The Fund has no operating history. The Fund’s office is located at 140 Lakeside Avenue, Suite 100, Seattle, WA 98122. The Fund’s Prospectus is available upon request and without charge on the Fund’s website (www.usvc.com) or by writing to the Investment Adviser at 140 Lakeside Avenue, Suite 100, Seattle, WA 98122. The telephone number of the Fund is (888) 200-4361.

INVESTMENT OBJECTIVE, PRINCIPAL STRATEGIES, METHODOLOGY AND POLICIES

The Fund’s investment objective is long-term capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in interests of venture capital funds (“Investment Vehicles”), which will principally hold equity securities (e.g., common and/or preferred stock, equity-linked securities convertible into such equity securities), without restriction to market capitalization, and in underlying private growth-oriented companies (“Portfolio Companies”, and together with Investment Vehicles, “Portfolio Investments”). Investment Vehicles may include special purpose vehicles (“SPVs”) that are entities formed to purchase securities of a single Portfolio Company. Private growth-oriented companies are private companies that the Fund’s Investment Adviser believes, at the time of investment, have the potential for significant growth. The Fund intends to focus on companies innovating or enabling innovation in sectors being transformed by technology. These include, without limitation, information technology, artificial intelligence, life sciences, telecommunications and media, biotechnology, energy, education, healthcare, consumer and retail, mobile internet, digital entertainment and ecommerce, cloud computing, transportation, semiconductors, robotics, logistics and infrastructure, defense, gaming and financial services. Portfolio Investments may partially hold digital assets and cryptocurrencies. Digital assets and cryptocurrencies (also called “crypto assets”) are digital tokens or coins that are secured by cryptography, typically using blockchain technology, enabling decentralized transactions and ownership verification. The term “blockchain” refers to a peer-to-peer distributed ledger that is secured using cryptography. A distributed ledger is a shared electronic database where information is recorded and stored across multiple computers; a blockchain is one type of distributed ledger. Digital assets and cryptocurrencies include things like tokens used in apps, coins used to power networks and assets sold in coin offerings. The Fund does not intend to directly invest in digital assets or cryptocurrencies. The Fund may directly purchase equity securities in Portfolio Companies or purchase such securities through secondary transactions, without restriction to market capitalization and interests in private fund general partners. The Fund expects to acquire fund interests through new subscriptions, as well as the acquisition of existing fund interests in secondary transactions, and may invest in Investment Vehicles that utilize the AngelList platform, a technology platform that offers technology infrastructure and administration services to private funds, operated by AL Advisors Management Inc. and its affiliates (the “Platform”) for fund administration. The Fund will generally hold Portfolio Investments until a liquidity event or dissolution event with respect to such Portfolio Investment occurs. Notwithstanding the foregoing, the Fund may sell securities of Portfolio Investments from time to time if, in the judgment of the Investment Adviser, it is necessary to further the best interests of the Fund.

The Fund’s ability to implement this investment strategy is subject to the ability of the Fund’s Investment Adviser to identify and acquire the securities of Portfolio Investments. While the Fund seeks to provide broad-based access to Investment Vehicles with exposure to private growth-oriented companies, it may from time to time hold positions in specific Investment Funds or rapidly appreciating Portfolio Investments.

The Fund is a “non-diversified” investment company, and, as such, the Fund may invest a greater percentage of its assets in the securities of a single issuer than investment companies that are “diversified.” See “Risk Factors.” The Fund has a fundamental concentration policy to invest at least 25% of its total assets in companies in the information technology sector, which includes companies whose products or services are focused on financial technology, biotechnology, clean and green technology, social media and other internet- and application-based technology, artificial intelligence-related applications, education technology and other technological uses, services, products and advances. Under normal circumstances, the Fund will invest at least 80% of its net assets plus any borrowings for investment purposes (measured at the time of purchase) in investments of U.S. venture capital funds and private growth-oriented companies. A U.S. issuer is an issuer economically tied to the United States. In determining whether an issuer is economically tied to the United States, the Investment Adviser will consider whether the issuer:

●	Has a class of securities whose principal securities market is in the United States;

●	Has its principal office in the United States;

●	Derives 50% or more of its total revenue or profit from goods produced, sales made or services provided in the United States; or

●	Maintains 50% or more of its assets in the United States.

For a more detailed description of these policies, please refer to the section entitled “Investment Objective, Strategies, Methodology and Policies.”

We expect that our Portfolio Investments may require several years to appreciate in value, and we can offer no assurance that such appreciation will occur. Due to the illiquid nature of most of our Portfolio Investments and transfer restrictions that equity securities are typically subject to, we may not be able to sell these securities at times when we deem it necessary or appropriate to do so, or at all.

The equity securities in which we invest directly or indirectly will often be subject to drag-along rights, which permit a majority stockholder in the company to force minority stockholders to join a company sale (which may be at a price per share lower than our direct or indirect cost basis). Such drag-along rights could permit other stockholders, under certain circumstances, to force us or the Investment Vehicles in which we invest to liquidate our or their position in a particular Portfolio Company at a specified price, which could be, in our opinion, inadequate or undesirable or even below our or the relevant Investment Vehicle’s cost basis. In addition, we will often be subject, either indirectly through Investment Vehicle holdings or directly through ownership of securities in Portfolio Companies, to lock-up provisions that prohibit us or the applicable Investment Vehicle from selling our equity investments into the public market for specified periods of time after IPOs of a direct or indirect Portfolio Company, typically 180 days. As a result, the market price of securities that we hold, directly or indirectly, may decline substantially before we (or the investment advisers of the applicable Investment Vehicles) are able to sell these securities following an IPO.

Certain of the Fund’s investments may partially hold digital assets and cryptocurrencies. Each investment of the Fund will be subject to the Investment Adviser’s review. The Investment Adviser will use proprietary methodology and data constructions to seek to efficiently identify and construct a broad portfolio of Investment Vehicles with exposure to growth-oriented investments. The criteria described above, together with the availability of the securities and their applicability for inclusion in the Fund’s portfolio, taking into account the Fund’s overall composition of the Fund’s portfolio and other salient investment factors, will inform the Investment Adviser’s decision to purchase a security on behalf of the Fund. The Fund also expects to invest in the securities of Portfolio Investments other than those utilizing the Platform. In addition, although the Investment Adviser may from time to time elect to sell Portfolio Investments, the Fund does not expect to engage in significant selling activity in Portfolio Investment securities other than upon or subsequent to a liquidity event of a Portfolio Company, such as an IPO or a merger or acquisition transaction.

A significant portion of the Fund’s investments may be held through SPVs. SPVs are vehicles organized by third-party managers that are designed to provide the Fund and other accredited investors access to securities of an individual private company through a private offering of securities exempt from registration pursuant to Regulation D under the Securities Act. The Fund will not have control rights in any of the SPVs in which the Fund may invest. The types of SPVs in which the Fund may invest may charge upfront broker fees as well as management fees and carry; however, the majority of the SPVs in which the Fund may invest will charge no ongoing management fees. Third-party managers (who may be affiliates of venture capital firms or private fund managers) that form SPVs source investment opportunities through relationships they have with other market participants, which may include shareholders of private companies. All members of an SPV have limited rights, which are documented in the applicable governing documents of the SPV, subject to the terms of any side letters entered into between an investor and the manager of the SPV. The Fund may invest in a newly-formed SPV or, in certain circumstances, may acquire the interests of an existing investor in an SPV. Members of SPVs generally pay fees to cover operating and offering-related costs. The value of an SPV investment generally equals the fair value of its underlying securities, after discounting to take into account any fees paid to the SPV. Therefore, the fair value of investments in SPVs may differ from the value of the underlying securities were the Fund to hold such securities directly. Investments in SPVs are common in the venture capital industry and are an efficient way to pool capital with other investors in order to invest in a single issuer through the ownership of interests in the SPV. SPVs that the Fund may invest in are not controlled by the Fund and are not subsidiaries.

In reviewing potential investments for the Fund, the Investment Adviser will, wherever possible, interface with the investment managers, general partners, or fund leads sponsoring the Investment Vehicles to understand their investment strategy and review their past investment performance. The Investment Adviser may also consult with the Platform and other investment advisers offering investment opportunities on a no-fee basis in an effort to gather market intelligence and understand trends in the market.

The Investment Vehicles utilizing the Platform may agree to pay (a) Platform Advisor, LLC a fee equal to no more than 5% of total profits generated by such Investment Vehicles (in addition to any fees paid to the sponsors of such Investment Vehicles) and/or (b) Belltower Fund Group, Inc. (an affiliate of AL Advisors Management Inc.) a fee for fund administration services. AL Advisors Management Inc. is not an affiliate of the Fund or the Investment Adviser. No parties who operate or own the AL Platform are affiliates of the Fund or the Investment Adviser.

To the extent the Fund holds 5% or more of the outstanding voting securities of a particular Portfolio Investment, the Fund will comply in all respects with the limitations on affiliate transactions contained in Section 17 of the 1940 Act, and the rules promulgated thereunder. In addition, the Fund has implemented certain written policies and procedures to ensure that the Fund does not engage in any prohibited transactions with any affiliates. The SAI contains a list of the fundamental and non-fundamental investment policies of the Fund under the heading “Investment Objective and Policies.”

The Fund has a fundamental concentration policy to invest at least 25% of its total assets in companies in the information technology sector, which includes, but is not limited to, companies whose products or services are focused on financial technology, biotechnology, clean and green technology, social media and other internet- and application-based technology, artificial intelligence-related applications, education technology and other technological uses, services, products and advances (the “Fundamental Concentration Policy”). The Fund may also have significant holdings in cash and cash equivalents. For purposes of determining compliance with the Fundamental Concentration Policy, the Fund will consider the underlying holdings held by Investment Vehicles and may determine whether a particular underlying holding is in the information technology sector in any reasonable manner that is consistent with SEC guidance.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. Subject to the provisions of the 1940 Act, the Fund’s investment strategies may be changed by the Board of Trustees without the vote of a majority of the Fund’s outstanding voting securities. Notice will be provided to Shareholders prior to any such change in accordance with the 1940 Act.

The Fund May Change Its Investment Objective, Strategies, Policies, Restrictions, and Techniques

Except as otherwise indicated and subject to the provisions of the 1940 Act, the Fund may change any of its objectives, policies, restrictions, strategies, and techniques if the Board of Trustees believes doing so is in the best interests of the Fund and the Shareholders.

The Fund’s 80% policy with respect to investments in U.S. venture capital funds and private growth-oriented companies is not fundamental and may be changed by the Board without shareholder approval. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before any change in the Fund’s policy to invest at least 80% of its net assets in the particular type of investment suggested by its name. The Fund’s investments in derivatives, other investment companies and other instruments are counted towards the Fund’s 80% investment policy to the extent they provide investment exposure to investments included within that policy. In addition, the Fund’s investments in derivatives are counted towards the Fund’s 80% investment policy to the extent they provide investment exposure or to one or more of the market risk factors associated with investments included in that policy. Cash and cash equivalents in support of unfunded commitments to Investment Vehicles are counted towards the Fund’s 80% investment policy. Unfunded commitments are intrinsically part of the Fund’s investments in Investment Vehicles. The Fund may obtain exposure to private growth-oriented companies indirectly through Investment Vehicles and expects to make unfunded commitments to such Investment Vehicles.

Neither the Board of Trustees nor the Investment Adviser may change the Fund’s stated fundamental policies without the additional approval of a majority vote of the Shareholders, which means the lesser of: (i) 67% of the Shares present at a meeting at which holders of more than 50% of the outstanding Shares are present in person or by proxy; or (ii) more than 50% of the outstanding Shares. Within the limits of the Fund’s fundamental policies, the Fund’s management has reserved freedom of action.

Illiquid Securities. The Fund will invest in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act) and other securities that are not readily marketable. These may include restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act. There is no limit to the percentage of the Fund’s net assets that may be invested in illiquid securities. The Board of Trustees or its delegate may determine that securities issued pursuant to Rule 144A under the Securities Act are marketable under procedures approved by the Board of Trustees.

RISK FACTORS

Prospective investors should consider the following principal and additional risk factors in determining whether an investment in the Fund is suitable for them. However, the following section does not set forth all risks applicable to the Fund and prospective investors should read this entire Prospectus prior to investing in the Fund. The following discussion of risk factors does not purport to be an exhaustive list or a complete explanation of all of the risks involved in an investment in the Fund. An investment in the Fund should only be made after consultation with independent qualified sources of investment and tax advice.

The past results of Portfolio Investments selected for investment by the Fund are not necessarily indicative of future performance. No assurance can be made that profits will be achieved or that substantial losses will not be incurred. The Fund is not a complete investment program and should represent only a portion of an investor’s portfolio management strategy.

Principal Risks Related To Our Investments

Our investments in Portfolio Investments may be extremely risky and we could lose all or part of our investments.

Investment in Portfolio Investments that we are targeting involves a number of significant risks, including:

●	the Portfolio Companies in which we may directly or indirectly invest may have limited financial resources and may be unable to meet their obligations with their existing working capital, which may lead to the Portfolio Companies offering their equity securities for sale for the purpose of raising capital, possibly at discounted valuations, as a result of which we or the Investment Vehicles through which we acquire beneficial interest in such companies could be substantially diluted if we (or, as applicable, an Investment Vehicle) do not or cannot participate, or to bankruptcy or liquidation, and the resulting reduction or loss of our equity investment;

●	the Portfolio Companies in which we may directly or indirectly invest typically have limited operating histories, less established and comprehensive product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions, market conditions and consumer sentiment in respect of their products or services, as well as general economic downturns;

●	because the Portfolio Companies in which we may directly or indirectly invest are privately owned, there is usually little publicly available information about these businesses; therefore, although the Investment Adviser and its agents will perform due diligence on these Portfolio Companies, or rely on the due diligence performed by the investment advisers to the relevant Investment Vehicles, such companies’ operations and their prospects, including review of independent research reports and market valuations of securities of such companies on any alternative trading systems on which their secondary shares may trade, we may not be able to obtain all of the material information that would be generally available for public company investments, including financial or other information. Furthermore, there can be no assurance that the information that we do obtain with respect to any investment is reliable. The Fund will invest in Portfolio Investments for which financial information is not available if the Investment Adviser determines, based on the results of its due diligence review, that such investment is in the best interests of the Fund and its Shareholders;

●	Investment Vehicles and Portfolio Companies in which we may invest are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on an Investment Vehicle or a Portfolio Company and, in turn, on us; and

●	the Portfolio Companies in which we may directly or indirectly invest generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

Because our investments are generally not in publicly traded securities, there will be uncertainty regarding the fair market value of our investments, which could adversely affect the determination of our NAV.

Our investments will generally not be in publicly traded securities (unless one of our direct Portfolio Companies goes public and then only to the extent we have not yet liquidated our securities holdings therein). Under the 1940 Act, for our investments for which there are no readily available market quotations, we will value such securities at fair value daily as determined in good faith by our Investment Adviser under consistently applied policies and procedures approved by the Board of Trustees in accordance with generally accepted accounting principles (“GAAP”). In connection with that determination, members of our Investment Adviser’s portfolio management team may prepare Portfolio Investment valuations using the most recent Portfolio Investment financial statements, reports and forecasts. The Investment Adviser may utilize the services of an independent valuation firm, which, if engaged, will prepare valuations for the securities of each of our Portfolio Investments that are not publicly traded or for which we do not have readily available market quotations. The types of factors that the Investment Adviser will take into account in providing its fair value recommendation to the Board of Trustees with respect to such non-traded investments will include, as relevant and, to the extent not captured by an underlying NAV, the valuations of the comparable Investment Vehicles, a Portfolio Company’s earnings, the markets in which a Portfolio Company does business, comparison to valuations of publicly traded companies in a Portfolio Company’s industry, comparisons to recent sales of comparable companies, the discounted value of the cash flows of a Portfolio Company and other relevant factors. This information may not be available because it is difficult to obtain financial and other information with respect to private companies, and even where we are able to obtain such information, there can be no assurance that it is complete or accurate. Because such valuations are inherently uncertain and may be based on estimates, our determinations of fair market value may differ materially from the values that would be assessed if a readily available market for these securities existed. Due to this uncertainty, our fair market value determinations with respect to any non-traded investments we hold may cause our NAV on a given date to materially understate or overstate the value that we may ultimately realize on one or more of our investments. As a result, investors purchasing our Shares based on an overstated NAV would pay a higher price than the value of our investments might warrant. Conversely, investors tendering Shares for repurchase during a period in which the NAV understates the value of our investments will receive a lower price for their Shares than the value of our investments might warrant.

We may not realize gains from our investments and, because certain of our direct and indirect Portfolio Companies may incur substantial debt to finance their operations, we may experience a complete loss on our investment in the event of a bankruptcy or liquidation of any of such Portfolio Companies.

We plan to invest principally in the limited liability company membership interests (and limited partnership interests) of private funds that acquire equity securities (common and/or preferred stock, or securities convertible into or exchangeable therefor) of private companies. However, the equity interests we acquire indirectly through Investment Vehicles may not appreciate in value and, in fact, may decline in value. In addition, the private company securities we may acquire, directly or indirectly, are often subject to drag-along rights. Drag-along rights are rights granted to a majority stockholder in a particular company that enables such shareholder to force minority stockholders to join in the sale of a company on the same price, terms, and conditions as any other seller in the sale. Such drag-along rights could permit other stockholders, under certain circumstances, to force us or the Investment Vehicles in which we invest to liquidate our or their position in a particular Portfolio Company at a specified price, which could be, in our opinion, inadequate or undesirable or even below our or the relevant Investment Vehicle’s cost basis. In this event, we could realize a loss or fail to realize gain in an amount that we deem appropriate on our investment. Further, capital market volatility and the overall market environment may preclude the Portfolio Companies in which we invest directly or indirectly from realizing liquidity events and impede our or the relevant Investment Vehicle’s exit from these investments. Accordingly, we may not be able to realize gains from our investments, and any gains that we do realize on the disposition of any investments may not be sufficient to offset any other losses we experience. We will generally have little, if any, control over the timing of any gains we may realize from our investments. In addition, the Portfolio Companies in which we invest directly or indirectly may have substantial debt loads. In such cases, we or the relevant Investment Vehicle would typically be last in line behind any creditors in a bankruptcy or liquidation, and would likely experience a complete loss on our investment in such Portfolio Company.

Private funds provide greater flexibility than registered funds but tend to be more illiquid and highly speculative.

Private funds typically provide greater flexibility than traditional investment funds that are registered under the 1940 Act with respect to the types of securities that may be owned, the types of trading strategies employed, including with respect to transactions with affiliates, and, in some cases, the amount of leverage that can be used. Accordingly, securities of the Investment Vehicles, as well as the Portfolio Companies in which the Investment Vehicles invest, tend to be more illiquid and highly speculative. Private funds have complex fee structures, including performance fees, that are broader than what is permitted for registered funds, and Shareholders may pay these fees indirectly by investing in this Fund. Furthermore, the Fund may have challenges in monitoring operations and performance of private funds due to the inability to access information about private fund investments and valuations. The Fund can only value private funds at NAV if permitted by applicable accounting standards.

Additionally, the Fund may make secondary investments in Investment Vehicles. Secondary investments refer to investments in Investment Vehicles through the acquisition of an existing interest by one investor from another in a negotiated transaction. In so doing, the buyer will acquire the existing interest and take on any future funding obligations in exchange for future returns and distributions. Secondary investments include the growing general partner led secondary market, which has evolved toward sales of a portion of a portfolio, or a specific asset, and continuation vehicles with general partners structuring a vehicle that allows for continued participation in the growth of the remaining assets, or a specific asset, beyond a fund’s traditional exit time frame. Secondary investments may also include newly established Investment Vehicles that are fully funded at the time of the Fund’s acquisition. Secondary investments may be acquired at a discount to an Investment Vehicle’s NAV. As a result, secondary investments acquired at a discount may result in unrealized gains at the time the Fund next calculates its daily NAV, since any such discounted secondary investment will be marked to its net asset value, which may be a price that is higher than its acquisition cost. If such unrealized gains are realized upon the Fund’s disposition of secondary investments, the Fund may generate distributable gains that are taxable to shareholders. Accordingly, the overall performance and net asset value of the Fund may be significantly impacted by the acquisition price paid by the Fund for its investments in secondaries. Because secondary investments are generally made when an Investment Vehicle has exited its initial investment period (typically three to seven years after the fund commences operations) and has deployed a significant portion of its capital into portfolio companies, secondary investments are viewed as more mature investments with greater certainty of portfolio construction and better visibility to the timing of future expected cash flows.

We will face risks associated with acquiring securities of Portfolio Companies secondary transactions.

With respect to purchases of securities pursuant to purchase agreements that we will enter into for secondary transactions with eligible securityholders of Portfolio Companies, we may be subject to the risk that we may not timely obtain required approvals or waivers of contractual transfer restrictions following the execution of a purchase agreement. Typically, the transfer restriction that we will require a waiver of after the signing of a purchase agreement is the issuer’s right of first refusal (“ROFR”) for the issuer to purchase the securities that we seek to acquire pursuant to the purchase agreement. While we expect that we will be able to obtain required approvals or waivers of contractual transfer restrictions generally within two weeks of executing a purchase agreement, there may be cases in which it may take us longer than two weeks to obtain the requested approval or waiver. We will generally structure our purchase agreements for the acquisition of securities issued by Portfolio Companies to provide that approval of the transfer of securities or waiver of the transfer restrictions must be obtained within 35 days from the date of the execution. The purchase agreements will generally provide that in any such case, the agreement will terminate automatically if (i) approval of the transfer of securities or waiver of the transfer restrictions is not obtained within 35 days from the signing of the purchase agreement, or (ii) the closing of the purchase agreement, which is completed upon the wiring and receipt of the funds and the Fund receiving written notice of the recording of the transfer of the securities on the books and records of the issuer of the subject securities, does not occur within 35 days from the signing of the purchase agreement. These purchase agreements will not be treated as forward contracts (included in the definition of “derivatives transaction” in Rule 18f-4(a) under the 1940 Act), nor as unfunded commitment agreements described in Rule 18f-4(e).

With respect to purchase agreements that are subject to transfer restrictions (such as a ROFR) at the time of signing, we conclude that it would be appropriate to record the purchase at the time when any and all transfer restrictions have been satisfied. Investors of our Shares should understand that our conclusion is subject to different interpretations by regulatory agencies, courts and other bodies having oversight authority. If one or more of these authorities reach a different conclusion as it pertains to recognition of purchase agreements, it could result in us misstating the value of our assets.

The lack of liquidity in, and potentially extended holding period of, many of our investments may adversely affect our business, and will delay any distributions of any gains.

Our investments will generally not be in publicly traded securities (unless one of our direct Portfolio Companies goes public and then only to the extent we have not yet liquidated our securities holdings therein). As such, the securities we hold will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities, and the Investment Vehicles may limit or suspend their redemptions. The illiquidity of our investments may make it difficult, or impossible, for us to sell such investments if the need arises (e.g., to fund quarterly repurchases of Shares). Also, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. We will have no limitation on the portion of our portfolio that may be invested in illiquid securities, and a substantial portion or all of our portfolio will be invested in such illiquid securities. The organizational documents of the Investment Vehicles in which we principally invest may also prevent sale of our investment therein without the consent of the manager or general partner of the relevant Investment Vehicle. The Fund may also receive an in-kind distribution of securities from an Investment Vehicle that are illiquid or difficult to value and difficult to dispose of. The illiquid nature of our investments may adversely impact the Fund’s performance and liquidity, and the Fund may incur substantial fees and expenses in the disposition of such illiquid investments.

In addition, because we will deploy our capital to invest, directly or indirectly, in private companies, we do not expect realization events, if any, to occur in the near term with respect to the majority of our investments. We expect that our holdings of securities may require several years to appreciate in value, and we can offer no assurance that such appreciation will occur. Even if such appreciation does occur, it is likely that purchasers of our Shares could wait for an extended period of time before any appreciation or sale of our investments, and any attendant distributions of gains, may be realized.

Our portfolio may be focused on a limited number of Portfolio Investments, which will subject us to a risk of significant loss if the business or market position of the ultimate Portfolio Companies deteriorates or their particular industries experience a market downturn.

To the extent we limit our number of investments, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Beyond our income tax asset diversification requirements and our Fundamental Concentration Policy (which requires us to invest at least 25% of our total assets in the information technology sector), we do not have fixed guidelines for diversification, and our investments could be focused on relatively few Portfolio Investments. As a result, a downturn in any particular industry in which a significant number of our direct or indirect Portfolio Companies operate could materially adversely affect us.

The Investment Vehicles in which we invest will likely invest 25% or more of the value of their total assets in the information technology sector. As a result, the Fund will be subject to greater investment risk to the extent that a significant portion of its assets may at times be invested, through investments the Fund makes in the Investment Vehicles, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors.

While the Fund seeks to provide broad-based access to Investment Vehicles with exposure to private growth-oriented companies, the Fund is classified as a “non-diversified” investment company under the 1940 Act, which means we are not limited by the 1940 Act in the proportion of our assets that may be invested in the securities of a single Portfolio Investment. However, we intend to conduct our operations so as to qualify as a RIC for purposes of the Code (including by meeting the applicable diversification requirements under the Code), which generally will relieve the Fund of any liability for U.S. federal income tax to the extent our earnings are distributed to stockholders. See “U.S. Federal Income Tax Matters” for a more detailed discussion. Because we, as a non-diversified investment company, may invest in a smaller number of individual Portfolio Investments than a diversified investment company, an investment in the Fund presents greater risk to you than an investment in a diversified investment company.

The information technology sector in which we principally invest, directly or indirectly, is subject to many risks, including volatility, intense competition, decreasing life cycles, product obsolescence, changing consumer preferences and periodic downturns.

Given the experience of our Investment Adviser’s senior investment professionals within the information technology sector, and in light of our Fundamental Concentration Policy, we expect that at least 25%, and likely a much greater percentage, of the Portfolio Investments in which we invest will operate, or invest in companies that operate, in the information technology sector. The Fund’s performance may be closely tied to the performance of information technology issuers and, as a result, the Fund will be sensitive to changes in, and its performance may depend to a greater extent on, factors impacting this sector. The revenues, income (or losses) and valuations of companies in the information technology sector can and often do fluctuate suddenly and dramatically. In addition, because of rapid technological change, the average selling prices of products and some services provided by companies in the information technology sector have historically decreased over their productive lives. As a result, the average selling prices of products and services offered by the companies underlying our Portfolio Investments that operate in the information technology sector may decrease over time, which could adversely affect their operating results and, correspondingly, the value of any securities that we may hold directly or indirectly therein. The companies underlying our Portfolio Investments could also face intense competition from other companies that are focused on the same product, service or offering, and that may be better funded than those in our portfolio. Further, certain technologies are subject to the whims of changing consumer preferences, and services, products or offerings of the companies in our portfolio may suffer from decreased demand due to such changing preferences. Any or all of the foregoing could, in turn, materially adversely affect our business, financial condition and results of operations.

Because we will not hold controlling interests in our Portfolio Investments, we will not be in a position to exercise control over our Portfolio Investments or to prevent decisions by substantial shareholders, investors or management of our Portfolio Investments that could decrease the value of our investments.

We do not intend to, nor do we anticipate that we will, take controlling equity positions in our Portfolio Companies. As a result, we will be subject to the risk that a Portfolio Investment may make business decisions with which we disagree, and the stockholders, investors and/or management of a Portfolio Investment (or underlying Portfolio Company) may take risks or otherwise act in ways that are adverse to our interests. In addition, other shareholders, such as venture capital and private equity sponsors, that have substantial investments in our direct or indirect Portfolio Companies may have interests that differ from that of the relevant Portfolio Company or its minority shareholders, which may lead them to take actions that could materially and adversely affect the value of our investment in a Portfolio Investment. Due to the lack of liquidity for the investments that we will typically hold, we may not be able to dispose of our investments in the event we disagree with the actions of a Portfolio Company or its substantial shareholders (and it is highly likely that, to the extent we hold an indirect interest in such Portfolio Company that we will not be able to dispose of our investment in the relevant Investment Vehicle as it relates to such Portfolio Company), and may therefore suffer a decrease in the value of our investments.

We plan to invest principally in private Investment Vehicles operating a venture capital strategy, which could result in duplicative fee structures and a lack of control over our ultimate investments in Portfolio Companies. To the extent we make a capital commitment to any particular Investment Vehicle and fail to fund such commitment, our initial investment could be subject to penalty, partial forfeiture or complete loss.

We pay an Advisory Fee to the Investment Adviser and most if not all of the Investment Vehicles in which we invest will also charge a fee to investors for investment management, the Fund will incur higher and duplicative expenses, including advisory fees, when it invests in Investment Vehicles than a fund that invests directly into Portfolio Companies. The fees paid by Investment Vehicles to their advisers and general partners or managing members often are higher than those paid by registered funds and generally include a percentage of gains, which are considered performance fees. The Fund will bear its proportionate share of the management fees and other expenses that are charged by an Investment Fund in addition to the management fees and other expenses paid by the Fund. The Fund’s ability to achieve its investment objective depends largely on the performance of the Investment Vehicles selected. Each Investment Vehicle has its own investment risks, and those risks can affect the value of the Investment Vehicles’ securities and therefore the value of the Fund’s investments. There can be no assurance that the investment objective of any Investment Vehicle will be achieved. An Investment Vehicle may change its investment objective or policies without the Fund’s approval, which could force the Fund to withdraw its investment from such Investment Vehicle at a time that is unfavorable to the Fund. The Fund may also be unable to liquidate its investment in a private Investment Vehicle when desired. Because the Fund will invest in Investment Vehicles that are not registered as investment companies, the Fund as an investor in these funds would not have the benefit of certain protections afforded to investors in registered investment companies. The Fund may not have the same amount of information about the identity, value, or performance of the Investment Vehicles’ investments as such Investment Vehicles’ managers. Investments in Investment Vehicles generally will be illiquid and generally may not be transferred without the consent of the managers of the applicable Investment Vehicle. The Fund may be unable to liquidate its investment in an Investment Vehicle when desired (and may incur losses as a result), or may be required to sell such investment regardless of whether it desires to do so. Upon its withdrawal of all or a portion of its interest in an Investment Vehicle, the Fund may receive securities that are illiquid or difficult to value. The Fund may not be able to withdraw from an Investment Vehicle except at certain designated times, thereby limiting the ability of the Fund to withdraw assets from the Investment Vehicle due to poor performance or other reasons. While most of the Investment Vehicles in which the Fund makes its investments will not require the Fund to make a “capital commitment” (i.e., a commitment made by the Fund to pay money to fund the Fund’s investment in tranches called by the investment advisor of such Investment Vehicle at the times and in the manner set forth in the Fund’s agreement with the Investment Vehicle to make such capital commitments), to the extent we do make investments in Investment Vehicles with a “capital commitment”, any failure on behalf of the Fund to fund such capital commitments, when called, could result in various penalties of default, including (i) a reduction or a complete loss of the Fund’s initial investment(s) in such Investment Vehicle; (ii) a prohibition from making additional investments in the Investment Vehicle; and (iii) any other actions that the Investment Vehicle may bring against the Fund.

The performance fees paid by Investment Vehicles to their general partners or managing members may cause such persons to make investments that have a greater risk/reward profile than would be the case in the absence of such performance fees, which may have an adverse impact on the Fund.

The performance fees paid by the Investment Vehicles in which the Fund invests to the general partners or managing members of such entities generally include a percentage of the gains of such Investment Vehicles, but may not be required to bear any percentage of the losses suffered thereby. This feature may cause the general partners or managing members to make or approve investments that have a greater risk/reward profile than would be the case in the absence of such a feature. Furthermore, management fees are generally required to be paid to the investment advisor of an Investment Vehicle even if such Investment Vehicle experiences net losses in a particular year or over the term of such Investment Vehicle.

The SPVs through which we may invest in Portfolio Companies may impose, among other items, additional restrictions and fees on the Fund’s investments in such Portfolio Companies.

Our investments in SPVs will typically require us to bear a pro rata share of the vehicles’ expenses, including operating and offering-related costs, which could result in higher expenses than if we invested in the single underlying Portfolio Company directly. Because SPVs are organized by managers unaffiliated with us and we will typically be one of many investors in the SPV, in purchasing an SPV interest, we entrust all aspects of the management of the SPV to its manager. SPVs are generally organized as limited liability companies. Some SPVs in which we invest may impose restrictions on when investors may withdraw their investment or limit the amounts investors may withdraw. To the extent we seek to reduce or sell our investment at a time or in an amount that is prohibited, we may not have the liquidity necessary to participate in other investment opportunities or may need to sell other investments that we may not have otherwise sold. Additionally, SPVs are not publicly traded and therefore may not be as liquid as other types of investments. The value of an SPV investment generally equals the fair value of its underlying securities, after discounting to take into account any fees paid to the SPV. Therefore, the fair value of investments in SPVs may differ from the value of the underlying securities were we to hold such securities directly. Finally, as investors in an SPV, we own interests in the SPV and have no ownership rights to the underlying securities. These characteristics present additional risks for shareholders. Individual SPVs that we invest in may have different terms and structures, which may present unique risks and result in different fee levels.

The Investment Vehicles in which we invest may not be registered as investment companies under the 1940 Act and therefore may not be subject to the provisions of the 1940 Act that are intended to be protective of our investors.

The Investment Vehicles in which we invest may not be registered as investment companies under the 1940 Act. Accordingly, the provisions of the 1940 Act, which, among other things, require investment companies to have securities held in custody at all times in segregated accounts and regulate the relationship between the investment company and its asset management, may not be applicable to an investment in the Investment Vehicle. While some managers of Investment Vehicles will register with the SEC and state agencies as registered investment advisers, because most if not all of the Investment Vehicles in which we invest will be pursuing a venture capital strategy, most if not all of the managers thereof will be exempt from registration. In such cases, these managers will not be subject to various disclosure requirements and rules that would apply to registered investment advisers.

The lack of operating history of Investment Vehicles may hamper the Investment Adviser’s ability to evaluate their investment performance.

Certain Investment Vehicles may be newly formed entities that have no operating histories. In such cases, the Investment Adviser may evaluate the past investment performance of the applicable managers of the Investment Vehicles or of their personnel. However, this past investment performance may not be indicative of the future results of an investment in an Investment Vehicle, and certain managers may have no past investment performance to evaluate at all. Although the Investment Adviser and its affiliates and its personnel have experience evaluating the performance of managers of Investment Vehicles, the Fund’s investment programs should be evaluated on the basis that there can be no assurance that the Investment Adviser’s assessments of Investment Vehicles, and in turn their assessments of the short-term or long-term prospects of investments, will prove accurate. Thus, the Fund may not achieve its investment objective and its NAV may decrease.

To the extent any of the Portfolio Investments hold digital assets and/or cryptocurrencies, the value of the Fund’s investment may be highly volatile and subject to fluctuations due to a number of factors.

Certain Portfolio Investments may hold digital assets and/or cryptocurrencies, including decentralized application tokens, protocol tokens and other cryptofinance coins, initial coin offerings, tokens and digital assets and instruments that are based on blockchain, distributed ledger or similar technologies, and derivatives on such cryptocurrencies (“Digital Assets”) as investments. The price of any such Digital Assets may fluctuate widely, which could adversely affect the value of the Shares, as well as the Investment Adviser’s ability to fair value the Shares. The price of any such Digital Assets held by Portfolio Investments could drop precipitously (including to zero). Several factors may result in a fall in the price of Digital Assets and may have a material adverse impact on the Fund, its investments and its ability to implement its investment strategy, including:

●	Regulatory changes, whether in or outside the United States, which inhibit (or ban) the holding and/or transacting in any such Digital Assets;

●	Whether a particular Digital Asset is determined to be a security or offered and sold as a security under federal or state securities laws;

●	Enforcement actions by regulatory authorities on cryptocurrency asset trading platforms on which Digital Assets are traded and which may serve as a pricing source for the calculation of the reference rate for Digital Assets that are used to value the Fund’s investments;

●	Fragmentation and lack of regulation of Digital Assets marketplaces, including of spot markets for cryptocurrency assets, can result in fraud, theft or market manipulation;

●	Global supply of any particular Digital Asset;

●	Any vulnerabilities regarding specific distributed ledgers to the extent that there is concentration in the ownership and/or staking of a Digital Asset and the level of concentration. These risks are generally heightened when there are higher levels of concentration of the ownership and/or staking of such Digital Assets;

●	That a significant portion of a Digital Asset is held by a small number of holders sometimes referred to as “whales”;

●	The potential for a blockchain for a cryptocurrency asset to diverge into different paths, also known as a “fork,” and the risk that proposed changes in the software of a digital asset are not adopted by a sufficient number of users, resulting in competing blockchains with different native crypto assets and sets of participants. The price of a Digital Asset in which the Fund may have exposure may reflect the impact of these forks;

●	The adoption of any particular Digital Asset as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the relevant network, and speculative expectations related thereto;

●	Interest rates, the rates of inflation of fiat currencies or cryptocurrencies, and Digital Asset and fiat currency conversion and exchange rates;

●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or cryptocurrencies, and Digital Asset and fiat currency conversion and exchange rates;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of any Digital Asset as a form of payment or the purchase of Digital Assets on the relevant markets;

●	Increased competition from other forms of Digital Assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or Digital Assets meant to serve as a medium of exchange by major private companies or other institutions;

●	Consumer and investor preferences and perceptions of Digital Assets;

●	Decreased confidence in Digital Asset exchanges generally and instability resulting from the failure of certain Digital Asset exchanges or cryptocurrency, such as the collapse of the FTX cryptocurrency exchange and the crash of the stablecoin Terra USD in 2022, or their being subject to theft, hacks, service outages, or manipulative trading activity, as well as to the lack of regulation and transparency associated with Digital Assets, such as Bitcoin, Litecoin and Ethereum;

●	Fiat currency withdrawal and deposit policies on cryptocurrency exchanges;

●	The liquidity of, and the levels of speculative interest and trading activity in, the Digital Asset markets;

●	Investment and trading activities of large holders of a particular Digital Asset;

●	An active derivatives market for Digital Assets; and

●	Valuation of investments by private funds and by the Fund.

An event that is not related to the security or utility of a blockchain can nonetheless precipitate a significant decline in the price of a different Digital Asset, such as the collapse of the FTX cryptocurrency exchange and the crash of the stablecoin Terra USD in 2022.

Adverse market conditions may have a material adverse impact on the Fund’s Portfolio Investments and the Fund’s returns.

The U.S. capital markets have experienced extreme volatility and disruption in recent years following the spread of COVID-19 in the United States, the failure of certain regional banks, military conflicts (including the conflict between Russia and Ukraine and the Israel-Hamas war), changes in monetary policies in response to changes in interest rates and inflation and increasing tensions relating to trade relationships, such as between the United States and China. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund. During periods of market disruption, portfolio companies may be more likely to seek to draw on unfunded commitments the Fund has made, and the risk of being unable to fund such commitments is heightened during such periods. These events have limited and could continue to limit the Fund’s investment originations, limit the Fund’s ability to grow and have a material negative impact on the Fund’s operating results and the fair values of the Fund’s debt and equity investments.

General Economic Conditions

The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), tax considerations and tax treatment, trade barriers, the imposition of tariffs, responses from foreign governments to the imposition of tariffs, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts and security operations). These factors may affect the level and volatility of the prices and liquidity of the Fund’s investments and could impair the Fund’s profitability or result in losses. The Fund could incur material losses as a result of difficult market conditions, and there can be no assurance that the Fund will not suffer material losses and other adverse effects from broad and rapid changes in market conditions in the future.

Financial Crises and Effects on Global Financial Markets

World financial markets have in the past experienced and may in the future experience extraordinary market conditions, including, among other things, extreme losses and volatility in securities markets and the failure of credit markets to function. In reaction to these events, regulators in the U.S. and several other countries previously have taken and may in the future take regulatory actions. However, global financial markets may remain volatile, and it is uncertain whether regulatory actions will be able to prevent losses and volatility in securities markets. It is possible that regulatory actions might increase the possibility of future volatility. Regulations may increase market fragmentation and decrease the global flow of capital as it may be too difficult for the Fund and other market participants to comply with multiple regulatory regimes. There may be significant new regulations that could limit the Fund’s activities and investment opportunities or change the functioning of capital markets, and there is the possibility of regional and/or worldwide economic downturn. Consequently, the Fund may not be capable of, or successful at, preserving the value of its assets, generating positive investment returns, or effectively managing its risks.

To the extent the Fund invests in foreign securities, such securities may be riskier, more volatile, and less liquid than investments in U.S. securities.

Differences between the U.S. and foreign regulatory regimes and securities markets, including the less stringent investor protection, less stringent accounting, corporate governance, financial reporting and disclosure standards of some foreign markets, as well as political and economic developments in foreign countries and regions and the U.S. (including the imposition of sanctions, tariffs, or other governmental restrictions), may affect the value of any Fund investments in foreign securities. Changes in currency exchange rates may also adversely affect the Fund’s foreign investments.

Political, social and economic uncertainty risks could have a material adverse effect on the Fund.

Social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest) that occur from time to time will create uncertainty and may have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which the Fund and the issuers in which it invests, directly and indirectly, are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets, including in established markets such as the United States. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.

Uncertainty can result in or coincide with: increased volatility in the global financial markets, including those related to equity and debt securities, loans, credit, derivatives and currency; a decrease in the reliability of market prices and difficulty in valuing assets; greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); further social, economic, and political instability; nationalization of private enterprises; greater governmental involvement in the economy or in social factors that impact the economy; greater, less or different governmental regulation and supervision of the securities markets and market participants and increased, decreased or different processes for and approaches to monitoring markets and enforcing rules and regulations by governments or self-regulatory organizations; limited, or limitations on the, activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; inability to purchase and sell assets or otherwise settle transactions (i.e., a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

Although it is impossible to predict the precise nature and consequences of these events, or of any political or policy decisions and regulatory changes occasioned by emerging events or uncertainty on applicable laws or regulations that impact the Fund’s investments, it is clear that these types of events will impact the Fund and the issuers in which it invests, directly and indirectly. The Portfolio Investments in which the Fund invests could be significantly impacted by emerging events and uncertainty of this type and the Fund will be negatively impacted if the value of its portfolio holdings decrease as a result of such events and the uncertainty they cause. There can be no assurance that emerging events will not cause the Fund to suffer a loss of any or all of its investments or interest thereon. The Fund will also be negatively affected if the operations and effectiveness of the Investment Adviser, its affiliates, the issuers in which the Fund invests or their key service providers are compromised or if necessary or beneficial systems and processes are disrupted.

Principal Risks Related to Our Business and Structure

We have no operating history and we are dependent on the portfolio manager of our Investment Adviser.

We were formed in April 2021 and have no operating history. As a result, we have limited financial information on which you can evaluate an investment in the Fund. In addition, our Investment Adviser, Strawberry Tree Management Company LLC, was formed in 2023 and has no previous experience managing a closed-end, registered investment company. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially or fall to zero. In addition, we are initially reliant on Erik Syvertsen, our President and one of our Trustees, Huoy-Ming Yeh, CEO of the Investment Adviser, as well as portfolio manager Abraham Othman for implementation of our initial investment program until such time as the Fund builds out a larger investment team. The absence or departure, for any reason, of either of the foregoing would require the Investment Adviser to replace such person with other qualified personnel, which could have an adverse impact on our investment program. The Investment Adviser intends to hire additional investment professionals.

Our financial condition and results of operations will depend on our ability to achieve our investment objective.

Our ability to achieve our investment objective will depend on our Investment Adviser’s ability to identify, analyze and invest in Portfolio Investments that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our Investment Adviser’s structuring of the investment process and its ability to provide competent, attentive and efficient services to us. There can be no assurance that the Investment Adviser will be successful in investing in Portfolio Investments that meet our investment criteria, or that we will achieve our investment objective. In addition, if the Fund fails to achieve its estimated size and the Expense Limitation Agreement is not renewed, expenses will be higher than expected. It may be difficult to implement the Fund’s strategy unless we raise a meaningful amount of assets.

Our Investment Adviser also currently manages several pooled investment vehicles in which we have no economic interest. These investment vehicles are typically Delaware limited liability companies, which hold the securities of one or more issuers of private company stock. Managing these pooled investment vehicles requires the time of the Investment Adviser’s professionals, and may distract them or slow the rate of investment in the Fund. Even if we are able to grow and build upon our investment operations, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. The results of our operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets, and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies as described herein, it could negatively impact our ability to make distributions.

We will likely experience fluctuations in our quarterly results and we may be unable to replicate past investment opportunities or make the types of investments we have made as of any particular date in future periods.

We will likely experience fluctuations in our quarterly operating results due to a number of factors, including the rate at which we make new investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. These fluctuations may in certain cases be exaggerated as a result of our focus on realizing capital gains rather than current income from our investments. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Due to the illiquid nature of our investments, we may not be able to sell our investments when we determine to do so.

When we or one of the Investment Vehicles in which we invest complete an investment, such purchaser generally becomes bound to the contractual transfer limitations imposed on the subject company’s stockholders as well as other contractual obligations, such as tag-along rights (i.e., rights of a company’s minority stockholders to participate in a sale of such company’s shares on the same terms and conditions as a company’s majority shareholder, if the majority stockholder sell its shares of the company). These obligations generally expire only upon an IPO by the subject company. As a result, prior to an IPO of a particular Portfolio Company, our or an Investment Vehicle’s ability to liquidate such securities may be constrained. Transfer restrictions and inability to withdraw capital from Investment Vehicles other than on a distribution therefrom could limit our ability to liquidate our positions in these securities (e.g., to fund quarterly repurchases of Shares).

We intend to adhere to our primary investment strategy to “buy and hold” our Portfolio Investment securities. However, in the event we determine it is in the best interest of the Fund to liquidate such securities prior to a Portfolio Investment’s liquidity event (i.e., IPO or merger or acquisition transaction of a Portfolio Company), there can be no assurance that a trading market will develop for the securities that we determine to liquidate or that the subject Portfolio Investments will permit their shares or interests to be sold through such platforms.

Due to the illiquid nature of most of our investments, we may not be able to sell these securities at times when we deem it necessary to do so (e.g., to fund quarterly repurchases of Shares), or at all. Due to the difficulty of assessing our NAV, the NAV for our Shares may not fully reflect the illiquidity of our portfolio, which may change on a daily basis, depending on many factors.

The Investment Vehicles in which we invest may be subject to lock-up provisions or agreements that could prohibit them from selling securities underlying our investments for a specified period of time.

Even if some of the Portfolio Companies of our Investment Vehicles complete IPOs, such private funds will often be subject to lock-up provisions that prohibit them from selling investments into the public market for specified periods of time after IPOs, typically 180 days. As a result, the market price of securities that we indirectly hold may decline substantially before the Investment Vehicles are able to sell these securities following an IPO and make distribution of proceeds to the Fund.

There are significant potential risks associated with investing, directly or indirectly, in venture capital and private equity-backed companies with complex capital structures.

A primary feature of our investment objective is to invest in private companies indirectly through Investment Vehicles, and to hold such our investments in such Investment Vehicles until a liquidity event with respect to such underlying Portfolio Company occurs, such as an initial public offering or a merger or acquisition transaction. Such private companies frequently have much more complex capital structures than traditional publicly-traded companies, and may have multiple classes of equity securities with differing rights, including with respect to voting and distributions. In addition, it is often difficult to obtain information with respect to private companies’ capital structures, and even where we are able to obtain such information, there can be no assurance that it is complete or accurate. In certain cases, such private companies may also have preferred stock or senior debt outstanding, which may heighten the risk of investing in the underlying equity of such private companies, particularly in circumstances when we have limited information with respect to such capital structures. Although we believe that our Investment Adviser’s senior investment professionals and our Board of Trustees have extensive experience evaluating and investing in private companies with such complex capital structures, and in Investment Vehicles that invest in such companies, there can be no assurance that we will be able to adequately evaluate the relative risks and benefits of investing in a particular Investment Vehicle or its underlying investments. Any such failure on our part could cause us to lose part or all of our investment, which in turn could have a material and adverse effect on our NAV and results of operations.

There are significant potential conflicts of interest, which could impact our investment returns and limit the flexibility of our investment policies.

We have entered into an Investment Advisory Agreement with the Investment Adviser. Abraham Othman, the Investment Adviser’s Chief Investment Officer, and Huoy-Ming Yeh, the Investment Adviser’s Chief Executive Officer, are the executive officers of the Investment Adviser and, as such, have decision-making authority with respect to the management of the Adviser’s investment advisory business.

In addition, our executive officers and Trustees, and the principals of our Investment Adviser serve or may serve as officers and directors of entities that operate in a line of business similar to our own, including new entities that may be formed in the future. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our Shareholders.

While the investment focus of each of these entities may be different from our investment objective, it is likely that new investment opportunities that meet our investment objective will come to the attention of one of these entities, or new entities that will likely be formed in the future in connection with another investment advisory client or program, and, if so, such opportunity might not be offered, or otherwise made available, to us. However, our executive officers, Trustees and Investment Adviser intend to treat us in a fair and equitable manner over time consistent with their applicable duties under law so that we will not be disadvantaged in relation to any other particular client. In addition, while the Investment Adviser anticipates that it will from time to time identify investment opportunities that are appropriate for both the Fund and the other funds or accounts that are currently or in the future may be managed by the Investment Adviser, to the extent it does identify such opportunities, the Investment Adviser has established a written allocation policy to ensure that the Fund is not disadvantaged with respect to the allocation of investment opportunities among the Fund and such other funds and accounts. These allocation policies provide that the general policy of the Investment Adviser is that allocations must be fair and equitable, consistent with each client’s governing documents and the Investment Adviser’s fiduciary duties. The factors that the Adviser may consider when determining allocations include, without limitation: (1) client mandate nuances and restrictions; (2) portfolio construction targets (diversification, exposures, position sizing); (3) stage of each client’s investment period, cash availability, or pacing; (4) regulatory, tax, or operational considerations; (5) existing exposure to the issuer or sector; and (6) minimum/maximum check sizes or issuer-imposed capacity limits. Our Board of Trustees will monitor on a quarterly basis any such allocation of investment opportunities between the Fund and any such other funds and accounts.

We do not intend to enter into transactions with Portfolio Investments that may be considered affiliates of the Fund or the Investment Adviser, nor do we intend (a) to purchase or sell any securities or other property, to or from any affiliate or promoter of the Fund, or any principal underwriter of the Fund, or any affiliate of the foregoing, (b) to loan money to any of the foregoing, or (c) to enter into a joint enterprise with any of the foregoing. As such, the Fund does not anticipate any conflicts of interest or potential issues arising with respect to the prohibitions on affiliate transactions contained in Sections 17(a) and 17(d) of the 1940 Act (and the rules promulgated thereunder). The Fund will at all times comply with such provisions, and to the extent deemed necessary by the Board of Trustees, will apply for exemptive relief from the SEC. If the Fund files an application for exemptive relief with the SEC for any reason, there is no guarantee that such relief will be granted. In any interim period pending response to an application for exemptive relief from the SEC, the Fund will comply with the requirements of the 1940 Act concerning affiliate transactions. In addition, the Fund has implemented certain written policies and procedures to ensure that the Fund does not engage in any prohibited transactions with any affiliates. Under the 1940 Act, our Board of Trustees has a duty to evaluate, and shall oversee the analysis of, all conflicts of interest involving the Fund and its affiliates, and shall do so in accordance with the aforementioned policies and procedures.

We have also adopted a Code of Ethics which applies to, among others, our officers, including our principal executive officer and principal financial officer, as well as our Trustees, Chief Compliance Officer and employees. Our officers and Trustees also remain subject to the fiduciary obligations imposed by both the 1940 Act and applicable state corporate law. Our Code of Ethics requires that all employees, officers and Trustees avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to our Code of Ethics, each employee and Trustee must provide the Fund with periodic reports concerning their personal securities transactions and obtain prior clearance of certain personal trades. The Board of Trustees shall consider reports made to it under the Code of Ethics and shall determine whether the policies established in the Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including, but not limited to, a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and disgorgement of any profits to the Fund. The Board of Trustees shall review the Code of Ethics at least once a year.

In addition, certain Investment Vehicles in which the Fund invests may be subject to potential conflicts of interest, which could ultimately impact the Fund’s returns. For example, certain Investment Vehicles may pay up to 5% of their total profits to affiliates of their investment advisers, which may incentive such investment advisers to pursue speculative investments and use leverage in a manner that adversely impacts their performance.

The lack of experience of our Investment Adviser and its management in operating under the constraints imposed on us as a registered investment company may hinder the achievement of our investment objective.

We will be subject to numerous constraints on our operations under both the 1940 Act and the Code. For example, qualification for U.S. federal income taxation as a RIC requires satisfaction of source-of-income, diversification and distribution requirements. The Investment Adviser does not have experience investing under these constraints. These constraints, among others, may hinder the Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

We may be subject to certain corporate-level taxes regardless of whether we continue to qualify as a RIC.

We intends to elect to be treated as a RIC and to operate in a manner so as to qualify annually for the U.S. federal income tax treatment applicable to RICs. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on our income and gain that we distribute to our Shareholders if such distributions are made on a timely basis. To qualify as a RIC, we must meet certain income source, asset diversification and annual distribution requirements (and will pay corporate-level U.S, federal income tax on any undistributed income). Each of these ongoing requirements for qualification for the favorable tax treatment available to RICs requires that we obtain information from the Investment Vehicles in which we are invested. However, Investment Vehicles generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for us to monitor the sources of our income and the diversification of our assets and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Vehicles in which we can invest. Furthermore, although we expect to receive information with respect to the investment performance of an Investment Vehicle on a regular basis, in most cases there is little or no means of independently verifying this information and certain Investment Vehicles may not provide this information on a timely basis. We may also be subject to certain U.S. federal excise taxes, as well as state, local and foreign taxes (including withholding taxes).

We will satisfy the annual distribution requirement for a RIC if we distribute to our Shareholders on a timely basis generally an amount equal to at least 90% of our investment company taxable income for each year. Under certain circumstances, we may be restricted from making distributions necessary to qualify as a RIC. If we are unable to obtain cash from other sources, we may fail to qualify as a RIC and, thus, may be subject to corporate-level income tax. Because we must make distributions to our Shareholders as described above, such distributed amounts, to the extent a Shareholder is not participating in our dividend reinvestment option, will not be available to us to make investments. We will be subject to corporate-level U.S. federal income tax on any undistributed income and/or gain.

To qualify as a RIC, in general, we must also meet certain annual income source requirements at the end of each taxable year and asset diversification requirements at the end of each quarter of each taxable year. Failure to meet these tests may result in our having to (a) dispose of certain investments quickly or (b) raise additional capital to prevent the loss of RIC status. Because most of our investments are in private vehicles and are generally illiquid, any such dispositions may be at disadvantageous prices and may result in losses. Additionally, we may only be permitted to redeem our interest in an Investment Vehicle at certain times specified by the governing documents of each respective Investment Vehicle. These limitations may prevent us from timely curing a diversification failure by disposing of non-diversifying assets.

Some of the income that we may earn directly or indirectly through an Investment Vehicle, such as income recognized from an equity investment in an operating partnership or certain income or gain from cryptocurrencies, may not satisfy the income source test. The Fund may have to dispose of interests in Investment Vehicles that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Vehicles earn income of a type that is not qualifying gross income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test. To manage the risk that such income might jeopardize our tax status as a RIC resulting from a failure to satisfy the gross income test, one or more wholly owned U.S.- or foreign-domiciled subsidiaries, including special purpose vehicles formed by the Fund to acquire securities (each, a “Subsidiary”), treated as either U.S. corporations or non-U.S. corporations for U.S. federal income tax purposes may be employed to hold the related investment. Such Subsidiaries generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to our Shareholders. The Fund will comply with the provisions of Section 8 of the 1940 Act governing investment policies on an aggregate basis with any Subsidiary and with provisions of Section 18 of the 1940 Act governing capital structure and leverage on an aggregate basis with any Subsidiary. Any Subsidiary will not be a registered investment company under the 1940 Act and therefore is not required to comply with the requirements of the 1940 Act applicable to registered investment companies, including Section 17. However, the Fund will apply the provisions relating to affiliated transactions and custody set forth in Section 17 of the 1940 Act and/or the rules thereunder to any Subsidiary. The Investment Adviser will serve as the adviser to any Subsidiary pursuant to the Investment Advisory Agreement with respect to the Fund, which complies with Section 15 of the 1940 Act. The Fund will not primarily control or acquire any entity that engages in investment activities in securities or other assets other than a wholly owned Subsidiary.

Also, the rules applicable to our qualification as a RIC are complex with many areas of uncertainty. Accordingly, no assurance can be given that we will continue to qualify as a RIC. If we fail to qualify as a RIC for any reason and become subject to regular “C” corporation income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Such a failure would have a material adverse effect on us and our Shareholders. The Code includes certain savings provisions that will allow the Fund to cure certain inadvertent failures to qualify as a RIC due to failures of the income source and asset diversification requirements, although there may be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the income source or asset diversification requirements. For a more detailed discussion, see “U.S. Federal Income Tax Matters”.

Shareholders may be subject to federal, state or local income tax as a result of the automatic reinvestment of distributions without distribution of cash to pay such tax.

For U.S. federal income tax purposes, all distributions are generally taxable whether a Shareholder takes them in cash or they are reinvested pursuant to the reinvestment policy in additional Shares of the Fund. The automatic reinvestment of distributions does not relieve a participant of any U.S. federal income tax that may be payable (or required to be withheld) on such distributions and does not provide a participant a correlating distribution of cash to pay such tax. For a more detailed discussion, see “U.S. Federal Income Tax Matters”.

Risks Related to the Offering Made Pursuant to this Prospectus and Our Shares Shareholders will have only limited liquidity.

The Fund is a closed-end investment company and is designed for long-term investors. Unlike many closed-end investment companies, the Fund’s Shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the Shares and the Fund expects that no secondary market will develop. Shares may only be transferred or resold in accordance with the Fund’s repurchase policy, which is at the sole discretion of the Board.

The Fund does not currently intend to list its Shares for trading on any national securities exchange, and there is not expected to be any secondary trading market in the Shares. The Shares are therefore not readily marketable. Even though the Fund may make quarterly repurchase offers to repurchase a portion of the Shares to provide some liquidity to Shareholders, you should consider the Shares to be illiquid. This risk may be even greater for Shareholders expecting to sell their Shares in a relatively short period during the Fund’s continuous offering. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares. The Fund is not suitable for investors who cannot bear the risk of loss of all or part of their investment, or who need a reasonable expectation of being able to liquidate all or a portion of their investment in a particular time frame. The Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the Shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. In the event that Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a Shareholder.

See “Quarterly Repurchases of Shares.”

Additional Risks

A cyberattack could have a material adverse effect on the Fund.

Like other business enterprises, the use of the Internet and other electronic media and technology exposes the Fund and its service providers to potential operational and information security risks from cybersecurity incidents, including cyberattacks. Cyberattacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release or misuse of confidential information or various other forms of cybersecurity breaches. Cyber-attacks affecting the Fund or the Investment Adviser, Custodian, Transfer Agent, intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyberattacks may interfere with the processing of Shareholder transactions, impact the Fund’s ability to calculate its NAV, cause the release of private Shareholder information or confidential (including proprietary) company information, impede trading, subject the Fund to regulatory fines or financial losses, cause reputational damage and/or otherwise disrupt normal business operations. The Fund may also incur additional costs for cybersecurity risk management purposes. Similar types of cybersecurity risks are also present for Investment Vehicles and Portfolio Investments in which the Fund invests, which could result in material adverse consequences for such Portfolio Investments, and may cause the Fund’s investment in such Portfolio Investments to lose value. The Investment Adviser has established business continuity plans and risk management systems reasonably designed to seek to reduce the risks associated with cyberattacks, but there is no guarantee the Investment Adviser’s efforts will succeed either entirely or partially because, among other reasons: the nature of malicious cyberattacks is becoming increasingly sophisticated; the Investment Adviser cannot control the cybersecurity systems of issuers or third-party service providers; and there are inherent limitations to risk management plans and systems, including that certain current risks may not have been identified and additional unknown threats may emerge in the future. There is also a risk that cybersecurity breaches may not be detected.

Even in the event the value of your investment declines, the Advisory Fee will still be payable.

The Advisory Fee shall accrue daily at an annual rate equal to 1.00% of the average daily calculated NAV of the Fund, and shall be paid quarterly in arrears. The Advisory Fee is payable regardless of whether the NAV of the Fund or your investment declines. As a result, we will owe the Investment Adviser a quarterly Advisory Fee regardless of whether we incurred significant realized capital losses and unrealized capital depreciation (losses) during the fiscal quarter for which the Advisory Fee is paid.

Our Board of Trustees may change our non-fundamental investment policies and our investment strategies without prior notice or Shareholder approval, the effects of which may be adverse.

Our Board of Trustees has the authority to modify or waive our non-fundamental investment policies, and our investment criteria and strategies without Shareholder approval and without prior notice. We cannot predict the effect any changes to our current non-fundamental operating policies, investment criteria and strategies would have on our business, NAV of the Fund and operating results. However, the effects might be adverse, which could negatively impact our ability to make distributions to Shareholders and cause you to lose all or part of your investment.

There is a risk that you may not receive distributions or that our distributions may not grow over time, particularly since we invest principally in securities that do not produce current income.

We cannot assure you that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions or year-to-year increases in cash distributions. As we intend to focus on making principally capital gains-based investments directly and indirectly in equity securities (which generally will not be income producing) and pursuant to the restrictions on capital gains distribution of an investment company contained in the 1940 Act, we will not make distributions any more frequently than twice in any calendar year nor do we expect to become a predictable issuer of distributions. In addition, we expect that our distributions, if any, will be less consistent than other investment companies that principally make debt investments. If the Fund declares a cash distribution, then Shareholders’ distribution will be automatically reinvested (net of any applicable withholding tax) in additional Shares, unless they specifically “opt out” of the dividend reinvestment option by written request to the Investment Adviser so as to receive cash.

We will have discretion over the use of proceeds from this continuous offering and will use proceeds in part to satisfy operating expenses.

We will have broad discretion over the use of the proceeds of this continuous offering and may use the net proceeds in ways with which you may not agree. We cannot assure you that we will be able to successfully utilize the proceeds within the timeframe contemplated. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of this offering. Our ability to achieve our investment objective may be limited to the extent that the net proceeds of this offering, pending full investment, are used to pay operating expenses. In addition, we can provide you no assurance that any future offering will be successful, or that by increasing the size of our available equity capital our aggregate expenses, and correspondingly, our expense ratio, will be lowered.

Early investors in the Fund will bear a greater proportion of the Fund’s organizational expenses.

The Fund’s Shareholders may incur the costs of the Fund’s organization (through the Expense Reimbursement Agreement), and therefore early investors in the Fund may bear a greater proportion of the Fund’s organizational expenses. It is also possible that the Fund may not raise significant assets, either initially or on a longer-term basis, further increasing the proportion of costs borne by early investors.

Possible exclusion of a shareholder based on certain detrimental effects.

The Fund may repurchase Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder, if, in addition to the Fund complying with Section 23(c) of the 1940 Act and the rules thereunder, which could require the Fund to obtain an exemptive order:

●	ownership of the Shares by the Shareholder or other person likely will cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

●	continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Investment Adviser or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

●	any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

●	the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (as hereinafter defined) (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares; or

●	the Fund or the Board of Trustees determine that the repurchase of the Shares would be in the best interest of the Fund.

The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.

The foregoing list of “risk factors” is not a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Prospectus and consult with their own legal, tax and financial advisors before deciding to invest in the Fund.

MANAGEMENT OF THE FUND

The Board of Trustees

The Board of Trustees of the Fund has overall responsibility for monitoring the Fund’s investment program and its management and operations. At least a majority of the Board of Trustees are and will be persons who are not “interested persons” of the Fund or the Investment Adviser (as such term is defined in Section 2(a)(19) of the 1940 Act, each, an “Independent Trustee” and, collectively, the “Independent Trustees”). Any vacancy on the Board of Trustees may be filled by the remaining Trustees, except to the extent the 1940 Act requires the election of Trustees by Shareholders. Subject to the provisions of Delaware law, the Trustees will have all powers necessary and convenient to carry out this responsibility. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board of Trustees, are set forth under “Management” in the SAI.

Portfolio Manager

The Investment Adviser’s Portfolio Management Team is principally responsible for the investment management of the Fund. See below for biographies of each member of the Portfolio Management Team.

Abraham Othman. Mr. Othman is the Chief Investment Officer of the Investment Adviser. He is responsible for designing the investment framework and allocation logic and developing quantitative and thematic models to guide portfolio composition. Mr. Othman has a AB in Applied Mathematics from Harvard and a Ph.D. in Computer Science from Carnegie Mellon. He co-founded Building Robotics in 2012 and has served as head of Data Science and head of investment committee at AngelList, developing quantitative venture capital frameworks. Mr. Othman is the Founder & CTO (Chief Scientist) at Cognomos Inc.

The Fund is initially reliant on Mr. Othman for implementation of its initial investment program until such time as the Fund builds out a larger investment team. The absence or departure of Mr. Othman, for any reason, would require the Investment Adviser to replace such individual with other qualified personnel, which could have an adverse impact on the Fund’s investment program. The Investment Adviser intends to hire additional investment professionals.

Compensation of Portfolio Manager

The portfolio manager receives a fixed annual salary and a discretionary bonus, which is dependent upon the overall performance of the Investment Adviser. The Portfolio Management Team members do not receive any additional compensation from the Fund for serving as a portfolio manager of the Fund. The SAI provides additional information about the compensation of the Portfolio Management Team, other accounts managed by the Portfolio Management Team, and the Portfolio Management Team’s ownership of securities of the Fund.

The Investment Adviser

Under the supervision of the Board of Trustees and pursuant to the Investment Advisory Agreement, Strawberry Tree Management Company LLC, an investment adviser registered with the SEC under the Advisers Act, serves as Investment Adviser to the Fund. The Investment Adviser is located at 140 Lakeside Avenue, Suite 100, Seattle, WA 98122.

The Investment Adviser was formed in December 2023 as a Delaware limited liability company, and registered with the SEC under the Advisers Act in March 2024. The Investment Adviser manages multiple investment vehicles, and as of September 23, 2025 had in the aggregate approximately $329 million under management. The Investment Adviser has no previous experience managing a closed-end, registered investment company.

Pursuant to the Investment Advisory Agreement, the Investment Adviser is responsible for developing, implementing and supervising the Fund’s investment program and providing day-to-day management services to the Fund. The Investment Advisory Agreement authorizes the Investment Adviser to implement the Fund’s investment program.

The Investment Adviser also provides office space, telephone services and utilities, and administrative, secretarial, clerical and other personnel as necessary to provide the services required to be provided under the Investment Advisory Agreement.

At a meeting of the Board of Trustees held on October 29, 2025, the Board, including a majority of the Independent Trustees (as defined below), approved a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Fund and the Adviser. The Board also determined to recommend to the Fund’s shareholder(s) that they approve the New Investment Advisory Agreement. After considering the Board’s recommendation, the holder of the Fund’s outstanding voting securities as of October 29, 2025 approved the New Investment Advisory Agreement by written consent, effective on or about November 30, 2025. The New Investment Advisory Agreement is the same in all material respects to the current Investment Advisory Agreement.

For a discussion of the Investment Adviser’s compensation, see “Fees and Expenses – Advisory Fee” below.

Indemnification

The Investment Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Investment Adviser is not liable to the Fund or any of the Fund’s Shareholders for any act or omission by the Investment Adviser in the course of, or connected with, rendering services under the Investment Advisory Agreement and provides for indemnification by the Fund of the Investment Adviser, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Investment Adviser for liabilities incurred by them in connection with their services to the Fund, subject to certain limitations and conditions.

Control Persons and Principal Holders of Securities

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. As of October 1, 2025, Strawberry Tree Management Company LLC was the sole Shareholder of record of the Fund.

The Fund Administrator and Transfer Agent

The Fund has entered into a Services Agreement (the “Services Agreement”) with SS&C GIDS, Inc., the administrator (the “Fund Administrator”) and transfer agent (the “Transfer Agent”) of the Fund to perform certain financial, accounting, corporate, administrative, registrar, transfer agent and other services on behalf of the Fund. The Fund Administrator and Transfer Agent will be paid a monthly fee (the “Services Fee”) by the Fund.

The Fund Administrator and Transfer Agent is responsible, pursuant to the Services Agreement and under the ultimate supervision of the Investment Adviser, for matters pertaining to the administration of the Fund, including, but not limited to, the following: (i) preparing and maintaining the financial and accounting records and statements of the Fund; (ii) arranging for the provision of accounting, clerical and administrative services; (iii) coordinating communications of the Board of Trustees; (iv) maintaining records of the Fund; and (v) providing the coordination and processing of all repurchase offers. The Fund Administrator and Transfer Agent is also responsible, pursuant to the Services Agreement, for providing transfer agent services to the Fund in connection with the sale and repurchase of Shares, the Fund Administrator and Transfer Agent is the dividend paying agent of the Fund.

The Services Fee is based on the Fund Administrator and Transfer Agent’s standard schedules of fees charged by it for similar services. The Fund may retain other service providers affiliated with the Fund Administrator and Transfer Agent to perform the administrative services that would otherwise be performed by the Fund Administrator and Transfer Agent and such service providers may be located outside of the United States.

The initial term of the Services Agreement is three years. Thereafter, if not terminated as provided in the Services Agreement, the Services Agreement shall continue automatically in effect for successive two year periods. The Services Agreement is subject to termination by the Fund Administrator and Transfer Agent or by the Fund upon not less than 90 calendar days’ written notice prior to the commencement of any successive term. The Services Agreement is also terminable upon the material breach of the other party of any term of the Services Agreement if such breach is not cured within 30 days of notice of such breach to the breaching party, or if the other party enters receivership or other similar event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Under the Services Agreement, the Fund has agreed to indemnify and hold harmless the Fund Administrator and Transfer Agent, its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (together the “Fund Administrator Indemnified Parties”) from and against any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind (including legal fees and costs to enforce this provision) that Fund Administrator Indemnified Parties suffer, incur or pay as a result of any third party claim or claim among the parties, except to the extent that such losses result primarily from the gross negligence, willful misconduct or fraud of the Fund Administrator Indemnified Parties in the performance of their duties or obligations under the Services Agreement.

In providing services as an administrator, the Fund Administrator and Transfer Agent does not act as a guarantor of the Fund’s Shares. Moreover, the Fund Administrator and Transfer Agent is not responsible for any investment decisions of the Fund (all of which will be made by the Investment Adviser) or the effect of such investment decisions on the performance of the Fund.

The Fund may engage a different administrator or perform such administrative services itself in its discretion upon notice to Shareholders.

The Fund Administrator and Transfer Agent’s principal business address is 1055 Broadway Street, Kansas City, MO 64105.

The Custodian

The Fund will enter into a custody agreement (the “Custody Agreement”) with U.S. Bank, N.A. (the “Custodian”) to act as the Fund’s custodian of all assets delivered to and accepted by the Custodian, in each case in accordance with the provisions of Section 17 of the 1940 Act and any associated rules and regulations. The Custodian may place certain of the Fund’s assets with sub-custodians and/or depositories.

The fees payable to the Custodian are based on its standard schedule of fees charged by the Custodian for similar services. These fees are detailed in the Custody Agreement, a copy of which is filed herewith and can be obtained from the Investment Adviser by written request to the Investment Adviser at the following e-mail address: requests@strawberrytree.co, or by a written request addressed to the Investment Adviser at 140 Lakeside Avenue, Suite 100, Seattle, WA 98122. The Fund may retain other custodians from time to time without notice to, or approval of, any Shareholder.

The Custody Agreement is subject to termination by the Custodian or by the Fund upon not less than 90 calendar days’ written notice.

The Custodian’s principal business address is 1555 North RiverCenter Drive, Suite 302, Milwaukee, WI 53212.

The Distributors

The Fund will enter into a Distribution Agreement with each of ALPS Distributors, Inc. (“ALPS”) and North Capital Private Securities Corporation (“North Capital”) (each, a “Distributor” and together, the “Distributors”) to act as a distributor for the Shares. Each Distributor bears all of its expenses of providing distribution services as described under the applicable Distribution Agreement. The Fund assumes and pays all charges not specifically assumed or otherwise to be provided by each Distributor under the applicable Distribution Agreement.

In addition, the Investment Adviser will enter into a Distribution Services Letter Agreement with each Distributor. The Investment Adviser will pay each Distributor certain fees for providing marketing and sales support services to the Fund and the Investment Adviser and reimburse certain out-of-pocket expenses incurred by the applicable Distributor in connection therewith. Such fees shall be paid out of the legitimate assets of the Investment Adviser, and were not used as a factor by the Board of Trustees in connection with their approval of either the Advisory Agreement or the Advisory Fee. See “Fees and Expenses – Distributor Expenses” below.

The Distribution Agreement and the Distribution Services Letter Agreement with ALPS each has an initial term of two years. Thereafter, if not terminated as provided in the Distribution Agreement, the Distribution Agreement shall continue automatically in effect for successive annual periods. The Distribution Services Letter Agreement is terminable upon termination of the Distribution Agreement. The Distribution Agreement and the Distribution Services Letter Agreement are each subject to termination by ALPS or by the Fund upon 60 calendar days’ written notice.

The Distribution Agreement and the Distribution Services Letter Agreement with North Capital has an initial term of one year. Thereafter, if not terminated as provided in the Distribution Agreement, the Distribution Agreement shall continue automatically in effect for successive annual periods. The Distribution Services Letter Agreement is terminable upon termination of the Distribution Agreement. The Distribution Agreement is subject to termination by North Capital or by the Fund upon 60 calendar days’ written notice.

ALPS’s principal business address is 1290 Broadway, Suite 1000, Denver, Colorado 80203. North Capital’s principal business address is 623 E. Fort Union Boulevard, Suite 101, Midvale, Utah 84047.

The Chief Compliance Officer

SS&C GIDS, Inc. (the “CCO Provider”) provides to the Fund the services of Lucas Foss, the Chief Compliance Officer of the Fund, pursuant to the Services Agreement between the Fund and the CCO Provider. The Fund compensates the CCO Provider for providing such compliance officer services to the Fund. These fees are detailed in the Services Agreement, a copy of which filed is herewith and can be obtained from the Investment Adviser by written request to the Investment Adviser at the following e-mail address: requests@strawberrytree.co, or by a written request addressed to the Investment Adviser at 140 Lakeside Avenue, Suite 100, Seattle, WA 98122. The Board of Trustees may terminate the provision of services by the CCO Provider on 90 days’ written notice to the CCO Provider.

The CCO Provider’s principal business address is 1055 Broadway Street, Kansas City, MO 64105.

Liquidating Trust

The Board of Trustees may, at its discretion if determined to be in the best interests of Shareholders, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of, all or a portion of, the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the 1940 Act and applicable Delaware law, and could result in expenses that the Shareholders would bear indirectly. There are no current plans to liquidate the Fund.

Potential Listing

The Fund may, but is not obligated to, pursue a listing of its Shares on a national securities exchange. The completion of a listing is in the sole discretion of the Board of Trustees, and there can be no assurance that a listing will be available or that market conditions will permit a listing. As a result, there can be no assurance that the Fund will complete a listing.

Independent Registered Public Accounting Firm and Legal Counsel

RSM US LLP (the “Accounting Firm”) serves as the independent registered public accounting firm of the Fund. The Accounting Firm’s principal business address is located at 555 17th St, Suite 1200, Denver, CO 80202.

The law firm of Dechert LLP, 1900 K Street, NW, Washington, DC 20006, serves as legal counsel to the Fund. The firm may also act as legal counsel to the Investment Adviser and its affiliates with respect to various matters. The firm does not represent potential investors with respect to their investment in the Fund.

FEES AND EXPENSES

Advisory Fee

The Fund will pay the Advisory Fee to the Investment Adviser as compensation for its Investment Advisory services. The Advisory Fee shall accrue daily at an annual rate equal to 1.00% of the average daily calculated NAV of the Fund and shall be paid quarterly in arrears. The NAV of the Fund is determined by subtracting the Fund’s liabilities from the fair market value of its assets, to be determined as set forth under “Determination of Net Asset Value” below. A discussion regarding the basis for the Board of Trustees approval of the Investment Advisory Agreement, or any future amendments, will be available in the Fund’s annual and semi-annual report to Shareholders.

Repurchase Fee

The Fund’s Board of Trustees has determined to waive the Fund’s Repurchase Fee assessed on Shareholders who choose to participate in the Fund’s repurchase offers. This waiver will remain in effect indefinitely, unless and until the Board of Trustees approves its modification or termination. This waiver may be terminated only by the Fund’s Board of Trustees at any time. Absent such a waiver, Shareholders who choose to participate in the Fund’s repurchase offers will incur a repurchase fee equal to 2.00% of the value of the Shares the Fund repurchases from them for Shares held less than one year. Shares held longest will be treated as being repurchased first and Shares held shortest will be treated as being repurchased last. The repurchase fee does not apply to Shares that were acquired through reinvestment of distributions. Shares held for one year or more are not subject to the 2.00% fee. Repurchase fees are paid to the Fund directly and are designed to offset costs charged by the Transfer Agent for repurchasing Shares and for costs associated with fluctuations in Fund asset levels and cash flow caused by such repurchases.

Shareholder Services Fee

The Fund has adopted a “Shareholder Services Plan” under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients to whom they have distributed Shares of the Fund. Such services may include responding to customer inquiries of a general nature regarding the Fund; responding to customer inquiries and requests regarding Statements of Additional information, shareholder reports, notices, proxies and proxy statements, and other Fund documents; and providing such other similar services as the Fund or the Investment Adviser may reasonably request to the extent the financial industry professional is permitted to do so under applicable statutes, rules, or regulations. The Fund may incur such foregoing expenses on an annual basis equal to 0.25% of its daily average NAV.

Distributor Expenses

Pursuant to each Distribution Agreement between the Fund and each Distributor (together, the “Distribution Agreements”), each Distributor bears all of its expenses of providing distribution services as described under the applicable Distribution Agreement. The Fund assumes and pays all charges not specifically assumed or otherwise to be provided by the applicable Distributor under the applicable Distribution Agreement. The Fund pays, among other things: (i)all fees and expenses in connection with the registration of the Fund and the Shares under the United States securities laws and the registration and qualification of Shares for sale in the various jurisdictions in which the Fund will determine it is advisable to qualify such Shares for sale; and (ii)the cost of preparing and printing of sufficient copies of the Fund’s Prospectus and any other sales material (and any supplements or amendments thereto). Each Distributor serves in such capacity on a best efforts basis, subject to various conditions, and may enter into related selling group agreements with various Financial Intermediaries to assist in the distribution of Shares. Shares are available to investors investing through Financial Intermediaries where such Financial Intermediary has agreed to provide certain administrative services.

Pursuant to each Distribution Services Letter Agreement between the Investment Adviser and each Distributor, the Investment Adviser will pay each Distributor certain fees for providing marketing and sales support services to the Fund and the Investment Adviser and reimburse certain out-of-pocket expenses incurred by each Distributor in connection therewith. Such fees shall be paid out of the legitimate assets of the Investment Adviser, and were not used as a factor by the Board of Trustees in connection with their approval of either the Advisory Agreement or the Advisory Fee.

Other Expenses

Subject to the Expense Limitation Agreement and the Expense Reimbursement Agreement, the Fund pays all of its organizational and investment expenses, including, but not limited to, brokerage commissions (if any) and all other costs of executing transactions, interest expense, insurance expense, custodial expense, and all ongoing ordinary administrative and operational costs of the Fund, including (but not limited to) legal costs, accounting costs, taxes and any fees paid to the Fund Administrator, the Custodian or the CCO Provider, and all expenses incurred in connection with the continuous offering and sale of its Shares and communications with Shareholders. The Fund also directly pays any extraordinary operating expenses.

The Investment Adviser bears all ongoing ordinary administrative and operational costs of the Investment Adviser, including employees’ salaries, facilities, travel costs, technology costs, office supplies, research and data costs, and its own legal, accounting and filing fees.

The Board of Trustees, including a majority of the Independent Trustees, has adopted a procedure that the Board of Trustees has determined is reasonably designed to provide that any fee, payment, commission, or other financial incentive of any type (“Broker Fees”) received by affiliated persons of the Fund or the Investment Adviser for effecting transactions as broker (“Affiliated Broker”) in connection with the purchase and sale of securities by the Fund are (i) reasonable and fair compared to the Broker Fees received by other brokers in connection with comparable transactions involving similar instruments being purchased or sold on a securities exchange during a comparable period of time, or (ii) otherwise subject to the limits prescribed by Section 17(e) of the 1940 Act. Such procedure permits the Fund to effect transactions through an Affiliated Broker, provided that the Broker Fees received by the Affiliated Broker in connection with the sale of securities to or by the Fund are subject to the following limits contained in Section 17(e)(2) of the 1940 Act: (1) if the transaction is effected on a securities exchange, the compensation may not exceed the “usual and customary broker’s commission” (as defined in Rule 17e-1 under the 1940 Act); (2) in the case of the purchase of securities by the Fund in connection with a secondary distribution, the compensation cannot exceed 2% of the sale price; and (iii) the compensation for transactions otherwise effected cannot exceed 1% of the purchase or sale price. Rule 17e-1 defines a “usual and customary broker’s commission” as one that is fair compared to the commission received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. The Board of Trustees, including a majority of Independent Trustees, shall determine no less frequently than quarterly that all transactions effected pursuant to the aforementioned procedures during the preceding quarter were effected in compliance with such procedures. The Fund has adopted a policy that it will not utilize the services of Affiliated Brokers (although Affiliated Brokers may be engaged by sellers or buyers in transactions opposite the Fund). Notwithstanding the foregoing, no Affiliated Broker will receive any undisclosed fees from the Fund in connection with any transaction involving the Fund and such Affiliated Broker, and to the extent any transactions involving the Fund are effected by an Affiliated Broker, such Affiliated Broker’s Broker Fees for such transactions shall be limited in accordance with Section 17(e)(2) of the 1940 Act and the Fund’s policies and procedures concerning Affiliated Brokers.

Expense Limitation Agreement

The Investment Adviser has entered into a written Expense Limitation Agreement under which it has agreed to limit the total expenses of the Fund (excluding (i) the management fee; (ii) organizational and offering expenses; (iii) any administrative, distribution, servicing, account opening, shareholder servicing, transfer and sub-transfer agency and sub-accounting fees, and all expenses in connection with shareholder meetings and/or proxy solicitations; (iv) all acquired fund fees and expenses and all transactional costs, including legal, structuring, audit, and brokerage commissions, associated with consummated and unconsummated acquisitions, dispositions and maintenance of investments by the Fund; (v) interest, borrowing costs and expenses (including those associated with lines of credit and credit facilities); (vi) all federal, state, local and foreign taxes; (vii) merger or reorganization expenses; and (viii) extraordinary expenses distinguished by their unusual nature or infrequency, including, without limitation, costs incurred in connection with litigation, arbitration, mediation, indemnification, government investigations, claims or proceedings, and any expenses in connection with holding and/or soliciting proxies for annual or other meetings of shareholders) to an annual rate of 1.00% of the average NAV of the Fund until one year from the effective date of this Prospectus, and from year to year thereafter; provided that each such continuance is specifically approved by the Board of Trustees and the Investment Adviser. The Investment Adviser may recoup from the Fund fees previously reduced or expenses previously reimbursed by the Investment Adviser with respect to the Fund pursuant to the Expense Limitation Agreement if such recoupment does not cause the Fund to exceed the Expense Limitation in effect at the time of waiver/reimbursement or at the time of recoupment and the reimbursement is made within three years after the time at which the Investment Adviser reduced the fee or incurred the expense.

Expense Reimbursement Agreement

The Investment Adviser will incur the Fund’s organizational costs and the initial offering costs associated with the Fund’s continuous offering of Shares. Pursuant to the Expense Reimbursement Agreement between the Fund and the Investment Adviser, the Fund will be obligated to reimburse the Investment Adviser for any such payments within two years of the Investment Adviser incurring such expenses only if and to the extent that the Fund’s net assets exceed $20,000,000. This contractual arrangement will remain in effect through at least one year from the effective date of this Prospectus, and prior to such date, the Investment Adviser may not terminate the arrangement without the approval of the Board of Trustees.

INVESTOR SUITABILITY

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investor should invest in the Fund only money that it can afford to lose, and it should not invest in the Fund money to which it will need access in the short-term or on a frequent basis. In addition, all investors should be aware of how the Fund’s investment strategies fit into their overall investment portfolios because the Fund is not designed to be, by itself, a well-balanced investment for a particular investor.

The Fund should be considered to be an illiquid investment. Investors will not be able to redeem Shares on a daily basis because the Fund is a closed-end fund. The Fund’s Shares are not traded on an active market and there is currently no secondary market for the Shares, nor does the Fund expect a secondary market in the Shares to develop. However, limited liquidity may be available through the quarterly repurchase offers described in this Prospectus at the sole discretion of the Board. The Fund may not be suitable as the sole investment for investors who require minimum annual distributions from a retirement account through which they hold Shares.

SUBSCRIPTION FOR SHARES

Each investor must initially purchase a minimum of $500 of Shares in the Fund. The Fund reserves the right to waive the investment minimum. The Fund may accept both initial and additional applications by investors to purchase Shares at such times as the Fund may determine, subject, in the case of investors purchasing Shares with cash, to the receipt of cleared funds on or prior to the third business day prior to the relevant subscription date (or such other acceptance date set by the Fund and notified to prospective Shareholders prior to a subscription date).

Each investor purchasing Shares must submit a completed application to a Financial Intermediary before the applicable purchase date. The Fund has the sole right to accept applications for Shares and reserves the right to reject in its complete and absolute discretion any application for Shares in whole or in part, which it will do only in the event that acceptance of any particular subscription for Shares would cause the Fund either to be in breach of any applicable laws or regulations, such as anti-money laundering laws or sanctions, or would impose burdensome compliance obligations on the Fund, such as certain laws and regulations related to foreign investors. The Fund also reserves the right to suspend sales of Shares at any time.

PLAN OF DISTRIBUTION

ALPS Distributors,Inc., located at 1290 Broadway, Suite 1000, Denver, Colorado 80203, and North Capital Private Securities Corporation, located at 623 E. Fort Union Boulevard, Suite 101, Midvale, Utah 84047 (each, a “Distributor” and together, the “Distributors”), each act as a Fund’s distributor in connection with the offering of Fund Shares. Each Distributor serves on a best efforts basis, subject to various conditions. It is not required to buy any Shares and does not intend to make a market in the Shares. The Fund’s Shares are offered for sale at NAV next calculated after receipt of the purchase in good order, plus the applicable sales load. A purchase will be deemed to have been received in good order if the application for Shares has been completed in accordance with the instructions provided to the investor and meets the required minimum purchase amount. The initial NAV of the Shares is $20.00 per Share. Each Distributor may enter into selling group agreements with various broker-dealers to assist in the distribution of Shares. No arrangement has been made by the Fund to place funds received in an escrow, trust or similar account. Shares of the Fund will not be listed on any national securities exchange. ALPS does not receive compensation from the Fund for its distribution services. North Capital may receive sales charges and commissions, but it does not receive any other compensation from the Fund for its distribution services. The Investment Adviser pays each Distributor a fee for providing certain distribution-related services to the Fund.

The Investment Adviser or its affiliates, in the Investment Adviser’s or such affiliates’ discretion and from their own resources, including out of the Investment Adviser’s own legitimate profits from advising the Fund, may pay additional compensation to brokers or dealers in connection with the sale and distribution of Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

The Fund and the Investment Adviser have agreed to indemnify each Distributor against certain liabilities, including liabilities under the Securities Act, or to contribute to payments each Distributor may be required to make because of any of those liabilities. The Distribution Agreements do not include indemnification of the Distributors against liability resulting from willful misfeasance, bad faith or gross negligence on the part of the applicable Distributor in the performance of its duties or from reckless disregard by the applicable Distributor of its obligations and duties under the applicable Distribution Agreement.

Prior to the date on which the Fund’s registration statement on Form N-2 became effective, the Investment Adviser purchased Shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act.

How to Purchase Fund Shares

Investors may purchase Shares directly from the Fund in accordance with the instructions below. Investors may buy and sell Shares of the Fund through Financial Intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell Shares of the Fund. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. A Financial Intermediary may hold Shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other Shareholder services. Financial Intermediaries may charge fees for the services they provide in connection with processing an investor’s transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NASDAQ is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Wire or ACH — Initial Investment

To make an initial investment in the Fund, the Transfer Agent must receive a completed account application before an investor wires or transmits funds. Investors may mail or overnight deliver an account application to the Transfer Agent, or submit an application through the Fund’s website. To make an initial purchase through the Fund’s website, an investor will first create an electronic account and electronically complete, execute and deliver a copy of the subscription agreement, which is available at www.usvc.com. You will also be asked to electronically provide ACH instructions to the Fund for the full purchase price of the Fund’s Shares being subscribed for.

Upon receipt of the completed account application, the Transfer Agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire or ACH payment. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If investors wish to wire money to make an investment in the Fund, please email the Fund at invest@usvc.com for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. ACH payments will be made automatically once the investor’s account is set up on the Fund’s website. The Fund will normally accept wired or ACH transferred funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NASDAQ. An investor’s bank may charge such investor a fee for wiring same-day funds. The bank should transmit funds by wire to:

UMB Bank N.A.

1010 Grand Blvd, Kansas City, MO 64106

ABA (Routing) Number: 101000695

Account Number: 9872749014

Account Title: SS&C GIDS INC AS AGENT FOR STRAWBERRY TREE MANAGEMENT LLC

By Wire — Subsequent Investments

Before sending a wire, investors must contact the Fund Administrator to advise it of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the Transfer Agent and the Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

Investors may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from an investor’s bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. Investors may elect to make subsequent investments by transfers of at least the subsequent minimum investment amount of $100 quarterly, semi-annually or yearly into such investor’s established Fund account. Please email the Fund at invest@usvc.com for more information about the Fund’s Automatic Investment Plan.

As requested on the application, investors must supply a full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may email the Fund at invest@usvc.com for additional assistance when completing an application.

If the Fund Administrator does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within five business days if clarifying information/documentation is not received.

The Fund reserves the right to reject any application only in the event that accepting such an application would cause the Fund either to be in breach of any applicable laws or regulations, such as anti-money laundering laws or sanctions, or would impose burdensome compliance obligations on the Fund, such as certain laws and regulations related to foreign investors.

Purchase Terms

The minimum initial purchase by an investor is $500. The Fund’s Shares are offered for sale at NAV, plus any applicable sales load. The price of the Shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Shares.

Investors purchasing Shares will pay a sales load based on the amount of their investment in the Fund. The sales load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.0% to 3.0%, as set forth in the table below. A reallowance will be made by the applicable Distributor from the sales load paid by each investor. There are no sales charges on reinvested distributions. Each of the Fund and the Investment Adviser reserves the right to waive sales loads at its discretion. The following sales loads apply to your purchases of Shares:

Investment Amount	Sales Load
Less than $249,999	3.0%
$250,000 - $499,999	2.5%
$500,000 - $999,999	2%
Over $1,000,000	0%

You may be able to buy Shares without a sales load (i.e., “load-waived”) or with an adjusted sales load (i.e., “load-adjusted”) if you fall in one of the following categories:

●	Current and retired Trustees and officers of the Fund, their families (e.g., spouse, domestic partner, dependent children, parent) and any purchases referred through the Investment Adviser.

●	Employees of the Investment Adviser and their families, or any full-time employee or registered representative of a Distributor or of broker-dealers having dealer agreements with a Distributor (a “Selling Agent”) and their immediate families (or any trust, pension, profit sharing or other benefit plan for the benefit of such persons).

●	Investors with no associated broker-dealer who purchase Shares directly through the Fund or the Transfer Agent.

●	Any full-time employee of a bank, savings and loan, credit union or other financial institution that utilizes a Selling Agent to clear purchases of the Fund’s Shares and their immediate families.

●	Participants in certain “wrap-fee” or asset allocation programs or other fee-based arrangements sponsored by broker-dealers and other financial institutions that have entered into agreements with a Distributor.

●	Clients of registered investment advisers that have entered into arrangements with a Distributor providing for Shares to be used in particular investment products made available to such clients and for which such registered investment advisers may charge a separate fee, including third party administrators.

●	Institutional investors (which may include bank trust departments and registered investment advisers).

●	Any accounts established on behalf of registered investment advisers or other intermediaries or their respective clients by broker-dealers that charge a transaction fee and that have entered into agreements with a Distributor.

●	Separate accounts used to fund certain unregistered variable annuity contracts or Section 403(b) or 401(a) or (k) accounts under the code.

●	Employer-sponsored retirement or benefit plans with total plan assets in excess of $5 million where the plan’s investments in the Fund are part of an omnibus account. A minimum initial investment of $1 million in the Fund is required. The Fund, in its sole discretion, may waive these minimum dollar requirements.

●	Portfolio Company shareholders who exchange shares in such Portfolio Companies for Fund Shares.

In addition, concurrent purchases by related accounts may be combined to determine the application of the sales load. The Fund will combine purchases made by an investor, the investor’s spouse or domestic partner and dependent children when it calculates the sales load.

It is the investor’s responsibility to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. If you purchase Shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Right of Accumulation

For the purposes of determining the applicable reduced sales load, the right of accumulation allows you to include prior purchases of Shares of the Fund as part of your current investment as well as reinvested distributions. To qualify for this option, you must be either:

●	an individual;

●	an individual and spouse purchasing Shares for your own account or trust or custodial accounts for your dependent children; or

●	a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Code, including related plans of the same employer.

If you plan to rely on this right of accumulation, you must notify the Fund’s Transfer Agent at the time of your purchase. You will need to give the Transfer Agent your account numbers. Existing holdings of family members or other related accounts of a Shareholder may be combined for purposes of determining eligibility. If applicable, you will need to provide the account numbers of your spouse and your dependent children as well as the ages of your dependent children.

Letter of Intent

The letter of intent allows you to count all investments within a 13-month period in Shares of the Fund as if you were making them all at once for the purposes of calculating the applicable reduced sales loads. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. The letter of intent does not preclude the Fund from discontinuing sales of its Shares. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase. To determine the applicable sales load reduction, you also may include the cost of Shares of the Fund, as applicable, which were previously purchased at a price including a front-end sales load during the 90-day period prior to the Transfer Agent receiving the letter of intent. You may combine purchases and exchanges by family members (limited to spouse and dependent children living in the same household). You should retain any records necessary to substantiate historical costs because the Fund, the Transfer Agent and any Financial Intermediaries may not maintain this information. Shares acquired through reinvestment of distributions are not aggregated to achieve the stated investment goal.

Shareholder Services Fee

The Fund has adopted a “Shareholder Services Plan” under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services may include responding to customer inquiries of a general nature regarding the Fund; responding to customer inquiries and requests regarding Statements of Additional information, shareholder reports, notices, proxies and proxy statements, and other Fund documents; and providing such other similar services as the Fund or the Investment Adviser may reasonably request to the extent the financial industry professional is permitted to do so under applicable statutes, rules, or regulations. The Fund may incur such foregoing expenses on an annual basis equal to 0.25% of its daily average NAV.

QUARTERLY REPURCHASES OF SHARES

At the recommendation of the Investment Adviser and subject to the sole discretion of the Board of Trustees (the “Board”), the Fund may, from time to time, provide Shareholders with a limited degree of liquidity by offering to repurchase Shares pursuant to written tenders (each, a “repurchase offer”). No fundamental policy or other undertaking obligates the Fund to make any repurchase offer, to conduct such offers on any set schedule, or to repurchase any specific amount of Shares. Repurchase offers, if any, will be made to all holders of Shares.

Under normal market circumstances, the Fund currently intends—but is not required—to limit each repurchase offer to no more than 5% of its net assets on a quarterly basis. The aggregate value of Shares that the Fund actually repurchases in any offer (the “Repurchase Offer Amount”) will be determined by the Board in its sole discretion and may be stated as a percentage of the Fund’s outstanding Shares. The Board may decide (i) not to conduct a repurchase offer at a time the Fund normally conducts one, (ii) to conduct an offer for less than 5% of net assets, or (iii) to repurchase Shares at a discount to their prevailing NAV.

If a repurchase offer is oversubscribed, the Fund will repurchase Shares on a pro rata basis (subject to the de-minimis and other adjustments permitted by the 1940 Act and related rules). Accordingly, Shareholders should not rely on being able to tender the full amount—or any—of their Shares in any particular repurchase offer.

If the Board determines that the Fund will offer to repurchase Shares, written notice will be provided to Shareholders that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other terms and information that Shareholders should consider in deciding whether and how to participate in such repurchase opportunity.

Each Shareholder whose Shares have been accepted for repurchase will continue to be a Shareholder of the Fund until the repurchase date (and thereafter if the Shareholder retains Shares following such repurchase) and may exercise its voting rights with respect to the repurchased Shares until the repurchase date. Moreover, the account maintained in respect of a Shareholder whose Shares have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the valuation date, and such Shareholder’s account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the repurchase date.

Payments in cash for repurchased Shares may require the Fund to liquidate portfolio investments earlier than the Investment Adviser would otherwise do so, borrow monies, or hold larger-than-normal cash positions, any of which could (i) generate realized losses, (ii) increase the Fund’s portfolio turnover or operating expenses, and (iii) adversely affect the Fund’s ability to achieve its investment objective. During periods of market stress the Board may determine that some or all of the Fund’s investments cannot be liquidated at their fair value; in such circumstances the Board is more likely to reduce, postpone, suspend, or terminate a repurchase offer, or to repurchase Shares at a discount.

The repurchase of Shares is subject to all applicable regulatory requirements. If the Board determines that modification of the procedures described above is required or appropriate to comply with such requirements—or otherwise deems a change to be in the best interests of the Fund—it may adopt revised repurchase procedures without prior notice to Shareholders, to the extent permitted by law.

Repurchase Fee

For Shares held less than one year, the Fund will deduct a 2.00% repurchase fee on your repurchase amount. Shares held longest will be treated as being repurchased first and Shares held shortest will be treated as being repurchased last. The repurchase fee does not apply to Shares that were acquired through reinvestment of distributions. Shares held for one year or more are not subject to the 2.00% fee. Repurchase fees are paid to the Fund directly and are designed to offset costs charged by the Transfer Agent for repurchasing Shares and for costs associated with fluctuations in Fund asset levels and cash flow caused by such repurchases.

Minimum Account Balance

If you tender some but not all of your Shares for repurchase, you will be required to maintain a minimum Fund account balance of $500 after giving effect to the repurchase. If the value of your Fund account falls below $500 as a result of you tendering a portion of your Shares for repurchase, the Fund may repurchase all of your remaining Shares at any time without notice and send you the proceeds. Any such repurchase will be conducted in accordance with Section 23 of the 1940 Act and the rules thereunder. You may incur a tax liability as a result of the Fund repurchasing your Shares.

The Board of Trustees may change this account minimum balance requirement from time to time, or waive this minimum in whole or in part.

BORROWING

The Fund may borrow or issue preferred Shares or debt during its first 12 months of operations, but it does not presently intend to do so. Thereafter the Fund intends to have the option to borrow, which such borrowing, if any, the Fund anticipates would be used to satisfy requests from Shareholders pursuant to the quarterly repurchase offers, which are at the sole discretion of the Board, and otherwise to provide the Fund with temporary liquidity. The amount that the Fund may borrow will be limited by the provisions of Section 18 of the 1940 Act, which, among other limitations contained therein relating to the declaration of dividends or distributions, limits the issuance of a “senior security” (as defined in the 1940 Act) to those instances where immediately after giving effect to such issuance, the Fund will have “net asset coverage” (as defined in the 1940 Act) of at least 300%. The interest on borrowing by the Fund will be at prevailing market rates, to the extent the Fund borrows. Notwithstanding the foregoing, the Fund intends to limit its borrowing, if any, and the overall leverage of its portfolio to an amount that does not exceed 33 1/3% of the Fund’s gross asset value.

DISTRIBUTIONS

Following the disposition by the Fund of securities of Portfolio Companies, or the receipt by the Fund of distribution proceeds from an Investment Vehicle, the Fund will make cash distributions of the net profits, if any, to Shareholders (subject to the dividend reinvestment policy, as described below) once each fiscal year at such time as the Board of Trustees determines in its sole discretion (or twice in a fiscal year at such times determined by the Board of Trustees, if necessary for the Fund to maintain its status as a RIC and in accordance with the 1940 Act). The Fund will establish reasonable reserves to meet Fund obligations prior to making distributions.

DIVIDEND REINVESTMENT POLICY

The Fund will operate under a dividend reinvestment policy administered by SS&C GIDS, Inc. (the “Agent”). Pursuant to the policy, any distributions by the Fund to its Shareholders, net of any applicable U.S. withholding tax, are reinvested in Shares of the Fund.

Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating Shareholder. Shareholders who do not wish to have distributions automatically reinvested should so notify the Agent in writing at USVC Venture Capital Access Fund, c/o SS&C GIDS, Inc. PO Box 219027, Kansas City, MO 64121. Such written notice must be received by the Agent 30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the dividend reinvestment policy. Under the dividend reinvestment policy, the Fund’s distributions to Shareholders are reinvested in full and fractional Shares as described below.

When the Fund declares a distribution, the Agent, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution by the Fund’s NAV per Share as of the date of such distribution.

The Agent will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Agent will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the dividend reinvestment policy. The Agent will distribute all proxy solicitation materials, if any, to participating Shareholders.

In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the dividend reinvestment policy, the Agent will administer the dividend reinvestment policy on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participant’s account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. See sections entitled “Risks Related to Our Business and Structure” and “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to, and additional information may be obtained from, the Agent at USVC Venture Capital Access Fund, c/o SS&C GIDS, Inc. PO Box 219027, Kansas City, MO 64121.

DETERMINATION OF NET ASSET VALUE

The NAV of the Fund’s Shares is determined daily, as of the close of regular trading on the NASDAQ (normally, 4:00 p.m., Eastern time). Each Share will be offered at NAV next calculated after receipt of the purchase in good order, plus the applicable sales load. A purchase will be deemed to have been received in good order if the application for Shares has been completed in accordance with the instructions provided to the investor. During the continuous offering, the price of the Shares will increase or decrease on a daily basis according to the NAV of the Shares. In computing NAV, portfolio securities of the Fund are valued at their current fair market values determined on the basis of market quotations, if available. Because public market quotations are not typically readily available for most of the Fund’s securities, they are valued at fair value as determined pursuant to procedures and methodologies approved by the Board of Trustees. The Board of Trustees has delegated the day-to-day responsibility for determining these fair values to the Investment Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act. The Investment Adviser has developed valuation procedures and methodologies, which have been approved by the Board of Trustees, and will make valuation determinations and act in accordance with those procedures and methodologies, and in accordance with the 1940 Act. The Board of Trustees oversees the implementation of the Fund’s valuation procedures. The Board of Trustees shall monitor (i) the material aspects of the Fund’s valuation procedures as adopted by the Board of Trustees and revised from time to time, and (ii) the Fund’s compliance with respect to the valuation of its assets under the 1940 Act.

Pursuant to valuation policies and procedures approved by the Board of Trustees, the Investment Adviser is responsible for determining and documenting (1) whether market quotations are readily available for portfolio securities of the Fund; (2) the fair value of portfolio securities for which market quotations are not readily available; (3) the fair value of any other assets or liabilities considered in the determination of the NAV. Depending on the portfolio security being valued, the Investment Adviser is responsible for maintaining records for each investment, reflecting various significant positive or negative events in the fundamental financial and market information relating to each investment that support or affect the fair value of the investment. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. There is no single standard for determining fair value of a security. Rather, in determining the fair value of a security for which there are no readily available market quotations, the Investment Adviser may consider several factors, including the implied valuation of the asset as reflected by stock purchase contracts reported on alternative trading systems, fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security, the price of such security in a meaningful private or public investment or merger or acquisition of the issuer subsequent to the Fund’s investment therein, the per unit or per share price of the security to be valued in recent verifiable transactions, including private secondary transactions, and the recommendation of the Fund’s Portfolio Management Team. The Investment Adviser will determine fair market value of Fund assets in accordance with consistently applied written procedures approved by the Board of Trustees and in accordance with GAAP. Under GAAP, the valuation of investment holdings is governed by Financial Accounting Standards Board Accounting Standards Code, Section 820 “Fair Value Measurement” (“ASC 820”). The Investment Adviser may engage a valuation specialist to support the Investment Adviser in its fair valuation of the Investment Vehicles and other assets held by the Fund that may require fair valuation under the Fund’s valuation procedures. The cost of such valuation specialist will be paid by the Fund.

Prior to investing in any Investment Vehicle, the Investment Adviser will conduct an initial due diligence review of the valuation methodologies utilized by the Investment Vehicle, which generally shall be based upon readily observable market values when available, and otherwise utilize principles of fair value that are reasonably consistent with those used by the Fund for valuing its own investments. Subsequent to investment in an Investment Vehicle, the Investment Adviser will monitor the valuation methodologies used by each Investment Vehicle. These valuations involve significant judgment by the managers of the Investment Vehicles and may differ from their actual realizable value. In valuing its investments in Investment Vehicles that may hold cryptocurrencies and digital assets, the Fund will apply its valuation methodology to Investment Vehicles as a whole and will not be valuing cryptocurrencies and digital assets on a stand-alone basis. Valuations of Investments Vehicles will typically be provided to the Fund based on interim unaudited financial records of the Investment Vehicles, and, therefore, will be estimates and may fluctuate as a result. The Investment Adviser may have limited ability to assess the accuracy of these valuations.

Fair value prices are necessarily subjective in nature, and there is no assurance that such a price will be at or close to the price at which the security is next quoted or next trades.

CONFLICTS OF INTEREST

The following actual and potential conflicts of interest exist in respect of the Fund:

(1)            Role of the Investment Adviser. The Investment Adviser has an inherent conflict of interest in recommending itself to the Board of Trustees as the Fund’s Investment Adviser.

(2)            Other Activities. The principals of the Investment Adviser will devote substantially all of their working time to the management and operation of the Investment Adviser, including the investment process, monitoring and management of the Fund and other investment funds. However, the principals of the Investment Adviser may be involved in other business ventures. The Fund will not share in the risks or rewards of the Investment Adviser or its principals with respect to such other ventures. However, such other ventures will compete for their time and attention and might create other conflicts of interest. The Investment Advisory Agreement does not require the Investment Adviser to devote its full time or any specified portion of its time to the Fund, although the Investment Adviser intends to dedicate a reasonable amount of time to the Fund and its activities.

(3)            Other Products Managed by the Investment Adviser. The Investment Adviser currently manages over 20 other fund products (including, for the avoidance of doubt, SPVs), and could possibly manage in the future additional fund products or other accounts, that has (or could have) an investment program which could overlap with that of the Fund. The allocation of investments between the Fund and any such products or accounts is and would be governed by the Investment Adviser’s allocation policies and procedures described above under the caption “Risk Factors”, which are designed to provide for fair and equitable treatment of the Fund.

(4)            Financial Intermediaries. Financial Intermediaries may receive ongoing compensation in respect of selling Shares, and they may have a conflict of interest in consulting with investors as to the purchase and repurchase of Shares. Further, Financial Intermediaries may receive different amounts of compensation with respect to sales of the Shares than from other products advised by the Investment Adviser and/or its affiliates, and therefore may have incentives to favor one or more products over others.

The Fund has implemented certain written policies and procedures to ensure that the Fund does not engage in any prohibited transactions with any affiliates. Under the 1940 Act, our Board of Trustees has a duty to evaluate, and shall oversee the analysis of, all conflicts of interest involving the Fund and its affiliates, and shall do so in accordance with the aforementioned policies and procedures.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund is a statutory trust organized under the laws of the state of Delaware and intends to elect to be treated as a RIC for U.S. federal income tax purposes. The Fund is authorized to issue an unlimited number of Shares and may divide the Shares into one or more Classes. The Shares are not currently divided into multiple classes. The Shareholders are entitled to one vote for each Share held of the Fund, on matters on which Shares of the Fund shall be entitled to vote. Each Share, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. Any meeting of Shareholders may be called by the Board of Trustees or Shareholders holding at least a majority of the outstanding Shares of the Fund. Except for the exercise of their voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund.

All Shares are equal as to right of repurchase by the Fund, dividends and other distributions, and voting rights and currently have no preemptive or other subscription rights. Shareholders are not liable for further calls or assessments, except that a Shareholder may be obligated to repay any funds wrongfully distributed to such Shareholder. The Fund will send periodic reports (including financial statements) to all Shareholders. The Fund does not intend to hold annual meetings of Shareholders. Shareholders are entitled to receive dividends only if and to the extent declared by the Board of Trustees and only after the Board of Trustees has made provision for working capital and reserves as it in its sole discretion deems advisable. Shares are not available in certificated form. With very limited exceptions, Shares are not transferable, and liquidity will be provided only through the Fund’s quarterly repurchase offers at the sole discretion of the Board. See “Prospectus Summary – Summary of Risk Factors; Illiquidity of Fund Shares.”

Except as otherwise required by any provision of the Declaration of Trust and By-Laws or of the 1940 Act, any action requiring a vote of Shareholders shall be effective if taken or authorized by the affirmative vote of a majority of the total number of votes eligible to be cast by Shareholders that are present in person or by proxy at the meeting. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, after payment of all of the liabilities of the Fund, Shareholders generally are entitled to a pro rata share of the remaining assets of the Fund.

Except as otherwise required by any provision of the Declaration of Trust and By-Laws or of the 1940 Act, (1) those candidates for election to be a Trustee receiving a plurality of the votes cast at any meeting of Shareholders shall be elected as Trustees, and (2) all other actions of the Shareholders taken at a meeting shall require the affirmative vote of Shareholders holding a majority of the total number of votes eligible to be cast by those Shareholders who are present in person or by proxy at such meeting.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to Shareholders of investing in the Fund’s Shares, reflects the federal tax law as of the date of this Prospectus only, and does not address special tax rules applicable to certain types of investors, such as corporate, tax-exempt and non-U.S. Shareholders. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. Investors should consult their tax advisers regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The Fund intends to elect to be treated and to qualify each year for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet, among other things, certain source-of-income and asset diversification requirements each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its Shareholders in the form of dividends or capital gain distributions. In addition, the Code imposes a 4% nondeductible federal excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year.

The Fund intends to make distributions of investment company taxable income after payment of the Fund’s operating expenses no less frequently than annually. Unless a Shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested (net of applicable withholding tax) in additional Shares of the Fund pursuant to the dividend reinvestment policy. For U.S. federal income tax purposes, all distributions are generally taxable whether a Shareholder takes them in cash or they are reinvested pursuant to the policy in additional Shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Distributions of the Fund’s net capital gains (“capital gain distributions”), if any, are taxable to Shareholders as long-term capital gains, regardless of the length of time Shares have been held by Shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s Shares and, after that basis has been reduced to zero, will constitute capital gains to the Shareholder (assuming the Shares are held as a capital asset). The determination of the character for U.S. federal income tax purposes of any distribution from the Fund will be made as of the end of the Fund’s taxable year. Generally, no later than 60 days after the close of its taxable year, the Fund will provide Shareholders with a written notice designating the amount of any capital gain distributions and any other distributions.

For more detailed information regarding tax considerations, see the section of the SAI entitled “Tax Status.”

CERTAIN PROVISIONS IN THE DECLARATION OF TRUST AND BY-LAWS

The Fund’s Declaration of Trust and By-Laws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board of Trustees, and could have the effect of depriving the Fund’s Shareholders of an opportunity to sell their Shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office (i) with or without cause at any time any meeting of Shareholders by a vote of the holders of two-thirds of outstanding Shares of the Fund, or (ii) with or without cause at any time by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees). The number of Trustees is currently three, but by action of a majority of the Trustees, the number of Trustees may from time to time be increased or decreased. Subject to applicable provisions of the 1940 Act, vacancies on the Board may be filled by a majority action of the remaining Trustees. Such provisions may work to delay a change in the majority of the Board.

The Fund’s Declaration of Trust provides that a Shareholder may not commence a proceeding on behalf of the Fund only if the following conditions are met: (i) the Shareholder makes a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees is only deemed not likely to succeed and therefore excused if, and only if, a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Independent Trustees; and (ii) unless a demand is not required under (i), the Trustees are afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees are entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. These provisions do not apply to any claims arising under the federal securities laws, including the 1940 Act, Securities Act and Securities and Exchange Act of 1934, as amended.

The Fund’s Declaration of Trust also provides that the Court of Chancery of the State of Delaware or the federal district courts of the United States of America shall be the exclusive forum in which certain types of litigation may be brought, or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction. This forum selection provision may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims. If a court were to find the forum selection provision contained in the Declaration of Trust to be inapplicable or unenforceable in an action, the Fund may incur additional costs associated with resolving such action in other jurisdictions. The Declaration of Trust provides that Shareholders waive any and all right to trial by jury in any claim, suit, action or proceeding.

Reference should be made to the Declaration of Trust and By-Laws on file with the SEC for the full text of these provisions.

RESERVES

Liabilities and accruals shall be determined in accordance with GAAP.

LEGAL PROCEEDINGS

The Fund is not currently a party to any legal proceeding that we believe would have a material adverse effect upon the Fund or the ability of the Investment Adviser to perform its contract with the Fund.

ADDITIONAL INFORMATION

The Prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC. The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this Prospectus for information about how to obtain a paper copy of the Registration Statement or the SAI without charge.

PRIVACY POLICY NOTICE

This Privacy Policy Notice discloses the privacy policies of the Fund, which is serviced by the Administrator, the Custodian, the Transfer Agent and the CCO Provider, and advised by the Investment Adviser (collectively, the “Companies”). The Fund and Companies are referred to herein collectively as “we” or “us.”

Protecting your privacy is a top priority

We realize that our ability to offer superior products and services depends on the personal and financial information we collect from you. We value your business and are committed to maintaining your trust. That is why we have made your privacy a top priority.

The information we have and where we get it

We collect information about you from a variety of sources, including:

●	Information we receive from you on applications or other forms, such as your name, address and phone number; email address, your social security number or tax identification number, citizenship and residency and your assets, income and other household information;

●	Information about your other transactions with us, our affiliates or others including financial intermediaries or broker-dealers, such as your account balances and transactions history; and

●	Information from visitors to our website provided through online forms, site visitorship data and online information-collecting devices known as “cookies.”

For more information about what we collect online, including our use of cookies, please visit our website at www.usvc.com.

We do not solicit personal or financial information from minors without written parental consent, nor do we knowingly market products and services to minors. If you are a parent or guardian and you are aware that your minor child has provided us with such information, please contact us.

How we use this information

We may share all of the information we collect with the Companies as part of the ordinary course of providing financial products and services to you, for the purpose of offering you new products and services to address your financial needs, for product development purposes and as otherwise required or permitted by law.

To assist in our business dealings with you, we may also share this information with companies (other than the Companies) that perform services, including marketing services, on our behalf (such as vendors that package and mail our shareholder statements or reports and marketing research firms that enhance our ability to market our products and services). We do not share your information with mailing list or direct marketing companies. Thus, the information you provide to us will not result in unwanted solicitations from third-party marketers.

Finally, we may share this information with other entities outside of the Companies for the following purposes, including among others:

●	To respond to a subpoena or court order, judicial process or regulatory inquiry;

●	To report suspicious transactions to government agencies and law enforcement officials;

●	To protect against fraud;

●	To provide products and services with the consent or the direction of a customer; or

●	In connection with the proposed or actual sale or merger of all or a portion of a business or operating unit.

Except as described above, and except for information we provide to nonaffiliated third parties as otherwise required or permitted by law, we do not share information about you with nonaffiliated third parties.

Security of personal financial information

We restrict access to information about you to those employees of the Fund or the Companies we determine need to know that information to provide products and services to you. We maintain physical, electronic and procedural safeguards to protect this information. Our contracts with the Companies contain provisions restricting their use of your personal information to those purposes for which they were hired.

We continuously assess new technology for protecting information and upgrade our systems where appropriate.

If you have any questions or concerns about this Privacy Policy Notice, please write to us at:

USVC Venture Capital Access Fund
140 Lakeside Avenue, Suite 100
Seattle, WA 98122

Former customers

If, for whatever reason, our customer relationship with you ends, we will preserve your information as necessary to comply with applicable laws. The measures we take to protect the privacy of customer information, as described in this Privacy Policy Notice, will continue to apply to you.

Our operations will be impacted by a growing movement to adopt comprehensive privacy and data protection laws similar to the GDPR, including in the U.S., where such laws focus on privacy as an individual right in general. For example, the State of California passed the California Consumer Privacy Act of 2018 (as amended, the “CCPA”), which took effect on January 1, 2020. The CCPA generally applies to businesses that collect personal information about California consumers and meet certain thresholds with respect to revenue or buying and/or selling consumers’ personal information. The CCPA imposes stringent legal and operational obligations on such businesses as well as certain affiliated entities that share common branding. The CCPA is enforceable by the California Attorney General. Additionally, if unauthorized access, theft, or disclosure of a consumer’s personal information occurs, and the business did not maintain reasonable security practices, consumers could file a civil action (including a class action) without having to prove actual damages. Statutory damages range from $100 to $750 per consumer per incident, or actual damages, whichever is greater. The California Attorney General also may impose civil penalties ranging from $2,500 to $7,500 per violation. California Privacy Rights Act (“CPRA”), which became effective on January 1, 2023, amended and extended the protections of the CCPA. Under the CPRA, California established a new state agency focused on the enforcement of its privacy laws, leading to greater levels of enforcement and greater costs related to compliance with the CCPA and CPRA.

We reserve the right to change this Privacy Policy Notice, and any of the policies described herein, at any time. We will notify you of our Privacy Policy Notice annually and inform you of any changes as required. The examples contained in this Privacy Policy Notice are illustrations; they are not intended to be exclusive.

USVC VENTURE CAPITAL ACCESS FUND
COMMON SHARES OF BENEFICIAL INTEREST
PROSPECTUS
OCTOBER 29, 2025

Filed Pursuant to Rule 424(b)(3)

Registration No.  333-255702

STATEMENT OF ADDITIONAL INFORMATION

USVC VENTURE CAPITAL ACCESS FUND
Common Shares of Beneficial Interest

140 Lakeside Avenue, Suite 100
Seattle, WA 98122
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (888) 200-4361

October 29, 2025

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Prospectus of USVC Venture Capital Access Fund (the “Fund”, “we”, “our” or “us”), dated October 29, 2025 (the “Prospectus”). The Prospectus is hereby incorporated by reference into this SAI (legally made a part of this SAI). Defined terms used herein, and not otherwise defined herein, have the same meanings as in the Prospectus. This SAI does not include all information that a prospective investor should consider before purchasing the Fund’s securities.

You should obtain and read the Prospectus and any related Prospectus supplement prior to purchasing any of the Fund’s securities. A copy of the Prospectus may be obtained without charge by calling the Fund toll-free at (888) 200-4361. Information on the Fund’s website is not incorporated herein by reference. The Fund’s filings with the U.S. Securities and Exchange Commission (“SEC”) also are available to the public on the SEC’s Internet website at www.sec.gov.

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GENERAL INFORMATION AND HISTORY

The Fund is a Delaware statutory trust that is registered under the 1940 Act as a non-diversified, closed-end management investment company. The Fund was initially organized as a Delaware limited liability company on April 8, 2021 and was subsequently converted into a Delaware statutory trust on August 7, 2025. The Fund has no operating history. The Fund’s office is located at 140 Lakeside Avenue, Suite 100, Seattle, WA 98122. The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective

The Fund’s investment objective is long-term capital appreciation. See “Investment Objective, Strategies, Methodology and Policies” in the Prospectus.

Fundamental Policies

Neither the Board of Trustees nor the Investment Adviser may change the Fund’s stated fundamental policies without the additional approval of a majority vote of the Shareholders of the Fund (each, a “Shareholder”, and collectively, the “Shareholders”), which means the lesser of: (i) 67% of the common shares of beneficial interest of the Fund (“Shares”) present at a meeting at which holders of more than 50% of the outstanding Shares are present in person or by proxy; or (ii) more than 50% of the outstanding Shares. No other policy is a fundamental policy of the Fund, except as expressly stated. Within the limits of the Fund’s fundamental policies, the Fund’s management has reserved freedom of action.

As fundamental policies, the Fund:

(1)	will not borrow money or issue any senior security except in compliance with Section 18 of the Investment Company Act of 1940, as amended (the “1940 Act”), as it may be modified by SEC order, rule or regulation;

(2)	will not engage in short sales, purchases on margin and the writing of put and call options;

(3)	will not act as underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the U.S. federal securities laws;

(4)	will not engage in the purchase or sale of real estate and real estate mortgage loans;

(5)	will not engage in the purchase or sale of commodities or commodity contracts, including futures contracts;

(6)	will not make loans, except as permitted by the 1940 Act, which prohibits loans to any person who controls or is under common control with the Fund, excluding a company that owns all of the Shares of the Fund; and

(7)	will not concentrate in any industry except that it will concentrate in and invest at least 25% its total assets in companies in the information technology sector (the “Fundamental Concentration Policy”). For purposes of determining compliance with the Fundamental Concentration Policy, the Fund will consider the underlying holdings held by Investment Vehicles and may determine whether a particular underlying holding is in the information technology sector in any reasonable manner that is consistent with SEC guidance.

The information below is not considered to be part of the Fund’s fundamental policies and is provided for informational purposes only.

With respect to fundamental policy 2 above, Section 18 of the 1940 Act currently requires that the Fund have an asset coverage of 300% upon the issuance of senior securities representing indebtedness and an asset coverage of 200% upon the issuance senior securities that are stock. The Fund’s investment policies and restrictions do not apply to the activities and transactions of the venture capital investment funds and special purpose vehicles in which the Fund invests (except inasmuch as the Fund’s Fundamental Concentration Policy may be affected by the same) but do apply to investments made by the Fund directly.

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Non-Fundamental Policies

The Fund’s investment objective and investment strategies, including the Fund’s 80% policy with respect to investments of U.S. venture capital funds and private growth-oriented companies, are non-fundamental and may be changed by the Fund’s Board of Trustees (the “Board of Trustees”). Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before any change in the Fund’s policy to invest at least 80% of its net assets plus any borrowings for investment purposes (measured at the time of purchase) in the particular type of investment suggested by its name.

MANAGEMENT OF THE FUND

The Board of Trustees

The Board of Trustees of the Fund has overall responsibility for monitoring the Fund’s investment program and its management and operations. At least a majority of the Board of Trustees are and will be persons who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act, each, an “Independent Trustee” and, collectively, the “Independent Trustees”) of the Fund or Strawberry Tree Management Company LLC, the Fund’s investment adviser (the “Investment Adviser”). Any vacancy on the Board of Trustees may be filled by the remaining Trustees, except to the extent the 1940 Act requires the election of Trustees by Shareholders. Subject to the provisions of Delaware law, the Trustees will have all powers necessary and convenient to carry out this responsibility.

Name, Address(1), and Age	Position(s) Held with Fund	Term of Office(2) and Length of Time Served(3)	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Public Company Directorships
Independent Trustees
David Borecky Year of Birth: 1984	Independent Trustee	Since inception	Independent Advisor & Strategic Finance Consultant (July 2025 to present); Chief Financial Officer, ApplyBoard (2023 to 2025); Chief Financial Officer & VP (2021 to 2023), Chief Accounting Officer, Impossible Foods 2019 to 2021).	Not applicable.	Director and Audit Committee Chair, MustGrow Biologics Corp (2020 to present).
Nimesh Gupta Year of Birth: 1981	Independent Trustee	Since inception	CEO & Co-Founder, Briefly (2023 to present); Managing Partner & Co-Founder, Crosspath Capital (2021 to present); COO & Co-Founder, OneMob (2014 to 2021)	Not applicable.	None.
Interested Trustees
Erik Syvertsen Year of Birth: 1981	Interested Trustee	Since inception	Chief Legal Officer, Head of Customer Relations (January 2024 to present) and Head of Asset Management (July 2025 to present), AngelList	Not applicable.	None.

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(1)	All addresses c/o USVC Venture Capital Access Fund, 140 Lakeside Avenue, Suite 100, Seattle, WA 98122.

(2)	Each Trustee will serve for the duration of the Fund, or until his death, resignation, termination, removal or retirement.

(3)	The Fund has not yet commenced operations.

(4)	Erik Syvertsen is an interested Trustee as a result of his position as a President and Chief Executive Officer of the Fund.

Additional information about each Trustee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Trustee possesses which the Board of Trustees believes has prepared them to be effective Trustees.

Erik Syvertsen. Erik Syvertsen serves as Chair of the Board of Trustees of the Fund and Chief Executive officer of the Fund. Mr. Syvertsen also serves as Chief Legal Officer of AngelList. Mr. Syvertsen holds an M.B.A. from Columbia Business School and received a J.D., cum laude, from Benjamin N. Cardozo School of Law.

David Borecky. Mr. Borecky has 20 years of operational experience in complex and highly regulated environments, both in public and private market environments. He is a financial expert and his direct experience with venture-backed technology companies collectively equip him with the judgment, expertise, and governance skills critical for effective service as a Trustee of the Fund. Mr. Borecky holds the following credentials: Chartered Accountant, Certified Public Accountant, Chartered Investment Manager, Personal Financial Planner, and the Corporate Finance qualification.

Nimesh Gupta. Mr. Gupta has over 15 years of experience as an entrepreneur, investor, and operator in technology and venture capital, including leading AI and SaaS companies and managing a late-stage venture fund. His roles span fund management, business operations, and legal practice, providing him with deep expertise in private markets, governance, and regulated fund structures—directly relevant to serving as Trustee of the Fund. Mr. Gupta is licensed to practice as an attorney in California.

The Board of Trustees believes that the significance of each Trustee’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the board level, with no single Trustee, or particular factor, being indicative of board effectiveness. However, the Board of Trustees believes that Trustees need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The Board of Trustees believes that its members satisfy this standard, as reflected in the experience of each Trustee described in the biographies above. Experience relevant to having this ability may be achieved through a Trustee’s educational background; business, professional training or practice (e.g., accountancy or law), public service or academic positions; experience from service as a board member (including the Board of Trustees of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.

Composition of Board of Trustees and Leadership Structure. To rely on certain exemptive rules under the 1940 Act, a majority of the Fund’s Trustees must be Independent Trustees, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Trustees. Currently, 66.66% of the Fund’s Trustees are Independent Trustees. Erik Syvertsen is an interested person of the Fund. The Board of Trustees has determined that its leadership structure is appropriate in light of the Fund’s investment objective and policies, the Fund’s status as a new company with no performance history, the small size of the Board of Trustees and the Fund’s relatively small initial capitalization, as well as the services that the Investment Adviser and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships. This determination was made after careful consideration by the Independent Trustees and reflects the unanimous determination of the Independent Trustees. The Board of Trustees expects to play an active role in the risk oversight of the Fund and to receive risk oversight reports from the Investment Adviser no less frequently than quarterly, although this has not materially impacted the Board of Trustees’ leadership structure.

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Officers

Name, Address(1), and Age	Position(s) Held with Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past Five Years
Erik Syvertsen Year of Birth: 1981	President and Chief Executive Officer	Since inception	Chief Legal Officer, Head of Customer Relations (January 2024 to present) and Head of Asset Management (July 2025 to present), AngelList
Daniel Hess Year of Birth: 1974	Principal Financial Officer and Principal Accounting Officer	Since inception	Director of PFO Services at PINE Advisor Solutions (2025 to present); Managing Director, U.S. Bancorp Asset Management, Inc. (2001 to 2025)
Carlene Pollock Year of Birth: 1967	Assistant Treasurer	Since inception	Associate Director of PFO Services at PINE Advisor Solutions (2025 to present); Director and CFO Barings Funds Trust (2016 to 2021)
Lucas D. Foss Year of Birth: 1977	Chief Compliance Officer	Since inception	Director, Fund Compliance and Governance, SS&C / ALPS Fund Services (2017 to present).

(1)	All addresses c/o USVC Venture Capital Access Fund, 140 Lakeside Avenue, Suite 100, Seattle, WA 98122.

(2)	The Fund has not yet commenced operations.

Erik Syvertsen. Erik Syvertsen serves as Chair of the Board of Trustees of the Fund and Chief Executive officer of the Fund. Mr. Syvertsen also serves as Chief Legal Officer of AngelList. Mr. Syvertsen holds an M.B.A. from Columbia Business School and received a J.D., cum laude, from Benjamin N. Cardozo School of Law.

Daniel Hess. Daniel Hess is a Director on the Principal Financial Officer (PFO) Services team at PINE, which provide PFOs, Treasurers and Assistant Treasurers for a variety of SEC-registered investment funds. In this role, he serves clients by reviewing financial reports and regulatory filings, coordinating annual audits, managing fund expenses and distributions, reporting to oversight boards and overseeing fund administrators and other providers. Mr. Hess has been active in the investment fund industry since 2001 after spending several years at PricewaterhouseCoopers LLP. He previously held positions with U.S. Bancorp Asset Management, U.S. Bancorp Global Fund Services, PFM Asset Management and PFM Fund Distributors. He has experience overseeing both internal and external mutual fund accounting, administration and other service teams. He has held various roles as a broker/dealer Financial and Operations Principal, as Treasurer and Secretary of several SEC-registered investment funds, and as principal financial officer for numerous local government investment pools. He holds a Bachelor of Science in Accounting with a minor in Management Information Systems from Pennsylvania State University.

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Carlene Polluck. Carlene Pollock is an Associate Director on the PINE Principal Financial Officer (PFO) Services team, providing services for a variety of 1940 Act registered products. In this role, she guides clients on matters pertaining to financial and regulatory reporting matters, provides oversight of fund service providers and coordinates fund audits. Ms. Pollock has been working in the financial services industry since 2000. She began her career in retirement plan administration at what is now Mission Square, providing clients with insight into their investment options and supporting the investments team. Ms. Pollock also worked at BNY helping clients navigate alternative and private equity products, services and the regulatory environment. She served as Treasurer and PFO for Barings Funds Trust reporting to the Board of Directors for the multi-billion-dollar strategy. Carlene has a Bachelor of Science in Business Administration and a Master of Arts degree.

Lucas D. Foss. Mr. Foss rejoined SS&C / ALPS Fund Services in November 2017 and is currently Director, Fund Compliance and Governance.  Mr. Foss leads the Fund CCO Services team at SS&C and is the President of Financial Investors Trust and ALPS Series Trust.  He currently serves as Chief Compliance Officer of Sound Point Meridian Capital, Inc; Bluerock Total Income + Real Estate Fund, Bluerock High Income Institutional Credit Fund; SPDR® S&P 500® ETF Trust, SPDR® Dow Jones® Industrial Average ETF Trust and SPDR® S&P MIDCAP 400® ETF Trust.

Committees of the Board of Trustees

Audit Committee

The Board of Trustees has formed an Audit Committee. The purposes of the Audit Committee are to (i) assist the Board of Trustees in its oversight of the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers, (ii) assist the Board of Trustees in its oversight of the quality and objectivity of the Fund’s financial statements and the independent audit thereof, and (iii) select, oversee and set the compensation of the Fund’s independent auditor (the “Auditor”) and to act as liaison between the Auditor and the Board of Trustees.

To carry out its purposes, the Audit Committee shall: (i) pre-approve the selection of the Auditor and shall recommend the selection, retention or termination of the Auditor to the Board of Trustees and, in connection therewith, shall evaluate the independence of the Auditor, including whether the Auditor provides any consulting, auditing or non-audit services to the Investment Adviser or its affiliates, (ii) review and approve the fees charged by the Auditor for audit and non-audit services, (iii) ensure that the Auditor prepares and delivers to the Audit Committee reports, on at least an annual basis: describing (a) the Auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review or peer review of the Auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the Auditor, and any steps taken to deal with any such issues, and (c) all relationships between the Auditor and the Fund (in response to which the Audit Committee shall actively engage in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor and recommend that the Board of Trustees take appropriate action to satisfy themselves of the Auditor’s independence), (iv) pre-approve all auditing services and, subject to limited exception and to certain prohibitions on activities of the Auditor, permissible non-audit services provided to the Fund (and the Audit Committee may delegate to one or more of its members the authority to grant pre-approvals or the engagement to render the auditing service or permissible non-audit service is entered into pursuant to pre-approval policies and procedures established by the Audit Committee, so long as the Audit Committee is informed of each service, and which policies and procedures must be detailed as to the particular service and not involve any delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934, as amended, to management (which, for purposes of this paragraph, includes the appropriate officers of the Fund, the Investment Adviser, the Fund Administrator, and other key service providers (other than the Auditor)), and (v) subject to limited exception, pre-approve any non-audit services proposed to be provided by the Auditor to (1) the Investment Adviser and (2) any entity controlling, controlled by, or under common control with the Investment Adviser that provides ongoing services to the Fund, if such engagement relates directly to the operations and financial reporting of the Fund.

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The Audit Committee shall meet with the Auditor, including private meetings, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits or other special services; (ii) to provide the Auditor the opportunity to report to the Audit Committee, on a timely basis, all critical accounting policies and practices to be used; (iii) to review the form and substance of the Fund’s financial statements and discuss any matters of concern relating to the Fund’s financial statements, including (a) any adjustments to such statements recommended by the Auditor, or other results of said audit(s), and (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor; (iv) to provide the Auditor the opportunity to report to the Audit Committee, on a timely basis, any material written communication between the Auditor and management such as any management letter or schedule of unadjusted differences; (v) to provide the Auditor the opportunity to report all non-audit services provided to any entity in the “investment company complex” that were not pre-approved by the Audit Committee; (vi) in accordance with Statement of Auditing Standards No. 61, as amended, to consider the Auditor’s comments with respect to the Fund’s financial policies, procedures and internal accounting controls and responses thereto by the Fund’s officers; (vii) to review the form of written opinion the Auditor proposes to render to the Board of Trustees and Shareholders of the Fund; (viii) to review with the Auditor its opinions as to the fairness of the Fund’s financial statements; (ix) to attempt to identify (x) conflicts of interest between management and the Auditor as a result of employment relationships; (y) violations of audit partner rotation requirements; and (z) prohibited independent auditor compensation arrangements whereby the Auditor is compensated based on selling non-audit services to the Fund; (x) to review the quality and adequacy of the internal accounting staff (which, for purposes of this paragraph, includes the appropriate officers and employees of the Fund, the Investment Adviser, the Fund Administrator, and other key service providers (other than the Auditor)); (xi) to consider the Auditor’s comments with respect to the appropriateness and adequacy of the Fund’s financial policies, procedures and internal accounting controls (including computer system controls and controls over the daily net asset valuation process and the adequacy of the computer systems and technology used in the Fund’s operations) and review management’s responses thereto; and (xii) to provide the Auditor the opportunity to report on any other matter that the Auditor deems necessary or appropriate to discuss with the Audit Committee.

The Audit Committee shall (i) consider the effect upon the Fund of any changes in accounting principles or practices proposed by the Auditor or the Fund’s officers, (ii) investigate improprieties or suspected improprieties in Fund operations, (iii) consider the effect on the Fund of: (a) any changes in service providers, such as accountants or administrators for the Fund, that could impact the Fund’s internal controls or (b) any changes in schedules (such as fiscal or tax year-end changes) or structures or transactions that require special accounting activities or resources and (iv) report its activities to the Board of Trustees on a regular basis and make such recommendations with respect to the matters described above and other matters as the Audit Committee may deem necessary or appropriate. The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Fund.

The Audit Committee currently consists of each of the Fund’s Independent Trustees and shall always be composed entirely of Independent Trustees. David Borecky has been designated as the Audit Committee Chair.

Nominating and Governance Committee

The Board of Trustees has formed a Nominating and Governance Committee that has the responsibility and power to (i) identify individuals qualified to become Trustees and recommend to the Board of Trustees the candidates for all positions to be filled by the Board of Trustees or by the Shareholders of the Fund; (ii) recommend to the Board of Trustees candidates for membership on committees thereof; (iii) develop and recommend to the Board of Trustees guidelines for effective corporate governance; and (iv) lead the Board of Trustees in its annual review of the Board’s performance. The Nominating and Governance Committee consists of each of the Fund’s Independent Trustees. The Nominating and Governance Committee does not currently have a policy regarding whether it will consider nominees recommended by Shareholders. Nimesh Gupta has been designated as the Nominating and Governance Committee Chair.

All actions taken by a committee of the Board of Trustees will be recorded and reported to the full Board of Trustees at its next meeting following such actions.

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Trustee Ownership of Securities

The dollar range of equity securities owned by each Trustee is set forth below.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
Independent Trustees
David Borecky	$0	$0
Nimesh Gupta	$0	$0
Interested Trustees
Erik Syvertsen	$0	$0

(1)	The Fund has not issued Shares to any person.

Independent Trustee Ownership of Securities

As of the date of this SAI, none of the Independent Trustees (or their immediate family members) owned securities of the Investment Adviser, or of an entity (other than a RIC (as defined below)) controlling, controlled by or under common control with the Investment Adviser.

Trustee Compensation

The Fund will pay each Independent Trustee a fee of $55,000 per fiscal year. In addition, the Fund will reimburse each of the Independent Trustees for travel and other reasonable expenses incurred in connection with attendance at such meetings. The Chair of the Audit Committee receives an additional $5,000 per fiscal year. Other officers and Trustees of the Fund receive no compensation.

The following table summarizes the compensation paid to the Trustees of the Fund, including the Audit Committee and Nominating and Governance Committee meeting fees, for the period from the Fund’s inception through the date of this SAI.

Name of Trustee	Aggregate Compensation from the Fund		Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund Complex Paid to Trustee
David Borecky	$30,000	(1)	N/A	N/A	$30,000	(1)
Nimesh Gupta	$27,500	(1)	N/A	N/A	$27,500	(1)
Erik Syvertsen	$0		N/A	N/A	$0

(1)	Estimated payments for the fiscal year ended March 31, 2026 including payments for meetings in 2025 which have yet to be paid. As of the date of the SAI, no payments have been made to the Independent Trustees.

The Investment Adviser

Under the supervision of the Board of Trustees and pursuant to an investment advisory agreement (the “Investment Advisory Agreement”), the Investment Adviser is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as investment adviser to the Fund.

The Investment Adviser was formed in December 2023 as a Delaware limited liability company, and registered with the SEC under the Advisers Act in March 2024. The Investment Adviser manages multiple investment vehicles, and as of September 23, 2025 had in the aggregate approximately $329 million under management.

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Pursuant to Investment Advisory Agreement, and in consideration of the services provided by the Investment Adviser to the Fund, the Investment Adviser is entitled to an advisory fee (the “Advisory Fee”). The Advisory Fee shall accrue daily at an annual rate equal to 1.00% of the average daily calculated NAV of the Fund and shall be paid quarterly in arrears.

The Fund has paid no Advisory Fees during the last three fiscal years.

Portfolio Manager

The Investment Adviser’s Portfolio Management Team is principally responsible for the investment management of the Fund. The Portfolio Management Team is comprised of Abraham Othman. See the Prospectus for biographies of the portfolio manager.

Compensation of Portfolio Manager

The portfolio manager receives a fixed annual salary and a discretionary bonus, which is dependent upon the overall performance of the Investment Adviser. The portfolio manager does not receive any additional compensation from the Fund for serving as portfolio manager of the Fund.

Securities Ownership of Portfolio Manager

Because the Fund is new and has not yet commenced operations, the portfolio manager does not beneficially own any Shares of the Fund.

Portfolio Manager Conflicts of Interest

In addition to managing the assets of the Fund, the Fund’s portfolio manager may have responsibility for managing other client accounts of the Investment Adviser. The tables below show the number and asset size of (i) SEC-registered investment companies (or series thereof) other than the Fund, (ii) pooled investment vehicles that are not registered investment companies, and (iii) other accounts (e.g., accounts managed for individuals or organizations) managed by the portfolio manager. The tables also show the number of performance-based fee accounts, as well as the total assets of the accounts for which the advisory fee is based on the performance of the account. This information is provided as of September 25, 2025.

See the Prospectus under “Conflicts of Interest” for details of certain conflicts of interest between the Fund and the Investment Adviser and its principals.

Other SEC-Registered Investment Companies Managed

Name of Portfolio Manager	Number of Registered Investment Companies	Total Assets of Registered Investment Companies	Number of Registered Investment Companies with Performance-Based Fees	Total Assets of Performance-Based Fee Accounts
Abraham Othman	0	0	0	0

Other Pooled Investment Vehicles Managed

Name of Portfolio Manager	Number of Pooled Investment Vehicles	Total Assets of Pooled Investment Vehicles	Number of Pooled Investment Vehicles with Performance-Based Fees	Total Assets of Performance-Based Fee Accounts
Abraham Othman	136	$347,706,339	136	$347,706,339

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Other Accounts Managed

Name of Portfolio Manager	Number of Other Accounts	Total Assets of Other Accounts	Number of Other Accounts with Performance-Based Fees	Total Assets of Performance-Based Fee Accounts
Abraham Othman	0	0	0	0

PORTFOLIO TRANSACTIONS

Since the Fund generally acquires and disposes of its investments in privately negotiated transactions, it infrequently uses brokers in the normal course of business.

Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of any traded securities in the Fund’s portfolio and the Fund’s allocation of brokerage commissions. The Investment Adviser does not expect to execute transactions through any particular broker or dealer but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operations facilities of the firm, and the firm’s risk and skill in positioning blocks of securities.

While the Investment Adviser generally seeks reasonably competitive trade execution costs, the Fund will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and the Fund and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

The Fund has paid no brokerage commissions during the last three fiscal years.

CODE OF ETHICS

The Fund and the Investment Adviser each has adopted a code of ethics as required by applicable law, which are designed to prevent affiliated persons of the Fund and the Investment Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund (which may also be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities. The Fund’s and the Investment Adviser’s codes of ethics allow personnel to invest in securities for their own account, but require compliance with the codes’ pre-clearance requirements and other restrictions.

The codes of ethics of the Fund and the Investment Adviser are each available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. The codes of ethics of the Fund and the Investment Adviser may also be examined on the Internet from the Fund’s website (www.usvc.com). A copy of the codes of ethics of the Fund and the Investment Adviser may be obtained, after paying a duplicating fee, by written request at the following e-mail address: publicinfo@sec.gov.

TAX STATUS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to the Fund and to an investment in Shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, the following does not describe tax consequences that are assumed to be generally known by investors or certain considerations that may be relevant to certain types of Shareholders subject to special treatment under U.S. federal income tax laws, including Shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, persons who hold their investment as part of a straddle or hedging, integrated or constructive sale transaction, traders in securities that elect to mark-to-market their securities holdings, regulated investments companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the Fund in connection with the performance of services, U.S. expatriates, and Non-U.S. Shareholders, (as defined below). This summary assumes that Shareholders hold Shares as capital assets (generally, property held for investment). The discussion is based upon the Code, Treasury Regulations and administrative and judicial interpretations, each as of the date of this Prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has neither sought nor will seek any ruling from the Internal Revenue Service, or “IRS,” regarding this offering for the Fund’s status as a “regulated investment company” (“RIC”) (as defined under the Code and described in more detail below). This summary does not discuss any aspects of foreign, state or local tax, estate or gift tax, or any U.S. federal taxes other than income taxes. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invested in tax-exempt securities or certain other investment assets.

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A “U.S. Shareholder” is a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Shareholder” is a beneficial owner of Shares that is not a U.S. Shareholder.

If an entity treated as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a Shareholder of the entity would generally depend upon the status of the Shareholder and the activities of the entity. A prospective Shareholder that is such an entity or a Shareholder of such an entity should consult its own tax advisors with respect to the purchase, ownership and disposition of Shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in Shares will depend on the facts of its particular situation. Shareholders are encouraged to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

The Fund intends to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes to Shareholders as dividends. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, the Fund must distribute to Shareholders, for each taxable year, an amount equal to at least 90% of the Fund’s “investment company taxable income,” which is generally its ordinary income plus the excess of recognized net short-term capital gain over recognized net long-term capital loss, reduced by deductible expenses but determined without regard to any deduction for dividends paid. Such required amount of distribution is referred to as the “Annual Distribution Requirement.”

Taxation as a RIC

If the Fund:

●	qualifies as a RIC; and

●	satisfies the Annual Distribution Requirement;

then the Fund will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (generally, recognized net long-term capital gain in excess of recognized net short-term capital loss) timely distributed to Shareholders. The Fund will be subject to U.S. federal income tax at regular corporate rates on any income or capital gain not distributed (or treated as distributed for tax purposes) to Shareholders. However, as a RIC, the Fund cannot deduct its net operating loss carryovers against its taxable income. We may realize substantial net operating losses.

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The Fund will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless the Fund distributes in a timely manner an amount at least equal to the sum of (1) 98% of the Fund’s ordinary income for each calendar year, (2) 98.2% of the Fund’s capital gain net income for the one-year period generally ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years. Collectively, such amount is referred to as the “Excise Tax Avoidance Requirement.” The Fund currently intends to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirements.

To qualify as a RIC for U.S. federal income tax purposes, the Fund generally must, among other things:

●	derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to the Fund’s business of investing in such stock or securities. The Fund refers to this test as the “90% Gross Income Test;” and

●	diversify the Fund’s holdings so that at the end of each quarter of the taxable year:

o	at least 50% of the value of the Fund’s assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s total assets or more than 10% of the outstanding voting securities of such issuer; and

o	no more than 25% of the value of the Fund’s assets is invested in the securities, other than U.S. Government securities or securities of other RICs, of one issuer, the securities of two or more issuers that are controlled, as determined under applicable tax rules, by the Fund and that are engaged in the same or similar or related trades or businesses, or the securities of one or more qualified publicly traded partnerships. Collectively, the Fund refers to these tests as the “Diversification Tests.”

With respect to these requirements, the Fund will, in certain circumstances, “look through” to the income, assets, and investments of the Investment Vehicles. If the Fund satisfies these requirements and distributes at least 90% of its investment income and net-short capital gains each year, the Fund will not be required to pay federal income taxes on any income it distributes to Shareholders.

In general, the Fund may sell assets in order to satisfy distribution requirements. However, the Fund’s ability to dispose of assets to meet the distribution requirements may be limited by (1) the illiquid nature of its portfolio and (2) other requirements relating to the Fund’s status as a RIC, including the Diversification Tests. If the Fund disposes of assets to meet the Annual Distribution Requirement, the Diversification Test, or the Excise Tax Avoidance Requirement, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

If the Fund fails to satisfy the Annual Distribution Requirement or otherwise fails to qualify as a RIC in any taxable year, the Fund will be subject to tax in that year on all of its taxable income, regardless of whether the Fund makes any distributions to Shareholders. In that case, all of the Fund’s income will be subject to corporate-level U.S. federal income tax, reducing the amount available to be distributed to Shareholders. In contrast, assuming the Fund qualifies as a RIC, its corporate-level U.S. federal income tax should be substantially reduced or eliminated.

Failure to Qualify as a RIC

If the Fund were unable to qualify for treatment as a RIC, the Fund would be subject to U.S. federal income tax on all of its net taxable income at regular corporate rates. The Fund would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions would generally be taxable to non-corporate Shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividends received deduction with respect to such dividends and non-corporate U.S. Shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of federal income tax. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. If the Fund were to fail to meet the RIC requirements in its first taxable year or, with respect to later years, for more than two consecutive years, and then to seek to requalify as a RIC, the Fund would be required to recognize gain to the extent of any unrealized appreciation in its assets recognized during the succeeding 5-year period unless the Fund made a special election to pay corporate-level tax on any such unrealized appreciation upon requalification.

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The remainder of this discussion assumes that the Fund qualifies as a RIC and has satisfied the Annual Distribution Requirement.

Fund Investments

The Fund will primarily invest in Investment Vehicles, some of which may be classified as partnerships for U.S. federal income tax purposes. An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) generally is not subject to an entity-level U.S. federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner, and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year. Accordingly, the Fund may be required to recognize items of taxable income and gain and to make distributions to Shareholders prior to the time that any corresponding cash distributions are made to or by the Fund and certain Investment Vehicles (including in circumstances where investments by the Investment Vehicles, such as investments in debt instrument with “original issue discount,” generate income prior to a corresponding receipt of cash). In such cases, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. The Fund may have to sell some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, it may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax.

Some of the income that the Fund may earn directly or through an Investment Vehicle, such as income recognized from an equity investment in an operating partnership or certain income or gain from cryptocurrencies, may not satisfy the gross income test. To manage the risk that such income might jeopardize the Fund’s tax status as a RIC resulting from a failure to satisfy the gross income test, the Fund may establish one or more Subsidiaries treated as either U.S. corporations or non-U.S. corporations for U.S. federal income tax purposes to hold the related investment. U.S. subsidiaries generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to Shareholders.

A non-U.S. Subsidiary will be treated as a controlled foreign corporation (“CFC”), and that the Fund will be required to include certain income of such Subsidiary in its taxable income each taxable year regardless of whether or not such Subsidiary distributes such income. The income inclusion from a CFC will be treated as qualifying income for purposes of the RIC source-of-income requirements if the CFC distributes such income in the same taxable year that such income is includable in the RIC’s taxable income or if the income inclusion was derived with respect to the RIC’s business of investing in stock, securities, or currencies. As a result, the Fund anticipates that its income inclusion from a Subsidiary will be treated as qualifying income for purposes of the RIC source-of-income requirements. This tax treatment may be adversely affected by additional changes in legislation, regulations, or other legally binding authority. If, as a result of any such adverse action, the income of the Fund from a Subsidiary was treated as non-qualifying income, the Fund might fail to qualify as a RIC, in which case, it would be subject to U.S. federal income tax at the Fund level. Should the IRS issue guidance (which could apply to the Fund retroactively) or Congress enact legislation that adversely affects the tax treatment of the Fund’s investment in the Subsidiary, it could, among other consequences, limit the Fund’s ability to pursue its investment strategy and adversely affect the returns to Fund shareholders. In addition, to maintain its qualification as a RIC, the Fund intends to limit its investment in any Subsidiary so that investment in such Subsidiary does not constitute more than 25% of the Fund’s total assets as of the end of any quarter of the taxable year.

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UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT VEHICLE (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

In addition, certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (b) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income, (c) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (d) adversely affect the time when a purchase or sale of stock or securities is deemed to occur or (e) adversely alter the characterization of certain complex financial transactions.

Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities may be treated as ordinary income or loss.

If the Fund invests in non-U.S. securities, such investment may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Unless more than 50% of the value of the Fund’s total assets at the close of a taxable year consists of stock or securities of foreign corporations or at least 50% of the value of the Fund’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Fund will generally not be able to pass through to Shareholders and, as a result, Shareholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

Investment in Passive Foreign Investment Companies

The Fund may purchase interests in Investment Vehicles, which may be treated directly or indirectly as investing in a passive foreign investment companies (“PFICs”). The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its stockholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If the Fund were to invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), the Fund would be required, in lieu of the foregoing requirements, to include in income each year a portion of the QEF’s ordinary earnings and net capital gain, even if not distributed to the Fund. If the QEF were to incur losses for a taxable year, those losses would not pass through to the Fund and, accordingly, could not offset other income and/or gain of the Fund. The Fund may not be able to make the QEF election with respect to many PFICs because of certain requirements that the PFICs would have to satisfy. Alternatively, the Fund could elect to mark-to-market at the end of each taxable year its shares in a PFIC. In this case, the Fund would recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value, to the extent it did not exceed prior increases in income. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable year and such income would nevertheless be subject to the distribution requirement and would be taken into account for purposes of the 4% excise tax (described above).

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Taxation of U.S. Shareholders

Whether an investment in our Shares is appropriate for a U.S. Shareholder will depend upon that person’s particular circumstances. An investment in our Shares by a U.S. Shareholder may have adverse tax consequences. The following summary generally describes certain U.S. federal income tax consequences of an investment in our Shares by taxable U.S. Shareholders and not by U.S. Shareholders that are generally exempt from U.S. federal income taxation. U.S. Shareholders should consult their own tax advisors before investing in our Shares.

Nature of the Fund’s Investments

The character of the Fund’s distributive share of items of income, gain and loss derived through Investment Vehicles that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly-traded partnerships) will be determined as if the Fund realized such tax items in the same manner as realized by those Investment Vehicles. Certain of the investment strategies of the Fund and the Investment Vehicles may be subject to special and complex federal income tax provisions that, among other things, can (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock, securities or other assets is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions, and (vii) produce income that will not qualify as good income under the 90% gross income test.

Dividends on our Shares

Dividends by us, if any, generally are taxable to U.S. Shareholders as ordinary income or long-term capital gain. Dividends of our investment company taxable income (which is, generally, our net income excluding net capital gain determined without regard to any deduction for dividends paid) will be taxable as ordinary income to U.S. Shareholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. Dividends of our net capital gain (which is generally the excess of our net long-term capital gain over our net short-term capital loss) properly reported by us as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gain in the case of non-corporate U.S. Shareholders. This is true regardless of the U.S. Shareholder’s holding period for their Shares and regardless of whether the dividend is paid in cash or reinvested in additional Shares. Dividends in excess of our earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such U.S. Shareholder’s Shares and, after the adjusted basis is reduced to zero, will constitute capital gain to such U.S. Shareholder. We may make dividends in excess of our earnings and profits. As a result, a U.S. Shareholder will need to consider the effect of our dividends on such U.S. Shareholder’s adjusted tax basis in our Shares in their individual circumstances.

A portion of our ordinary income dividends, but not those reported as capital gain dividends, paid to corporate U.S. Shareholders may, if certain conditions are met, qualify for the 50% dividends-received deduction to the extent that we have received dividends from certain corporations during the taxable year, but only to the extent such dividends are treated as paid out of our earnings and profits. We expect only a small portion of our dividends, if any, to qualify for this deduction. A corporate U.S. Shareholder may also be required to reduce its basis in its Shares with respect to certain “extraordinary dividends” as defined in Section 1059 of the Code. Corporate U.S. Shareholders should consult their own tax advisors in determining the application of these rules in their particular circumstances.

In general, “qualified dividend income” recognized by non-corporate U.S. Shareholders is taxable at the same rate as net capital gain. Generally, qualified dividend income is dividend income attributable to U.S. and certain foreign corporations, as long as certain holding period requirements are met. As long as certain requirements are met, our dividends paid to non-corporate U.S. Shareholders attributable to qualified dividend income may be treated by such U.S. Shareholders as qualified dividend income, but only to the extent such dividends are treated as paid out of our earnings and profits. We expect only a small portion of our dividends, if any, to qualify as qualified dividend income.

Although we currently intend to distribute any of our net capital gain, if any, at least annually (which would be automatically reinvested unless a Shareholder opts out of the dividend reinvestment option), we may in the future decide to retain some or all of our net capital gain, but treat the retained amount as a “deemed distribution” for tax purposes. In that case, among other consequences, we will pay tax on the retained amount, each U.S. Shareholder will be required to include their share of the retained amount in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to their allocable share of the tax paid thereon by us. The amount of the retained amount net of such tax will be added to the U.S. Shareholder’s tax basis for their Shares. The Fund will report, within 60 days of the end of its tax year, on Form 2349, Notice to Shareholder of Undistributed Long-Term Capital Gains, to each U.S. Shareholder such Shareholder’s allocable share of our undistributed long-term capital gains and the Shareholder’s allocable share of the taxes paid by the Fund on such gains.

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Because we expect to pay tax on any retained net capital gain at our regular corporate tax rate, and because that rate currently is in excess of the maximum rate currently payable by individuals on net capital gain, the amount of tax that individual U.S. Shareholders will be treated as having paid and for which they will receive a credit would exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds the U.S. Shareholder’s liability for U.S. federal income tax. A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise is not required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to treat amounts as distributed for tax purposes, we must provide a written statement to our U.S. Shareholders reporting the retained amount after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution”.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of distributions paid for that year, we may, under certain circumstances, elect to treat a distribution that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Shareholder will still be treated as receiving the distribution in the taxable year in which the distribution is made. However, any distribution declared by us in October, November or December of any calendar year, payable to U.S. Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Shareholders on December 31 of the year in which the distribution was declared.

For U.S. federal income tax purposes, all distributions are generally taxable whether a Shareholder takes them in cash or they are reinvested pursuant to the reinvestment policy in additional Shares of the Fund. The automatic reinvestment of distributions pursuant to the reinvestment policy does not relieve a participant of any U.S. federal income tax that may be payable (or required to be withheld) on such distributions and does not provide a participant a correlating distribution of cash to pay such tax.

If a U.S. Shareholder purchases Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution and the U.S. Shareholder will be subject to tax on the distribution even though it represents a return of their investment.

Repurchase or other Disposition of our Shares

A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.” In general, the transaction should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the U.S. Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the U.S. Shareholder’s Shares, in each case applying certain constructive ownership rules in the Code. If the repurchase or transfer of a U.S. Shareholder’s Shares qualifies for sale or exchange treatment, any gain arising from such repurchase or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the repurchase or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if substantially identical Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

Alternatively, if a U.S. Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the U.S. Shareholder to the extent of such U.S. Shareholder’s pro rata share of the Fund’s current and accumulated earnings and profits. In such a case, there is a risk that non-tendering U.S. Shareholders, and U.S. Shareholders who tender some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a dividend from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically repurchasing Shares of the Fund.

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Net Capital Gains and Losses

In general, non-corporate U.S. Shareholders are subject to a preferential U.S. federal income tax rate (depending on such U.S. Shareholders’ amount of taxable income) on their net capital gain (generally, the excess of net long-term capital gain over net short-term capital loss for a taxable year, including long-term capital gain derived from an investment in our Shares). Non-corporate U.S. Shareholders’ ability to utilize net capital losses (i.e., capital loss in excess of capital gain) is generally subject to significant limitations.

Non-corporate U.S. Shareholders generally will be subject to a 3.8% Medicare tax on their “net investment income,” which ordinarily includes taxable distributions or retained amounts treated as distributions on Shares, as well as taxable gain on the disposition of Shares. It is also very likely that “net investment income” would include, for this purpose any taxable income or gain on any other securities we may offer.

Corporate U.S. Shareholders currently are subject to a flat U.S. federal income tax rate which applies to both their net capital gain and their ordinary income. Corporate U.S. Shareholders’ ability to utilize net capital losses (i.e., capital loss in excess of capital gain) is generally subject to significant limitations.

Information Reporting and Backup Withholding

We will send to each of our U.S. Shareholders, after the end of each calendar year, a notice providing, on a per Share and per distribution basis, the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

We may be required to withhold U.S. federal income tax (“backup withholding”), currently at a rate of 24%, from all taxable distributions to any non-corporate U.S. Shareholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such U.S. Shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such U.S. Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability and may entitle such U.S. Shareholder to a refund, provided that proper information is timely provided to the IRS.

U.S. Federally Tax-Exempt Shareholders

Under current law, the determination of whether it’s a U.S. federally tax-exempt Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities) recognizes unrelated business taxable income (“UBTI”) from its investment is the Fund is made by reference to the investment in shares of the Fund (and not by looking to whether investments of the Fund would create UBTI if held directly). Accordingly, a U.S. federally tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the U.S. federally tax-exempt Shareholder has engaged in a borrowing or other similar transaction to acquire its Shares. A U.S. federally tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.

The foregoing discussion does not address all of the U.S. federal income tax consequences that may be applicable to a tax-exempt Shareholder as a result of an investment in the Fund. For example, certain tax-exempt private universities should be aware that they are subject to an excise tax on their “net investment income” that is not otherwise taxed as UBTI, including income from interest, dividends and capital gains. Tax-exempt investors should consult with their tax advisors regarding an investment in the Fund.

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Foreign Shareholders

U.S. taxation of a Non-U.S. Shareholder depends on whether the income derived by the Non-U.S. Shareholder from the Fund is “effectively connected” with a U.S. trade or business carried on by the Non-U.S. Shareholder. The Fund is a corporation for U.S. federal income tax purposes. Under current law, a Non-U.S. Shareholder should not be considered to be engaged in the conduct of a business in the United States solely by reason of its investment in the Fund.

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Non-U.S. Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the Non-U.S. Shareholder), which tax is generally withheld from such distributions. Dividend distributions that the Fund properly reports as attributable to certain U.S. source income derived by the Fund generally will, however, be exempt from such withholding tax. Furthermore, capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains generally will not be subject to U.S. tax at the rate of 30% (or lower treaty rate), unless the Non-U.S. Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. In order to qualify for any reduction or exemption from U.S. withholding tax, a Non-U.S. Shareholder must comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form). However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.

Any capital gain that a Non-U.S. Shareholder realizes upon a repurchase of Shares will ordinarily be exempt from U.S. tax unless, in the case of a Non-U.S. Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Non-U.S. Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Non-U.S. Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon a repurchase of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Non-U.S. Shareholders may also be subject to the branch profits tax imposed by the Code.

In the case of a Non-U.S. Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Non-U.S. Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption in the manner discussed above.

The tax consequences to a Non-U.S. Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective Shareholders should consider the potential state and local tax consequences associated with an investment in the Fund. The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions. Shareholders will generally be taxable in their state of residence with respect to their income or gains earned and distributed by the Fund as dividends for U.S. federal income tax purposes, or the amount of their investment in the Fund.

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Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest, dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a stockholder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Investors are urged to consult with their tax advisors regarding the effect, if any, of FATCA to them based on their particular circumstances.

Information Reporting of Substantial Losses

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S, Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. holders of portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, stockholders or shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders or shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

DETERMINATION OF NET ASSET VALUE

The NAV of the Fund’s Shares is determined daily, as of the close of regular trading on the NASDAQ (normally, 4:00 p.m., Eastern time). Each Share will be offered at NAV next calculated after receipt of the purchase in good order, plus the applicable sales load. During the continuous offering, the price of the Shares will increase or decrease on a daily basis according to the NAV of the Shares. In computing NAV, portfolio securities of the Fund are valued at their current fair market values determined on the basis of market quotations, if available. Because public market quotations are not typically readily available for most of the Fund’s securities, they are valued at fair value as determined pursuant to procedures and methodologies approved by the Board of Trustees. The Board of Trustees has delegated the day-to-day responsibility for determining these fair values to the Investment Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act. The Investment Adviser has developed valuation procedures and methodologies, which have been approved by the Board of Trustees, and will make valuation determinations and act in accordance with those procedures and methodologies, and in accordance with the 1940 Act. The Board of Trustees oversees the implementation of the Fund’s valuation procedures. The Board of Trustees shall monitor (i) the material aspects of the Fund’s valuation procedures as adopted by the Board of Trustees and revised from time to time, and (ii) the Fund’s compliance with respect to the valuation of its assets under the 1940 Act.

Pursuant to valuation policies and procedures approved by the Board of Trustees, the Investment Adviser is responsible for determining and documenting (1) whether market quotations are readily available for portfolio securities of the Fund; (2) the fair value of portfolio securities for which market quotations are not readily available; (3) the fair value of any other assets or liabilities considered in the determination of the NAV. Depending on the portfolio security being valued, the Investment Adviser is responsible for maintaining records for each investment, reflecting various significant positive or negative events in the fundamental financial and market information relating to each investment that support or affect the fair value of the investment.

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Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. There is no single standard for determining fair value of a security. Rather, in determining the fair value of a security for which there are no readily available market quotations, the Investment Adviser may consider several factors, including the implied valuation of the asset as reflected by stock purchase contracts reported on alternative trading systems, fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security, the price of such security in a meaningful private or public investment or merger or acquisition of the issuer subsequent to the Fund’s investment therein, the per share or unit price of the security to be valued in recent verifiable transactions, including private secondary transactions, and the recommendation of the Fund’s portfolio manager. The Investment Adviser will determine fair market value of Fund assets in accordance with consistently applied written procedures approved by the Board of Trustees and in accordance with GAAP. Under GAAP, the valuation of investment holdings is governed by Financial Accounting Standards Board Accounting Standards Code, Section 820 “Fair Value Measurement” (“ASC 820”). The Investment Adviser may engage a valuation specialist to support the Investment Adviser in its fair valuation of the Investment Vehicles and other assets held by the Fund that may require fair valuation under the Fund’s valuation procedures. The cost of such valuation specialist will be paid by the Fund.

Fair value prices are necessarily subjective in nature, and there is no assurance that such a price will be at or close to the price at which the security is next quoted or next trades.

Adjustments

Although the valuation policies and procedures approved by the Board of Trustees provide that the Investment Adviser may, in certain circumstances, rely primarily on the valuations provided by the Investment Vehicle managers or their administrators, neither the Board of Trustees nor the Investment Adviser will be able to confirm independently the accuracy of any unaudited valuations provided thereby.

The valuations reported by the managers of the Investment Vehicles, upon which the Fund may in certain circumstances primarily rely in calculating its NAV and NAV per Share, may be subject to later adjustment, based on information reasonably available at that time. The Fund will pay repurchase proceeds, as well as calculate management and other fees, on the basis of net asset valuations determined using the best information available as of the valuation date. In the event that an Investment Vehicle, in accordance with its valuation procedures, subsequently corrects, revises or adjusts an unaudited estimated or final value that was properly relied upon by the Fund, or properly used by the Fund as a component of determining the fair value of their interest in that Investment Vehicle, the Fund will generally not make any retroactive adjustments to its NAV, or to any amounts paid based upon such NAV, to reflect a revised valuation. If, after the Fund pays repurchase proceeds, one or more of the valuations used to determine the NAV on which the repurchase payment is based are revised, the repurchasing Shareholder (if the valuations are revised upward) or the remaining Shareholders (if the valuations are revised downwards) will bear the risk of such revisions. A repurchasing Shareholder will neither receive distributions from, nor will it be required to reimburse, the Fund in such circumstances. This may have the effect of diluting or increasing the economic interest of other Shareholders. Such adjustments or revisions, whether increasing or decreasing the NAV at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from managers or revisions to the NAV of an Investment Vehicle adversely affect the Fund’s NAV, the outstanding Shares of the Fund will be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a NAV per Share higher than the adjusted amount. Conversely, any increases in the NAV per Share resulting from such subsequently adjusted valuations will be entirely for the benefit of the holders of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a NAV per Share lower than the adjusted amount. New Shareholders, as well as Shareholders purchasing additional Shares, may be affected in a similar way because the same principles apply to Share purchases.

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INVESTMENT BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences which should be considered by a fiduciary before acquiring Shares on behalf of (i) an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” as a result of investments in the entity by such plans (each such fiduciary is referred to herein as a “Plan Fiduciary”, and such plans or entities, “Plans”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the Plans investing in the Fund for the purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, the Investment Adviser will not be a fiduciary within the meaning of ERISA with respect to the assets of any Plan that becomes a Shareholder of the Fund, solely as a result of the Plan’s investment in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to a Plan, including prudence, diversification, prohibited transaction, and other standards. In determining whether to invest assets of a Plan in the Fund, a Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role an investment in the Fund plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risks of large losses and that an investment in the Fund complies with the documents of the Plan and any related trust.

Each Plan Fiduciary considering acquiring Shares must consult its own legal and tax advisors before doing so.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to such Plans, unless an exemption is available. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a Plan Fiduciary who permits a Plan to engage in a transaction that the Plan Fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

In general, Shares may not be purchased with the assets of a Plan if the Investment Adviser, any member of the Board of Trustees, a Distributor, any Financial Intermediary, any of their respective affiliates, or any of their respective agents or employees (collectively, the “Fund Affiliates”) either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a prohibited transaction under ERISA and the Code, as described above. There are certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, depending in part on the type of Plan Fiduciary making the decision to acquire Shares and the circumstances under which that decision is made.

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A Plan and Plan Fiduciary considering investing in the Fund should consult with its legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code or whether the investment is entitled to an exemption. A Plan Fiduciary will be required to represent that the decision to invest in the Fund was made by them as a fiduciary duly authorized to make such investment decisions, that the decision was made independent of all of the Fund Affiliates, and that the Plan Fiduciary has not relied on any individualized advice or recommendation of a Fund Affiliate as a primary basis for the decision to invest in the Fund.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

Offering of Shares to Plans is in no respect a representation by the Investment Adviser or any other party related to the Fund that this investment meets the relevant legal requirements with respect to investments by any particular Plan or that this investment is appropriate for any particular Plan. The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in the Fund in light of the circumstances of the particular Plan.

PERFORMANCE INFORMATION

Advertisements and sales literature relating to the Fund as well as reports to Shareholders may include quotations of investment performance. In these materials, the Fund’s performance will normally be portrayed as the net return to an investor in the Fund during each month or quarter of the period for which the investment performance is being shown. Cumulative performance and year-to-date performance computed by aggregating quarterly or monthly return data may also be used. Investment returns will be reported on a net basis, after all fees and expenses. Other methods also may be used to portray the Fund’s investment performance.

The Fund’s performance results will vary from time to time, and past results are not necessarily indicative of future investment results.

Comparative performance information, as well as any published ratings, rankings and analyses, reports and articles discussing the Fund, may also be used to advertise or market the Fund, including data and materials prepared by recognized sources of such information. Such information may include comparisons of the Fund’s investment performance to the performance of recognized market indices and indices, including but not limited to the Standard & Poor’s 500, the Russell 2000, or other lesser known indices. Comparisons also may be made to economic and financial trends and data that may be relevant for investors to consider in determining whether to invest in the Fund.

CALCULATION OF FEES

If, consistent with the Fund’s then-current registration statement, the determination of NAV is suspended or NAV is otherwise not calculated on a particular day, then for purposes of calculating and accruing any fee payable by the Fund that is based on the Fund’s NAV, such fee will be computed on the basis of the value of the Fund’s net assets as last calculated.

PROXY VOTING POLICIES AND PROCEDURES

The Fund may invest in securities issued by Portfolio Investments. As such, it is expected that proxies and consent requests received by the Fund will deal with matters related to the operative terms and business details of such Portfolio Investments.

To the extent that the Fund receives notices or proxies from Portfolio Investments, the Fund has delegated proxy voting responsibilities to the Investment Adviser, subject to the oversight of the Board of Trustees. The Investment Adviser will vote proxies and respond to investor consent requests in the best interests of the Fund, as applicable, in accordance with the Investment Adviser’s Proxy Voting Policies and Procedures (the “Policies”).

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The Policies provide the following general guidelines for determining the best interests of the Fund:

(i)            The Investment Adviser will generally vote in favor of normal corporate housekeeping proposals including, but not limited to, the following:

(A)          election of directors (where there are no related corporate governance issues);

(B)           selection or reappointment of auditors (where there is no compelling evidence of a lack of independence, accounting irregularities or negligence); or

(C)            increasing authorized common stock.

(ii)            The Investment Adviser will generally vote against proposals that:

(A)           make it more difficult to replace members of the issuer’s board of directors or board of trustees; and

(B)            introduce unequal voting rights (although there may be regulatory reasons that would make such a proposal favorable to certain clients of the Investment Adviser).

For proxies or consent requests addressing any other issues (which may include proposals related to fees paid to investment managers of underlying investment funds, redemption rights provided by underlying investment funds, investment objective modifications, etc.), the Investment Adviser shall determine (which may be based upon the advice of external lawyers or accountants) whether a proposal is in the best interests of the Fund. In doing so, the Investment Adviser will evaluate a number of factors which may include (but are not limited to): (i) the performance or financial condition of the Portfolio Investment in question; and (ii) a comparison of the proposed changes in terms to customary terms in the industry. In the event of a conflict between the best interests of the Shareholders and the best interests of the Investment Adviser, the Fund will engage an independent third party to evaluate the proposal in question, and to make a recommendation to the Investment Adviser as to how it should vote on such proposal.

Information regarding how the Fund voted proxies relating to portfolio securities held by the Fund during the most recent 12-month period ending June 30 will be available (1) without charge, upon request, by calling the Fund toll-free at (833) 729-0934; and (2) on the SEC’s website at http://www.sec.gov or the Fund’s website (http://www.usvc.com). In addition, copies of the Fund’s proxy voting policies and procedures are also available by calling toll-free at (833) 729-0934 and will be sent within three business days of receipt of a request.

VOTING

Each Shareholder will have the right to cast a number of votes based on the number of Shares held by such Shareholder at any meeting of Shareholders called by (i) the Board of Trustees or (ii) Shareholders holding at least a majority of the total number of votes eligible to be cast by all Shareholders. Shareholders will be entitled to vote on any matter on which Shareholders of a RIC organized as a corporation would be entitled to vote, including selection of Trustees. Except for the exercise of their voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

THE CUSTODIAN

The Fund will enter into a custody agreement (the “Custody Agreement”) with U.S. Bank, N.A. (the “Custodian”) to act as the Fund’s custodian of all assets delivered to and accepted by the Custodian, in each case in accordance with the provisions of Section 17 of the 1940 Act and any associated rules and regulations. The Custodian may place certain of the Fund’s assets with sub-custodians and/or depositories.

The fees payable to the Custodian are based on its standard schedule of fees charged by the Custodian for similar services. These fees are detailed in the Custody Agreement, a copy of which is filed herewith and can be obtained from the Investment Adviser by written request to the Investment Adviser at the following e-mail address: requests@strawberrytree.co, or by a written request addressed to the Investment Adviser at 140 Lakeside Avenue, Suite 100, Seattle, WA 98122. The Fund may retain other custodians from time to time without notice to, or approval of, any Shareholder.

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The Custody Agreement is subject to termination by the Custodian or by the Fund upon not less than 90 calendar days’ written notice.

The Custodian’s principal business address is 1555 North RiverCenter Drive, Suite 302, Milwaukee, WI 53212.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s financial statements. RSM US LLP (the “Accounting Firm”) serves as the independent registered public accounting firm of the Fund. The Accounting Firm’s principal business address is located at 555 17th St, Suite 1200, Denver, CO 80202.

CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal holder is any person who owns (either of record or beneficially) 5% or more of the outstanding equity securities of a fund. A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a Shareholder vote. As of October 1, 2025, Strawberry Tree Management Company LLC was the sole Shareholder of record of the Fund. The number of Shares owned by the Trustees and officers of the Fund as a group is less than one percent of the outstanding Shares.

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FINANCIAL STATEMENTS

TABLE OF CONTENTS

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USVC Venture Capital Access Fund
Statement of Assets and Liabilities
As of July 31, 2025

Assets:

Receivable for Seed Capital Proceeds	$100,000
Deferred offering Costs (Note 2)	109,555
Total Assets	209,555

Liabilities:
Accrued offering costs payable - related party (Note 2)	$109,555
Total Liabilities	109,555

Net Assets	$100,000

Components of Net Assets:

Paid-in capital	100,000

PRICING OF UNIT
Net Assets	$100,000

Units of Beneficial Interest Outstanding (no par value; unlimited units)	5,000
Net asset value, per Unit	$20.00

The accompanying notes are an integral part of these financial statements.

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USVC Venture Capital Access Fund

Statement of Operations

For the period from April 8, 2021 (organization) through July 31, 2025

Expenses:
Organizational costs (Note 3)	$100,000
Total Expenses	100,000
Less: Reimbursed Expenses (Note 3)	(100,000)
Net Expenses	-

Net investment income	-

Net increase in net assets resulting from operations	$-

The accompanying notes are an integral part of these financial statements.

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USVC Venture Capital Access Fund
Notes to Financial Statements

Note 1 — Organization and Registration

USVC Venture Capital Access Fund (the “Fund”), formerly SVX LLC, Silicon Valley Access Fund LLC and AL Venture Fund LLC, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that intends to operate as a “tender offer fund”. Shares of beneficial interest of the Fund (the “Shares”) will be continuously offered under the Securities Act of 1933, as amended (the “Securities Act”). The Fund will engage in a continuous offering of Shares. The Fund may, from time to time, offer to repurchase Shares pursuant to written tenders by Shareholders at the sole discretion of the Board.

The Fund’s investment adviser is Strawberry Tree Management Company LLC, an investment adviser registered under the Investment Advisers Act of 1940 (the “Investment Adviser”).

The Fund’s investment objective is long-term capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in interests of venture capital funds (“Investment Vehicles”), which will principally hold equity securities (e.g., common and/or preferred stock, equity-linked securities convertible into such equity securities), without restriction to market capitalization, and in underlying private growth-oriented companies (“Portfolio Companies”, and together with Investment Vehicles, “Portfolio Investments”). Investment Vehicles may include special purpose vehicles that are entities formed to purchase securities of a single Portfolio Company. Private growth-oriented companies are private companies that the Fund’s Investment Adviser believes, at the time of investment, have the potential for significant growth. The Fund intends to focus on companies innovating or enabling innovation in sectors being transformed by technology. These include, without limitation, information technology, artificial intelligence, life sciences, telecommunications and media, biotechnology, energy, education, healthcare, consumer and retail, mobile internet, digital entertainment and ecommerce, cloud computing, transportation, semiconductors, robotics, logistics and infrastructure, defense, gaming and financial services. Portfolio Investments may partially hold digital assets and cryptocurrencies. Digital assets and cryptocurrencies (also called “crypto assets”) are digital tokens or coins that are secured by cryptography, typically using blockchain technology, enabling decentralized transactions and ownership verification. The term “blockchain” refers to a peer-to-peer distributed ledger that is secured using cryptography. A distributed ledger is a shared electronic database where information is recorded and stored across multiple computers; a blockchain is one type of distributed ledger. Digital assets and cryptocurrencies include things like tokens used in apps, coins used to power networks and assets sold in coin offerings. The Fund does not intend to directly invest in digital assets or cryptocurrencies. The Fund may directly purchase equity securities in Portfolio Companies or purchase such securities through secondary transactions, without restriction to market capitalization and interests in private fund general partners. The Fund expects to acquire fund interests through new subscriptions, as well as the acquisition of existing fund interests in secondary transactions, and may invest in Investment Vehicles that utilize the AngelList platform, a technology platform that offers technology infrastructure and administration services to private funds, operated by AL Advisors Management Inc. and its affiliates (the “Platform”) for fund administration. The Fund will generally hold Portfolio Investments until a liquidity event or dissolution event with respect to such Portfolio Investment occurs. Notwithstanding the foregoing, the Fund may sell securities of Portfolio Investments from time to time if, in the judgment of the Investment Adviser, it is necessary to further the best interests of the Fund.

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Notwithstanding the foregoing, the Fund may sell securities of Portfolio Investments from time to time if, in the judgment of the Investment Adviser, it is necessary to further the best interests of the Fund.

The Fund was organized as a limited liability company on April 8, 2021 (date of organization) under the laws of the State of Delaware and converted to a statutory trust under the laws of the State of Delaware on August 7, 2025. The Fund had no operations from that date to July 31, 2025 other than those relating to organizational matters and the registration of its Shares under applicable securities laws. The Investment Adviser has agreed to purchase 5,000 Shares at a net asset value of $20.00 per Share. The Fund is authorized to issue an unlimited number of Shares.

Note 2 — Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Fund in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Basis of Presentation

The Fund is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 946 "Financial Services – Investment Companies."

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions related to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period. Actual results could differ from those estimates.

Organizational and Offering Costs

Organizational costs consist of the costs of forming the Fund, drafting of bylaws, administration, custody and transfer agency agreements, legal services in connection with the initial meeting of trustees and the Fund’s seed audit costs. Offering costs consist of the costs of preparation, review and filing with the SEC the Fund’s registration statement (including the Prospectus and the Statement of Additional Information (“SAI”)), the costs of preparation, review and filing of any associated marketing or similar materials, the costs associated with the printing, mailing or other distribution of the Prospectus, SAI and/or marketing materials, and the amounts of associated filing fees and legal fees associated with the offering. The aggregate amount of the organizational costs and offering costs as of the date of the accompanying financial statements are estimated to be approximately $100,000 and $109,555, respectively.

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Organizational costs incurred by the Fund will be reimbursed by the Adviser, some of which may be subject to recoupment by the Adviser in accordance with the Fund's expense limitation agreement discussed in Note 3. Offering costs, which are also subject to the Fund’s expense limitation agreement discussed in Note 3, are accounted for as a deferred charge until Fund shares are offered to the public and will thereafter, be amortized to expense over twelve months on a straight-line basis.

Federal Income Taxes

The Fund intends to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended, and, if so qualified, will not be liable for federal income taxes to the extent earnings are distributed to Shareholders on a timely basis. The Fund intends to distribute substantially all of its net investment income as dividends to its Shareholders. The Fund intends to distribute net realized capital gains, if any, at least once a year.

Indemnification

The Fund intends to enter into agreements pursuant to which the Fund would agree to indemnify its officers, the Fund Board of Managers, the Investment Adviser, and distributor for certain liabilities that may arise from the performance of their duties to the Fund. Additionally, in the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnities. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss due to these warranties and indemnities to be remote.

Note 3 — Investment Advisory and Other Agreements

The Fund will pay a fee (the “Advisory Fee”) to the Investment Adviser as compensation for its investment advisory services. The Advisory Fee shall accrue daily commencing on the date that the Fund is operational and its registration statement is declared effective at an annual rate equal to 1% of the average daily net asset value of the Fund and shall be paid quarterly in arrears.

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Expense Limitation Agreement. The Investment Adviser has entered into a written expense limitation agreement (the “Expense Limitation Agreement”) under which it has agreed to limit the total expenses of the Fund (excluding (i) the management fee; (ii) organizational and offering expenses; (iii) any administrative, distribution, servicing, account opening, shareholder servicing, transfer and sub-transfer agency and sub-accounting fees, and all expenses in connection with shareholder meetings and/or proxy solicitations; (iv) all acquired fund fees and expenses and all transactional costs, including legal, structuring, audit, and brokerage commissions, associated with consummated and unconsummated acquisitions, dispositions and maintenance of investments by the Fund; (v) interest, borrowing costs and expenses (including those associated with lines of credit and credit facilities); (vi) all federal, state, local and foreign taxes; (vii) merger or reorganization expenses; and (viii) extraordinary expenses distinguished by their unusual nature or infrequency, including, without limitation, costs incurred in connection with litigation, arbitration, mediation, indemnification, government investigations, claims or proceedings, and any expenses in connection with holding and/or soliciting proxies for annual or other meetings of shareholders) to an annual rate of 1.00% of the average NAV of the Fund (the “Expense Limitation”) until one year from the effective date of this Prospectus, and from year to year thereafter; provided that each such continuance is specifically approved by the Board of Trustees and the Investment Adviser. The Investment Adviser may recoup from the Fund fees previously reduced or expenses previously reimbursed by the Investment Adviser with respect to the Fund pursuant to the Expense Limitation Agreement if such recoupment does not cause the Fund to exceed the Expense Limitation in effect at the time of waiver/reimbursement or at the time of recoupment and the reimbursement is made within three years after the time at which the Investment Adviser reduced the fee or incurred the expense.

As of July 31, 2025, the amount recoverable by the Investment Adviser under the Expense Limitation Agreement is $100,000.

Expense Reimbursement Agreement. The Investment Adviser will incur the Fund’s organizational costs and the initial offering costs associated with the Fund’s continuous offering of Shares. Pursuant to an expense reimbursement agreement (the “Expense Reimbursement Agreement”) between the Fund and the Investment Adviser, the Fund will be obligated to reimburse the Investment Adviser for any such payments within two years of the Investment Adviser incurring such expenses only if and to the extent that the Fund’s net assets exceed $20,000,000. This contractual arrangement will remain in effect through at least one year from the effective date of this prospectus, and prior to such date, the Investment Adviser may not terminate the arrangement without the approval of the Board of Trustees. The Investment Adviser has paid or accrued $109,555 of the Fund’s offering costs and $100,000 of the Fund’s organizational costs as of July 31, 2025.

SS&C Technologies, Inc. will provide administrative, fund accounting and other services to the Fund for a monthly administration fee based on the greater of an annual minimum fee or an asset based fee, which scales downward based upon average daily net assets.

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ALPS Fund Services, Inc., serves as the Fund’s distributor (the “Distributor”). The Distributor acts as an agent for the Fund and the distributor of its Shares. Pursuant to a distribution agreement (the “Distribution Agreement”) between the Fund and the Distributor, the Distributor will bear all of its expenses of providing distribution services as described under that agreement. The Fund assumes and pays all charges not specifically assumed or otherwise to be provided by the Distributor under the Distribution Agreement. The Fund pays, among other things: (i) all fees and expenses in connection with the registration of the Fund and the Shares under the United States securities laws and the registration and qualification of Shares for sale in the various jurisdictions in which the Fund will determine it is advisable to qualify such Shares for sale; and (ii) the cost of preparing and printing of sufficient copies of the Fund’s Prospectus and any other sales material (and any supplements or amendments thereto). The Distributor serves in such capacity on a commercially reasonable efforts basis, subject to various conditions, and may enter into related selling group agreements with various financial intermediaries to assist in the distribution of Shares. Shares are available to investors investing through financial intermediaries where such financial intermediary has agreed to provide certain administrative services.

SS&C GIDS, Inc. will serve as the transfer agent to the Fund (the “Transfer Agent”). Under the Transfer Agency Agreement, the Transfer Agent will be responsible for maintaining all Shareholder records of the Fund.

Note 4 — Subsequent Events

The Fund is required to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the Statement of Assets and Liabilities. For non-recognized subsequent events that must be disclosed to keep the financial statements from being misleading, the Fund is required to disclose the nature of the event as well as an estimate of its financial effect, or a statement that such an estimate cannot be made. Management has evaluated subsequent events through the issuance of these financial statements and has determined that there are no events, except as disclosed below, that would require adjustment to or disclosure in the Fund’s Statement of Assets and Liabilities and related notes through the date of issuance on September 29, 2025.

The Investment Adviser completed the subscription to purchase 5,000 Shares at a net asset value of $20.00 per Share, by funding the investment amount on September 9, 2025.

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Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Trustees of USVC Venture Capital Access Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of USVC Venture Capital Access Fund (the Fund) as of July 31, 2025, and the related statements of operations for the period from April 8, 2021 (date of organization) through July 31, 2025, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of July 31, 2025 and the results of its operations for the period from April 8, 2021 (date of organization) through July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the auditor of the Fund since 2021.

Denver, Colorado

September 29, 2025

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